EXHIBIT 10.7

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE made as of the 16th day of May, 2003, between CMP MEDIA LLC, a Delaware limited liability company, having an address at 600 Community Drive, Manhasset, NY 11030 (“Sublandlord”), and PRN Corporation, a Delaware corporation, having its principal place of business at 201 Third Street, 7th Floor, San Francisco, California 94103 (“Subtenant”) (the “Sublease”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Lease dated May 31, 1990 (the “Lease”), as amended by a certain First Addendum to Lease, dated April 23, 1993 (the “Addendum”) and a certain First Amendment to Lease, dated May 4, 1998 (the “First Amendment”) (the Lease, the Addendum and the First Amendment together referred to as the “Master Lease”) between PELL DEVELOPMENT CORPORATION, successor-in-interest to 600 HARRISON, as landlord (“Master Landlord”), and MILLER FREEMAN, INC., Sublandlord’s predecessor-in-interest, as tenant, a copy of which Master Lease is annexed hereto as Exhibit A and which Subtenant acknowledges having received and reviewed prior to the execution of this sublease, Sublandlord does presently lease and hire certain premises (the “Lease Premises”) in the building (the “Building”) known as 600 Harrison Street, San Francisco, CA; and

WHEREAS, Subtenant desires to sublet and hire from Sublandlord, a portion of the Lease Premises, constituting (1) the entire fourth (4th) floor of the Building (which Sublandlord and Subtenant conclusively agree contains 40,428 rentable square feet), except for a one square foot telephone closet hereon, as more particularly shown on Exhibit B annexed hereto and (ii) a portion of the first (1st) floor of the Building (which Sublandlord and Subtenant conclusively agree contains 5,415 rentable square feet), as more particularly shown on Exhibit C annexed hereto (the first and fourth floor space as shown on Exhibits B and C being hereinafter referred to as the “Premises”) and Sublandlord is willing to sublet the Premises to Subtenant at the rental and additional rental and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

1. Grant of Sublease.

(a) Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Premises, for a term (the “Term”) to commence on the earlier of: (i) the date that is thirty (30) days following the date upon which the Subtenant Improvements are Substantially Completed (as those terms are defined in Exhibit E) or (ii) the date upon which Subtenant actually occupies and conducts business in any portion of the Premises, (the “Commencement Date”), and to expire on February 13, 2011 (the “Expiration Date”, both dates inclusive, unless such Term is sooner terminated pursuant to the provisions hereof.

(b) Upon execution of this Sublease and the Master Landlord Consent (as set forth in Section 22 herein) through the Commencement Date (the “Preliminary

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Occupancy Period”), Subtenant shall be allowed to occupy the 6,700 rentable square foot suite located on the northeast comer of the 5th floor of the Building, as more particularly shown on Exhibit D annexed hereto (the “Swing Space”), subject to’ the following conditions: (i) such occupancy shall be subject to all the terms and conditions of this Sublease, except the obligation to pay Fixed Rent or a proportionate share of Operating Expenses or Project Taxes; (ii) Subtenant shall deliver to Sublandlord the Insurance Certificate(s) required pursuant to Section 15 herein prior to occupancy; (iii) Subtenant shall not place more than 20 persons in the Swing Space during the Preliminary Occupancy Period; (v) Subtenant shall pay any Additional Rent for overtime or other extra services requested by and provided to Subtenant; and (v) in the event that Sublandlord enters into a sublease agreement with a third party to sublease the Swing Space to such third party which either commences during the Preliminary Occupancy Period or otherwise necessitates Sublandlord repossessing the particular space prior to the end of the Preliminary Occupancy Period (e.g., to construct tenant improvements for any such new subtenant), Sublandlord shall have the right, on thirty (30) days advance written notice, to relocate Subtenant to alternative premises that can accommodate at least 15 persons.

(c) Subtenant hereby acknowledges, confirms, covenants and agrees that Subtenant does not have any right, option or privilege, pursuant to this Sublease or otherwise, to hire, let or sublet from Sublandlord (i) any portion of the Lease Premises other than the Premises, and only for the term hereinabove set forth in this Article 1 and upon all of the other terms and conditions set forth in this Sublease, or (ii) any other space which Sublandlord may from time to time hire from Master Landlord or any other lessor or otherwise.

(d) Within ten (10) days after request by Sublandlord, Subtenant shall execute and deliver to Sublandlord a certificate confirming the Commencement Date. In no event shall Sublandlord’s failure to request any such certificate or Subtenant’s failure or refusal to execute any such certificate in any way affect this Sublease, the term hereof or any of Subtenant’s obligations hereunder including, without limitation, Subtenant’s obligation to pay the rent herein reserved and to perform all of the other covenants and agreements herein set forth.

2. Fixed Rent.

(a) Commencing as of the Commencement Date (as defined above), Subtenant shall pay base rent (“Fixed Rent”) in the amount of $922,813.50 per annum, payable in advance in equal monthly installments of $76,901.13. Subtenant agrees to pay the Fixed Rent to Sublandlord as provided in this Paragraph (a) of Article 2 at the office of Sublandlord above stated or at such other place or to such other person or party as Sublandlord may designate in writing, without notice or demand and without any abatement, set-off or reduction whatsoever, except as expressly provided in this Sublease. The first installment of Fixed Rent shall be paid on the execution hereof, which shall be applied to the Fixed Rent due for the calendar month in which the Commencement Date occurs and, if the Commencement Date occurs on a day other than the first day of such calendar month, the remaining amount of such installment shall be applied toward the Fixed Rent due for the second calendar month following the Commencement Date. Subsequent monthly installments of Fixed Rent will be due on the first day of the second calendar month following the Commencement Date (to the extent not covered by the payment of the first installment as set forth in the previous sentence) and on the first day of each subsequent calendar month throughout the Term.

(b) If the Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Fixed Rent for such calendar month shall be prorated based upon the actual number of days in said month that fall within the Term of this Sublease.

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3. Additional Rent, Late Charges, etc.

(a) In addition to the Fixed Rent, as of the Commencement Date, Subtenant shall pay to Sublandlord during the Term, additional rent (“Additional Rent”) as follows, which Additional Rent shall be payable to Sublandlord within ten (10) days after demand therefor: (i) commencing with calendar year 2005, Subtenant’s Proportionate Share of the positive difference between (a) the amount that is payable by Sublandlord to Master Landlord pursuant to Paragraph 20 of the Master Lease for Project Taxes and Operating Expenses for the calendar year 2004 and (b) the amount that is payable by Sublandlord to Master Landlord pursuant to Paragraph 20 of the Master Lease for actual Project Taxes and actual Operating Expenses for each calendar year during the Term subsequent to calendar year 2004; and (ii) all amounts payable by Sublandlord to Master Landlord in respect of the Premises for any other sums or charges pursuant to the provisions of the Master Lease for overtime or other extra services requested by and provided to Subtenant. Notwithstanding any other term in this Sublease, and notwithstanding the terms of Paragraph 20(e)(2) of the Master Lease, for purposes of the foregoing calculation, in determining what is payable by Sublandlord to Master Landlord pursuant to Paragraph 20 of the Master Lease for Operating Expenses for any calendar year, the cost of any unamortized capital expense shall only be included as an Operating Expense payable by Sublandlord to Master Landlord (i) if the total Operating Expense increase in a given year is 5% or less, or, (i) if the total Operating Expense increase in a given year exceeds 5%, the amount of such capital expense that is included shall be limited to the greater of the amortized cost (amortized over the useful life of such capital expense) together with interest thereon at the rate of 10% per annum, or $20,000 per year. Sublandlord shall have the same remedies for a default in payment of Additional Rent as for a default in payment of Fixed Rent. If the Term ends on a date that is not the first day of a month, Additional Rent shall be prorated as of such date. “Subtenant’s Proportionate Share” shall equal a fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet comprising the Premises, and the denominator of which shall be the number of rentable square feet comprising the Lease Premises from time to time pursuant to the terms of the Master Lease. As of the date hereof, Subtenant’s Proportionate Share is 22.391%, which is based on the Lease Premises comprising 204,734 rentable square feet and the Premises comprising 45,843 rentable square feet Sublandlord will deliver a copy of the statement it receives each year from Master Landlord pursuant to Paragraph 20(c) of the Master Lease respecting Project Taxes and Operating Expenses. Project Taxes and Operating Expenses are calculated, for any year during which the Project is not fully occupied, as If the Project were ninety-five percent (95%) occupied during the entire calendar year in question, pursuant to the Master Lease.

(b) Any installment of Fixed Rent, Additional Rent or other charges not paid within five (5) days after it is due and payable shall bear interest from the date it becomes due until it is paid at an annual rate equal to three (3%) percent over the prime lending rate then being charged by The Chase Manhattan Bank, but not in excess of the highest rate permitted by law, and such amount(s) shall be deemed to be Additional Rent hereunder. Nothing contained in this paragraph is intended to grant Subtenant any extension of time in respect of the due dates for any payments under this Sublease, nor shall same be construed to be a limitation of or a substitution for any other rights, remedies and privileges of Sublandlord under this Sublease or otherwise.

(c) Subtenant’s unfulfilled obligation to pay Fixed Rent, Additional Rent and any other charges hereunder shall survive the expiration or sooner termination of this Sublease. Any charges payable in addition to the Fixed Rent and/or Additional Rent specified above shall be deemed Additional Rent hereunder.

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4. Use. The Premises shall be used for general and administrative offices by Subtenant, (including editing for video and audio programming), and for no other purpose.

5. Subordination. This Sublease is subject and subordinate to (i) the Master Lease, (ii) all ground and underlying leases and to all mortgages ‘which may now or hereafter affect such leases, the Premises or the property of which the Premises are a part, (iii) all modifications, extensions, consolidations, replacements, or amendments of any such leases and mortgages and (iv) any and all other matters to which the Master Lease is or becomes subordinate to. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the property, of which the Premises are a part. However, in confirmation of such subordination, Subtenant shall promptly execute any certificate that Sublandlord may request. Sublandlord represents and warrants to Subtenant that Sublandlord has not encumbered the Master Lease with any such lease or mortgage.

6. Lease Performance.

(a) Except to the extent expressly excluded from the terms of this Sublease pursuant to Article 27(r) hereof, Subtenant hereby assumes performance of and agrees to perform all of the terms, obligations, covenants and conditions on the part of Sublandlord, as tenant, to be kept, observed and performed under the Master Lease during the term of this Sublease, in respect of the Premises (and areas ancillary thereto), and Subtenant agrees to indemnify and hold Sublandlord and Master Landlord harmless from and against all liabilities, claims, costs and expenses (including reasonable attorneys’ fees) relating to or arising out of Subtenant’s performance of (or failure to perform) all of such terms, obligations, covenants and conditions. Subtenant hereby waives each and every right waived by Sublandlord, as tenant, under the Master Lease. In addition to the foregoing and except as otherwise herein expressly set forth (and except to the extent expressly excluded from the terms of this Sublease pursuant to Article 27(r) hereof), Subtenant covenants and agrees that Subtenant will keep, observe and perform any act, obligation, condition or covenant to be kept, observed and performed by Sublandlord, as tenant under the Master Lease, within a time period which (i) in the event the time period set forth in the Master Lease to do the same is less than or equal to fifteen (15) days, then within a time period which is three (3) days’ shorter than the time period set forth in the Master Lease (provided if the time period allowed in the Master Lease is shorter than three (3) days, then within two (2) days instead), and (ii) otherwise, within a time period which is five (5) days’ shorter than the time period set forth in the Master Lease for Sublandlord, as tenant thereunder, to perform, keep and observe such act, obligation, condition or covenant; provided, however, that in no event shall Subtenant cause a default to occur under the Master Lease. It is expressly noted, acknowledged and confirmed by Subtenant that a breach, default or failure to observe, perform or otherwise comply with all or any of the obligations, covenants, conditions, rules and regulations in this Sublease or the Master Lease on Subtenant’s part to be observed, performed or complied with shall be and be deemed to be a violation by Subtenant of a substantial obligation of the tenancy created by this Sublease entitling Sublandlord, after the passage of any applicable notice and cure period(s), to pursue any and all rights, remedies and privileges provided under this Sublease and the Master Lease or at law, in equity, or otherwise, including, without limitation, the right to terminate said tenancy and recover possession of the Premises.

(b) If there is any inconsistency between the provisions of the Master Lease and the express provisions of this Sublease, the provisions of this Sublease shall govern.

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7. Services.

(a) Subtenant shall be entitled to receive with respect to the Premises any services and repairs to be supplied under the Master Lease by Master Landlord. The foregoing notwithstanding, Sublandlord shall have no obligation to supply any such services or repairs, and Subtenant shall not look to Sublandlord to provide same. If Master Landlord fails or refuses to comply with any of the provisions of the Master Lease that affects the Premises or Subtenant’s rights under this Sublease during the Term hereof, Sublandlord, upon request of Subtenant, shall exercise commercially reasonable efforts (without thereby being required to commence any action or proceeding, expend any monies or incur any expenses unless Subtenant reimburses Sublandlord therefor) to cause Master Landlord to so comply. However, Sublandlord shall not be liable to Subtenant, and Subtenant’s obligations hereunder shall not be impaired nor the performance thereof be excused, because of any failure or delay by Master Landlord in performing such obligations under the Master Lease (or because of Sublandlord in any way failing to enforce such obligations, except as required in this Paragraph 7) as affecting Subtenant’s occupancy of the Premises. Sublandlord agrees to forward to Master Landlord each notice that Subtenant delivers to Sublandlord advising of any default by Master Landlord under the Master Lease relating to Subtenant’s occupancy of the Premises.

(b) Subtenant shall direct all requests for services and repairs to the Sublandlord. If Subtenant shall request any services or repairs for which a charge is imposed under the Master Lease, Subtenant shall pay the full amount of such charge as Additional Rent to Sublandlord pursuant to the terms of Paragraph (b) of Article 3 of this Sublease.

8. Rights and Remedies. Sublandlord shall have all of the same rights, privileges and remedies with respect to a default beyond any applicable notice and cure period under this Sublease by Subtenant as Master Landlord has with respect to a default by Sublandlord, as tenant, under the Master Lease, with the same force and effect as if such rights, privileges and remedies were fully set forth herein at length, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Premises, all of the rights, powers, privileges, immunities and remedies as are reserved by or granted to Master Landlord under the Master Lease as if the same were fully set forth herein at length; such rights, powers, privileges, immunities and remedies shall be in addition to all of those available to Sublandlord at law, in equity or otherwise. Sublandlord shall not be responsible for any breach of the Master Lease by Master Landlord or any nonperformance or noncompliance with any provision thereof by Master Landlord regardless of the alleged cause thereof.

9. Acceptance of Premises. Subject to Sublandlord’s obligation to improve the Premises as set forth in Article 12, Subtenant confirms, represents and agrees that it has thoroughly inspected the Premises, is fully acquainted and satisfied with their condition and agrees to accept the Premises on the Commencement Date “as is,” subject to any and all defects therein, latent or otherwise. Subtenant acknowledges that no representations with respect to the physical condition or state of repair thereof, or with respect to any fixtures or personal property therein contained, have been made to it. It is agreed that, except as set forth in Article 12 below, in no event shall Sublandlord have any obligation or be required to do any work or make any installation, repair or alteration of any kind in, to or at the Premises in order to prepare same for occupancy by Subtenant or otherwise. Further, the taking of possession of the Premises or any portion thereof by Subtenant shall be conclusive evidence that same are in satisfactory condition at the time such possession is so taken. Notwithstanding anything to the contrary contained herein, Subtenant shall not be obligated to cure any violations existing as of the Commencement Date of local, state or federal law or regulation.

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10. Delivery of Possession. If Sublandlord is unable to deliver possession of the Premises to Subtenant on or before October 20, 2003, for any reason whatsoever (unless due to Subtenant Delay or Force Majeure, as defined in Exhibit E), Sublandlord shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Sublease; provided, however, that (a) Subtenant’s obligation to pay Fixed Rent or Additional Rent due hereunder shall not commence until such date after October 20, 2003 that Sublandlord delivers the Premises to Subtenant in the condition required by this Sublease (unless Subtenant actually occupies and conducts business from the Premises prior to such date); and (b) in the event that Sublandlord does not deliver the Premises to Subtenant, in the condition required in this Sublease, on or before October 20, 2003, or such later date as may be extended by Subtenant Delay or Force Majeure Delay (as set forth in Exhibit E hereto), Subtenant shall receive a rent credit in an amount equal to the lesser of (i) one-half the holdover rent in excess of the rent PRN paid during the term of its current lease that PRN actually pays to its current landlord; and (ii) $1,300 per day, for the period of time commencing on October 21, 2003, or such later date as may be extended by Subtenant Delay or Force Majeure Delay (as set forth in Exhibit E hereto) through either the Commencement, Date or the date Subtenant terminates this Sublease pursuant to its termination right set forth in this Paragraph 10. Notwithstanding the foregoing, if the Subtenant Improvements have not been Substantially Completed (as defined in Exhibit E) by Sublandlord by April 21, 2004, or such later date as may be extended by Subtenant Delay or Force Majeure Delay (as defined in Exhibit E hereto), (the “Drop Dead Date”‘), Subtenant may, as Subtenant’s sole remedy, terminate this Sublease upon written notice thereof to Sublandlord within the 2-week period following the Drop Dead Date, provided that the Subtenant Improvements have not been substantially completed by the time such notice is given by Subtenant. In the event of such termination, any Security Deposit and prepaid Fixed Rent shall be promptly repaid to Subtenant, and, if applicable, the Escrow Amount returned in its entirety to Subtenant in accordance with Paragraph 5.f. of Exhibit E.

11. Lease Termination. If the Master Lease is terminated for any reason other than Sublandlord’s default thereof, whether by operation of law or otherwise, Sublandlord shall not be responsible for such termination; provided, however, that Sublandlord agrees, as long as Subtenant is not in default hereunder beyond any applicable notice and cure period, not to voluntarily surrender or cancel the Master Lease (except by reason of condemnation or casualty in accordance with the terms of the Master Lease) or agree to amend or modify the Master Lease in a way that would decrease the term, increase the rent, create new indemnities or other liabilities that would be passed through to Subtenant or make it more likely Sublandlord would default under the Master Lease or Sublease without the prior written consent of Subtenant, unless such surrender, cancellation or modification is subordinate to or preserves Subtenant’s rights under this Sublease. Sublandlord agrees not to do or permit to be done any act or thing or neglect to take any action which act or neglect causes the rights of Subtenant, under this Sublease, to be cancelled, forfeited or surrendered.

12. Alterations.

(a) Sublandlord shall construct and complete the Subtenant Improvements set forth in Exhibit E attached hereto.

(b) All other tenant improvement work shall be at Subtenant’s sole cost and expense. Subtenant shall not perform and/or make any alterations, additions, improvements or installations (collectively, the “Alterations”) of any kind or nature in or to the Premises without in each instance obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld (provided that Master Landlord has consented

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thereto) and of Master Landlord. Notwithstanding the foregoing, the consent of Sublandlord to such alterations shall not be required as long as (i) such alterations will not make it more difficult for Sublandlord to perform any necessary repairs or otherwise use Sublandlord’s premises; and (ii) the Master Landlord has consented to such alterations, and has agreed in advance that the alterations do not need to be removed by Sublandlord at the expiration or earlier termination of this Sublease. Subtenant shall not be required to remove the Subtenant Improvements or any tenant improvements made to the Premises as of the date hereof, nor shall Subtenant be required to remove any Alterations made by Subtenant during the Term of this Sublease if, at the time consent for such Alteration is requested, Subtenant requests in writing, and Master Landlord and Sublandlord agree in writing, that such Alteration does not need to be removed at the expiration or earlier termination of this Sublease. Sublandlord agrees not to unreasonably disapprove Subtenant’s request that any such Alteration need not be removed at the expiration or earlier termination of the Sublease, provided that Master Landlord has agreed in writing that neither Sublandlord nor Subtenant need remove such Alteration, and the non-removal of such Alteration will not result in material expense or inconvenience to Sublandlord in removing any other alterations to the Premises at the expiration or earlier termination of the Master Lease.

(c) In accordance with Article I, Subtenant shall have the right to access and occupy the Premises for thirty (30) days after the Subtenant Improvements have been Substantially Completed (commencing on the date on which the Subtenant Improvements are Substantially Completed) for the purpose of installing its furniture, fixtures, equipment and cabling in the Premises, provided that such installation is subject to the terms of the Sublease (with the exception of the obligation to pay Fixed or Additional Rent), Master Landlord’s prior written approval as required thereunder and in a manner, upon terms and conditions and at times satisfactory to Master Landlord to the extent required under the Master Lease. Such early occupancy is conditioned upon the compliance by Subtenant’s contractors with all requirements imposed by the Master Lease on third party contractors, including without limitation the maintenance by Subtenant and its contractors and subcontractors of workers’ compensation, public liability and property damage insurance and broad form builders’ risk insurance in amounts, with companies and on forms that comply with the terms of the Master Lease, with certificates of such insurance being furnished to Sublandlord prior to proceeding with any such entry. Subtenant shall also cause its contractors and subcontractors to post surety bonds, if applicable under Article 6(a)(vi) of the First Amendment. The entry shall be deemed to be under all of the provisions of this Sublease except as to the covenants to pay Fixed Rent, Operating Expenses and Taxes. Subtenant shall be responsible for any Master Landlord charges relating to such installation. Neither Sublandlord nor Master Landlord shall be liable in any way for any injury, loss or damage which may occur to any such work being performed by Subtenant, the same being solely at Subtenant’s risk, unless caused by the gross negligence or willful misconduct of Sublandlord. In no event shall the failure of Subtenant’s contractors to complete any work in the Premises extend the Commencement Date.

13. Assignment/Subletting.

(a) Subtenant, for itself, its heirs, distributees, executors, administrators, legal representatives, and permitted successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sublease, nor sublet, or suffer or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld or delayed beyond ten (10) business days after the date Master Landlord gives its written consent thereto, provided that Master Landlord has consented thereto) and Master Landlord and without complying with all of the terms and conditions of the Master Lease in each instance. If this Sublease be assigned, or if the Premises or any part thereof be underlet or occupied by

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anybody other than Subtenant, Sublandlord may, after default by Subtenant, collect. rent from the assignee, sub-Subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-Subtenant or occupant as Subtenant, or a release of Subtenant from the further performance by Subtenant of any of the covenants on the part of Subtenant herein contained. Notwithstanding anything to the contrary contained herein, provided that Master Landlord has consented to the transfer and transferee has the financial ability to perform its obligations under the assignment or sublease, Sublandlord agrees not to unreasonably withhold its consent to a sublease or assignment of this Sublease. The consent by Sublandlord to an assignment or underletting shall not in any wise be construed to relieve Subtenant from obtaining the express consent in writing of Sublandlord to any further assignment or underletting.

(b) Notwithstanding anything herein to the contrary, Subtenant may assign this Sublease or sublet or permit occupation of all or a portion of the Premises without the consent of Sublandlord to any company which is the parent company of Subtenant, or which is a subsidiary or affiliate of Subtenant or which is an affiliate of Subtenant whose management is controlled by, and of which at least fifty percent (50%) of the ownership interest therein is owned by, Subtenant, provided that: (i) the net worth of such assignee or sublessee is at least equal to or greater than the net worth of Subtenant as of the date of this Sublease or the date of such assignment or subletting, whichever is greater (in no event shall the foregoing net worth requirement apply to the mere occupation of the Premises by a parent, subsidiary or affiliate of Subtenant, even if deemed an assignment by operation of law, provided that the net worth of such parent, subsidiary or affiliate shall be sufficient to fulfill its obligations as Subtenant under this Sublease but only to the extent it has assumed any such obligations under the Sublease; provided that such occupation or assignment by operation of law is not merely a subterfuge to avoid the consent and other requirements of this Article 13), (ii) Subtenant shall provide Sublandlord with written notice at the time such assignment or subletting occurs, which notice shall be accompanied by copies of the assignment or subletting documents, as relevant, (iii) neither such assignment’ nor such subletting shall release Subtenant from any of Subtenant’s obligations hereunder, and (v) such assignment, occupation or subletting shall otherwise be on all of the terms and conditions of this Sublease.

(c) If Subtenant assigns this Sublease or sublets all or a portion of the Premises for a base rent in excess of the Fixed Rent due hereunder (based on a per square foot basis, in the case of a subletting of less than all of the Premises), then Subtenant shall promptly pay over to Sublandlord, as and when such base rent is paid to Subtenant, fifty percent (50%) of the amount of such excess base rent, after Subtenant has deducted any costs Subtenant has incurred in connection with such assignment or sub-subletting for brokerage commissions (not in excess of prevailing rates), reasonable tenant improvement costs and reasonable attorneys’ fees.

14. Lease Charges. If Sublandlord shall be charged, by reason of Subtenant’s acts or omissions, for any sums pursuant to the provisions of the Master Lease, Subtenant shall be liable for such sums, such sums shall be deemed Additional Rent and shall be collectible as such, and be payable by Subtenant within ten (10) days following demand by Sublandlord therefor.

15. Additional Services. If Subtenant procures any additional services from Sublandlord or Master Landlord with respect to the Premises or otherwise, Subtenant shall pay all charges for such services, as and when due, directly to the party entitled thereto or to Sublandlord, if Subtenant is directed to do so by Master Landlord. No such services shall be obtained in violation of the Master Lease.

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16. Insurance. Without in any way limiting any of Subtenant’s covenants, obligations and agreements contained in this Sublease (including, but not limited to, Article 18(b) hereof), Sublandlord and Subtenant hereby release each other (which term as used in this Article shall include the released party’s employees, agents, partners, officers, shareholders and directors) from all liability, whether for negligence or otherwise, in connection with all losses covered by any insurance policies which the releasing party carries with respect to the Premises, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this Sublease), to the extent that such loss is collectible under such insurance policies. Nothing contained in this Sublease shall relieve Sublandlord or Subtenant from liability that may exist as a result of damage from fire or other casualty to the extent not collectible under such an insurance policy, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise.

In furtherance of Subtenant’s obligations under this Article and this Sublease (but not in limitation thereof) Subtenant covenants and agrees, at its sole cost and expense, to carry and maintain in force from and after the date of this Sublease and throughout the term hereof (i) worker’s compensation and other required statutory forms of insurance, in statutory limits, and (ii) commercial general liability insurance, which shall be written on an occurrence basis, naming Sublandlord, Master Landlord, and its managing agent as additional insureds, in limits of not less than $3,000,000.00 combined single limit for bodily injury and property damage liability in any one occurrence, protecting the aforementioned parties from all such claims for bodily or personal injury or death or property damage occurring in or about the Premises and its appurtenances. All insurance required to be maintained by Subtenant shall be carried with a company or companies acceptable to Sublandlord and rated “A/VIl” by Best Insurance Guide, licensed to do business in the State of California, shall be written for terms of not less than one year, and shall be considered primary without right of contribution of Sublessor’s policies, and Subtenant shall furnish Sublandlord and Master Landlord (and any other parties required to be designated as insureds or additional insureds under any such policies) with certificates evidencing the maintenance of such insurance and the payment of the premiums therefor, and with renewals thereof at least thirty (30) days prior to the expiration of any such policy. Such policy or policies shall also provide that it or they shall not be cancelled or materially altered without giving Sublandlord and Master Landlord at least thirty (30) days prior written notice thereof, sent to Sublandlord by registered mail at their respective addresses to which notices are required to be sent hereunder. Upon Subtenant’s default in obtaining or delivering any such policy or policies for failure to pay the premiums therefor, Sublandlord may (but shall not be obligated to) secure or pay the premium for any such policy or policies and charge Subtenant as Additional Rent therefor the cost of such premiums. On or prior to the Commencement Date, Subtenant shall obtain a waiver of subrogation provision in its applicable insurance policies for the benefit of Sublandlord and Master Landlord.

The provisions of this Article 16 are in addition to and not in limitation of the insurance requirements set forth in Paragraph 9 of the Lease and Paragraphs 6(a)(vi) and 8 of the First Amendment.

17. Electricity. If Master Landlord requires that the parties install a direct meter measuring the electricity consumed by any of the supplemental HVAC, electrical or other equipment installed by Subtenant, Subtenant shall, at its sole cost and expense, install such a meter and shall pay all electric charges measured by such meter for such supplemental HVAC,

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electrical or other equipment directly to the public utility company supplying electricity to the Premises (or, in the event that Sublandlord is billed for those charges, Subtenant will reimburse Sublandlord therefore). In no event shall Sublandlord have the right to independently require installation of such separate meter(s). To the extent that general office electricity usage becomes separately metered and separately billable, then a credit for said usage will be agreed to by the parties and Sublandlord will issue a credit against Rent, in the agreed upon amount, to Subtenant.

(b) Subtenant shall be responsible for the repair and maintenance of, or any costs therefor, the supplemental HVAC and other equipment in the Premises being installed on its behalf as part of the Subtenant Improvements. Subtenant shall also be responsible for the repair and maintenance of or costs therefor, the supplemental HVAC equipment installed in the Premises by Sublandlord prior to the date hereof (the “Existing HVAC Equipment”); provided, however, that Sublandlord will be responsible for the cost of repairing and/or replacing the Existing HVAC Equipment, in Sublandlord’s reasonable discretion, for a period of two (2) years from the Commencement Date should such Existing HVAC Equipment require repair or replacement for reasons other than the negligence or willful misconduct of Subtenant, or its agents or employees, provided further that, during such two (2) year period, Subtenant enters into and maintains a maintenance contract to cover such Existing HVAC Equipment. Notwithstanding anything to the contrary herein, Sublandlord represents and warrants that, as of the Commencement Date, the Existing HVAC Equipment is in good operating condition and repair.

(c) The parties agree to utilize the services of Master Landlord’s designated vendors in connection with the construction, maintenance and repair of any supplemental HVAC and the maintenance and repair of electrical equipment and other systems.

(d) Sublandlord shall not in any way be liable or responsible to Subtenant for any loss, damage or expense which Subtenant may sustain or incur if either the quantity or character of electric service to the Premises is changed or is no longer available or suitable for Subtenant’s requirements except to the extent caused by the negligence or willful misconduct of Sublandlord. Subtenant covenants and agrees that at no time shall its use of electric current exceed the capacity of existing feeders to the building of which the Premises form a part or the risers or wiring installations therein. Subtenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Sublandlord, which shall not be unreasonably withheld provided that Master Landlord has consented thereto, and of Master Landlord (where, in the case of the latter, such consent is required under the Master Lease) in each instance. The provisions of this Article 17 are in addition to and not in limitation of the electricity requirements set forth in the Master Lease.

18. Indemnification.

(a) Subtenant shall neither do, permit nor suffer anything to be done which would cause the Master Lease to be terminated or forfeited or which would give rise to any right of termination or forfeiture provided by law or reserved or vested in Master Landlord under the Master Lease.

(b) In furtherance of all of Subtenant’s obligations under this Sublease, Subtenant shall indemnify and hold Sublandlord and Master Landlord harmless from and against any and all claims, actions, judgments, damages, liabilities or expenses, including reasonable attorneys’ fees, of any nature whatsoever arising out of or resulting from (i) any death or injuries to person or damage to property occurring in, on or about the Premises,

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(ii) any breach or default on the part of Subtenant by reason of which Sublandlord or Master Landlord shall suffer any loss whatsoever, (iii) any work done by Subtenant or its employees, agents or contractors in or to the Premises, (iv) any act, omission or negligence on the part of Subtenant or its employees, agents, representatives or invitees, or (v) any other matter or thing arising out of Subtenant’s use or occupancy of the Premises, provided, however, that notwithstanding anything herein to the contrary, Subtenant shall not be required to indemnify any person (an “Indemnitee”) against the Indemnitee’s own negligence or willful misconduct. In case Sublandlord or Master Landlord shall be made a party to any litigation commenced against Subtenant, Subtenant shall protect and hold Sublandlord and Master Landlord forever harmless and shall pay all costs and expenses, including reasonable attorneys’ fees, incurred or paid by Sublandlord or Master Landlord in connection with such litigation.

(c) The forfeiture of the Master Lease, by reason of the default of Subtenant hereunder shall not subject Sublandlord to any liability to or claim by Subtenant.

(d) Subtenant represents and warrants that it has the full right, power and authority to execute and deliver this Sublease and to perform the terms and conditions hereof.

(e) Subtenant represents that it has read and is familiar with the terms of the Master Lease.

The provisions of this Article 18 shall survive the expiration or earlier termination of this Sublease.

19. Broker. Subtenant and Sublandlord each represents, warrants and confirms to the other that Grubb & Ellis and HCM Commercial Properties (collectively, the “Brokers’) are the sole and only brokers with whom it has dealt in respect of this Sublease or the Premises. Subtenant and Sublandlord each agrees to indemnify and hold the other harmless of, from and against any and all costs, expenses and liability (including legal expenses) arising from any claim for brokerage commission made by any party, other than the Brokers, claiming to act for or on behalf of it or to have dealt with it or its employees, agents or representatives in connection with this transaction. As, if and when this Sublease shall be mutually executed and delivered by Sublandlord and Subtenant and Sublandlord has obtained the Consent of Master Landlord to this Sublease, Sublandlord agrees to pay any commission that may be due the Brokers in connection with this Sublease in accordance with a separate agreement(s) between Sublandlord and the Brokers. The provisions of this Article 19 shall survive the expiration or earlier termination of this Sublease.

20. Security Deposit.

(a) Upon the execution hereof, Subtenant shall deposit with Sublandlord the sum of $230,703.39 as security for the full, faithful and punctual performance, observance and satisfaction by Subtenant of all its covenants and obligations hereunder. Sublandlord may use any part of such security to cure any default by Subtenant and any expenses arising therefrom, including, but not limited to any damages or rent deficiency before or after reentry by Sublandlord. Subtenant shall, within five (5) business days after demand, deposit with Sublandlord the full amount so used, in order that Sublandlord shall have the full security on hand at all times during the term of this Sublease. Sublandlord shall have no obligation to pay interest on the Security Deposit and, except as set forth in subparagraph (d) below, shall have the right to commingle the same with Sublandlord’s other funds. Sublandlord shall return any unused portion of the Security Deposit in the custody of Sublandlord to Subtenant within thirty (30) days after the Expiration Date, after first deducting

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and/or claiming any sums owing to Sublandlord; provided that, with respect to the Segregated Security Deposit (as hereinafter defined), the provisions of subparagraph (d) below shall govern.

(b) Provided that Subtenant is not then in default hereunder, and has not at any time during the term hereof been in monetary default of this Sublease beyond the applicable cure period, even if waived, then upon written request by Subtenant, the amount of security on deposit with Sublandlord under this Sublease may be reduced by $76,901.13 (the “Security Reduction Amount”) on or after the second anniversary of the Commencement Date and by a like amount on or after the third anniversary of the Commencement Date (each such date of reduction, a “Security Reduction Date”). In no event shall the amount of the Security Deposit be reduced below $76,901.13.

(c) Sublandlord shall on each Security Reduction Date to withdraw the Security Reduction Amount from the Security Deposit and to retain such funds that shall be deemed to be payment by Subtenant of the Fixed Rent allocable to the month in which such Security Reduction Date occurs.

(d) Notwithstanding anything to the contrary in this Sublease, Subtenant shall, at all times, be permitted to deposit one of the three months of rent to be provided as the security deposit (the “Segregated Security Deposit”, in the amount of $76,901.13) with the Master Landlord, who shall have no obligation to pay interest on the Segregated Security Deposit and who shall have the right to commingle the same with Master Landlord’s other funds.). Sublandlord shall have access to the Segregated Security Deposit in accordance with the provisions of Paragraph 20(a) through (c) (only after use of the unsegregated portion of the Security Deposit, if any), and Master Landlord will be authorized to make the Segregated Security Deposit available on demand to Sublandlord to remedy Subtenant’s breach of the Sublease without an obligation to independently verify Subtenant’s default; provided that, in the event the Master Lease terminates and the nondisturbance agreement between Master Landlord and Subtenant in the Consent becomes effective so that Subtenant attorns to the Master Landlord, the Segregated Security Deposit shall be transferred to Master Landlord as a security deposit in accordance therewith. The Subtenant shall pay to Sublandlord in lieu of interest on the Segregated Security Deposit, an annual sum of Two Thousand ($2,000) Dollars, payable in equal monthly installments of $166.67, on or about the first day of each month, along with the Fixed Rent. Within thirty (30) days after the Expiration Date, Sublandlord shall ask Master Landlord to return the unused portion of the Segregated Security Deposit to Subtenant within thirty (30) days after the Expiration Date, after first deducting and/or claiming any sums owing to Sublandlord; provided that Subtenant shall hold Sublandlord harmless in the event that the Master Landlord fails to so return the Segregated Security Deposit.

21. Surrender of Premises. Upon the expiration or sooner termination of the term of this Sublease, Subtenant shall quit and surrender the Premises to Sublandlord, in the manner and condition prescribed therefor in the Master Lease, and Subtenant shall not hold-over in possession, or make any application to so hold-over, for any reason whatsoever. If the Premises are not surrendered and vacated as and at the time required by this Sublease (time being of the essence), Subtenant shall be liable to Sublandlord for (a) all losses and damages which Sublandlord may incur or sustain by reason thereof, including, without limitation, reasonable attorneys’ fees and any direct, consequential or punitive damages for which Sublandlord may be liable, and Subtenant shall indemnify Sublandlord against all claims made by any succeeding subtenants or by Master Landlord against Sublandlord or otherwise arising out of or resulting from the failure of Subtenant timely to surrender and vacate the

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Premises in accordance with the provisions of this Sublease, and (b) per diem use and occupancy in respect of the Premises equal to two times the Fixed Rent and Additional Rent payable hereunder for the last month of the term of this Sublease (which amount Sublandlord and Subtenant presently agree is the minimum to which Sublandlord would be entitled and is presently contemplated by them as being fair and reasonable under such circumstances and not a penalty). In no event shall any provision hereof or otherwise be construed as permitting Subtenant to hold over in possession of the Premises after expiration or termination of the term hereof, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Article 22. All of Subtenant’s obligations under this Article shall survive the expiration or earlier termination of the Term of this Sublease.

22. Master Landlord Consent. This Sublease is executed and delivered by the parties hereto subject to obtaining the written consent of Master Landlord as required under the Master Lease. This Sublease shall be of no force and effect if the consent (the “Consent”) of Master Landlord and a non-disturbance agreement, substantially in the form attached hereto as Exhibit G or otherwise in a form reasonably acceptable to Subtenant, is not received by Sublandlord within 30 days following the date of execution and delivery of this Sublease by Sublandlord, as such date may be extended from time to time by written agreement between Sublandlord and Subtenant (the “Consent Period”). Subtenant agrees to supply such information as Master Landlord may reasonably require in connection with the Consent and in order to induce Master Landlord to execute the Consent If the Consent shall not be obtained through no fault of Subtenant, all sums paid by Subtenant to Sublandlord hereunder shall be returned. Nothing herein contained or otherwise shall be deemed to be a waiver of any of Sublandlord’s rights under Article 21 hereof in the event that there occurs a hold-over in possession by Subtenant beyond the expiration of the Consent Period.

23. Notices. Any notice, demand or other communication which either party may give to the other hereunder shall be in writing and delivered personally against a signed receipt therefor, by nationally recognized overnight delivery service or sent by registered or certified mail, return receipt requested, addressed as follows:

If to the Sublandlord:

CMP Media LLC

600 Community Drive

Manhasset New York 11030

Attention: Director of Facilities

With a copy sent to:

CMP Media LLC

600 Community Drive

Manhasset New York 11030

Attention: Associate General Counsel

If to the Subtenant:

Pre-Commencement Date:

PRN Corporation

201 Third Street, 7th Floor

San Francisco, California 94103

Attention: Art Songey

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Post-Commencement Date:

PRN Corporation

600 Harrison Street

San Francisco, California

Attention: Art Songey

With a copy to:

Pillsbury Winthrop LIP

2550 Hanover Street

Palo Alto, CA 94304

Attn: Stanley F. Pierson

If to the Master Landlord:

Pell Development Company

100 Smith Ranch Road, Suite 325

San Rafael, CA 94903

Attention: Karen S. Pell

Each such notice, demand or other communication shall be deemed given on the date of mailing of same if mailed as aforesaid, or when actually received if delivered by hand. Either party may, by notice in writing, direct that further notices, demands or other communications be sent to a different address. Refusal of delivery shall be deemed delivery.

24. Estoppel. At any time and from time to time within seven (7) days after written demand therefor, Subtenant agrees to execute, acknowledge and deliver to Sublandlord, without charge, a written instrument addressed to Sublandlord (and/or such other persons or parties as Sublandlord shall require), (a) certifying that this Sublease has not been modified and is in full force and effect or, if there has been a modification of this Sublease, that this Sublease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which Fixed Rent, Additional Rent and other charges payable hereunder have been paid, (c) stating whether or not, to the knowledge of Subtenant, Sublandlord is in default and, if Sublandlord is in default, stating each particular in which Subtenant alleges that Sublandlord is in default and (d) such other items with respect to this Sublease as Sublandlord reasonably requests.

25. Parking. Sublandlord will allocate up to twenty-three (23) of its designated parking allocation, as provided in the Master Lease; however, Subtenant shall contract directly with the operator of the Building parking facility for those parking spaces it requires and shall separately pay all parking fees directly to the parking facility. The rate for parking will be whatever the parking facility charges, which is subject to change from time to time.

26. Miscellaneous.

(a) The failure of Sublandlord or Subtenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Sublease or the Master Lease or to exercise any right or remedy herein contained in any one or more instance shall not be construed as a waiver or relinquishment for the future of any such terms, covenants, conditions or remedies, but the same shall be and remain in full force and effect. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than

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the correct amount of rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence any accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord’s rights to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or in equity.

(b) All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties, with respect to the subject matter hereof; and this Sublease may not be changed or modified orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or modification is sought, or by appropriate legal proceedings. Subtenant agrees that in executing this Sublease, it has not relied on any statement, representations, covenants or warranties made by Sublandlord or anyone acting on behalf of Sublandlord or Master Landlord.

(c) Except as otherwise herein specifically set forth, the covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord, Subtenant, and their respective permitted successors and assigns.

(d) Whenever the terms and conditions of the Master Lease require the consent of Master Landlord, it shall be construed to require the consent of both Master Landlord and Sublandlord. In the event that Sublandlord withholds its consent to any matter as a result of Master Landlord having withheld its consent, where required, Sublandlord’s failure to give consent shall be deemed to have been reasonable.

(e) Sublandlord and Subtenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other relating to or arising out of this Sublease or Subtenant’s occupancy of the Premises. It is further agreed that If Sublandlord commences any summary proceeding for possession of the Premises, Subtenant will not interpose any counterclaim of whatever nature or description (other than a compulsory counterclaim which under law cannot be raised in a separate action) in any such proceeding.

(f) The term “Sublandlord” as used in this Sublease means only the Sublandlord under this Sublease for the time being so that in the event of any sale or sales or assignment or assignments of Sublandlord’s interest in the Master Lease, Sublandlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Sublandlord hereunder accruing after such transfer and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the transferee, at any such sale, assignment or transfer of Subtenant’s interest in the Master Lease, that the transferee has assumed and agreed to carry out any and all covenants and obligations of the Sublandlord hereunder. Notwithstanding the foregoing, unless and until Sublandlord transfers the Security Deposit, together with interest thereon, if any, Sublandlord will remain liable to Subtenant for such Security Deposit and interest, if any.

(g) It is agreed that, in no event and under no circumstances, shall any officer, director, partner, employee, agent, guest, licensee, invitee or principal (disclosed or undisclosed) of Sublandlord have any personal liability or monetary or other obligation of any kind under or pursuant to this Sublease.

(h) Neither the submission of this Sublease form to Subtenant nor the execution of this Sublease by Subtenant shall constitute an offer by Sublandlord to Subtenant

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to lease the space herein described as the Premises or otherwise. This Sublease shall not be or become binding upon Sublandlord to any extent or for any purpose unless and until it is executed by Sublandlord and a fully executed copy thereof is delivered to Subtenant or Subtenant’s counsel.

(i) If any of the provisions of this Sublease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

(j) This Sublease shall be governed in all respects by the internal laws of the State of California, without regard to the conflicts of law principles thereof.

(k) Without incurring any liability to Subtenant, Sublandlord may permit access to the Premises and open same, whether or not Subtenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Subtenant’s property or for any other lawful purpose (but this provision and any action by Sublandlord hereunder shall not be deemed a recognition by Sublandlord that the person or official making such demand has any right or interest in or to this Sublease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

(l) Subtenant agrees that its sole remedies in cases where it disputes Sublandlord’s reasonableness in exercising its judgment or withholding or conditioning its consent or approval (as applicable) pursuant to a specific provision of this Sublease, or any rider or separate agreement relating to this Sublease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived. Sublandlord’s approval will in no event be deemed unreasonably withheld, conditioned or delayed if Master Landlord fails to approve or conditions or delays approval of any matter required to be approved by Master Landlord under the Master Lease.

(m) During the Term, Subtenant shall promptly furnish Sublandlord with a copy of each notice that Subtenant receives from the Master Landlord with respect to the Premises.

(n) The Article headings of this Sublease are for convenience only and are not to be given any effect whatsoever in construing this Sublease.

(o) All bills, invoices or statement rendered to Subtenant pursuant to the terms of this Sublease shall be deemed binding upon Subtenant and determined by Subtenant to be correct in all respects if, within one hundred eighty (180) days after its receipt of same, Subtenant fails to notify Sublandlord, in writing, that it disputes such bill, invoice or statement. Notwithstanding the foregoing, in the event that Subtenant disputes any amount with Master Landlord, which is subsequently reduced, Subtenant will be entitled to the benefit of such reduction as well.

(p) Subtenant shall not record this Sublease or any memorandum thereof and any attempt to do so shall be and be deemed a material default by Subtenant hereunder.

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(q) In addition to Fixed Rent, all other payments required to be made by Subtenant hereunder shall be deemed to be Additional Rent, whether or not the same shall be designated as such, and in the event of the non-payment thereof, Sublandlord (in addition to and not in limitation of its other rights and remedies, whether herein reserved or as may be provided by law or in equity) shall have all of the rights and remedies in respect thereof as are herein or otherwise provided in the case of the non-payment of Fixed Rent.

(r) The terms, covenants and conditions of the Master Lease are incorporated herein by reference so that, except to the extent that they are specifically excluded from this Sublease, are inapplicable or are modified by the provisions of this Sublease, for the purpose of incorporation by reference each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the landlord thereunder shall be, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words “Landlord” and “Tenant”, or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively “Sublandlord” and “Subtenant” in this Sublease, and as if the words “Premises”, or words of similar import, wherever the same appear in the Master Lease were construed to mean “Premises” in this Sublease, and as if the word “Master Lease”, or words of similar import, wherever the same appear in the Master Lease, were construed to mean this Sublease. Notwithstanding anything in this Sublease to the contrary, the following provisions of the Master Lease shall not be deemed to be incorporated into this Sublease: Paragraphs 1, 2, 3, 20(e)(3) (first sentence only), 31, 32, 39, 42, 43, 44 and 45 of the Lease, the First Addendum, and Paragraphs 1, 2 (reference to the commencement date being as of February 15, 1991 only), 3, 4, 6(e), 11, 13, 14, 15, 16, 17, 18 and 19 and Sections 48 (except as otherwise set forth below), 49 and 50 of Paragraph 21 of the First Amendment.

(s) Subject to and to the extent permitted by the Master Lease, Subtenant may upon the prior approval of Master Landlord, list Subtenant’s name and those of its officers and employees in the Building’s directory, but in no event shall Subtenant’s listings exceed 22.391% of the number of listings in the Building’s directory permitted to Sublandlord under the Master Lease.

(t) Sublandlord and its contractors shall have the right, upon reasonable prior notice (which may be oral), to enter into the Premises to perform work relating to the Premises if required in order to satisfy Sublandlord’s obligations pursuant to the Master Lease, to inspect the Premises and Subtenant’s performance of its obligations hereunder and to access the telephone closet on the fourth floor of the Building. In exercising its rights under this paragraph, Sublandlord shall use reasonable efforts to minimize interference with the conduct of Subtenant’s business in the Premises, but Sublandlord shall not be required to utilize employ overtime labor or pay overtime wages in connection therewith.

(u) Each and every right and remedy of Sublandlord under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

(v) This Sublease and all of the obligations of Subtenant to pay rental and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublandlord or Master Landlord are unable to fulfill any of their respective obligations hereunder or under the Master Lease, either explicit or implicit, if

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Sublandlord or Master Landlord are prevented or delayed form so doing by reason of strikes or cause or trouble or by accident, adjustment of insurance or any cause whatsoever reasonably beyond Sublandlord’s or Master Landlord’s control.

(w) Subtenant shall have the right to install up to four (4) satellite dishes (the “Roof installations”) on the roof of the Building, of the type specified in Exhibit F hereto, provided that: (i) such Roof Installations are approved in writing in advance by Master Landlord (ii) such Roof Installations are installed in accordance with the terms of the Master Lease, including Section 48 thereof, and (iii) Subtenant removes all such Roof Installations, at Subtenant’s sole expense, upon the expiration or earlier termination of this Sublease and repairs all damage to the Building caused by such removal. Future additional roof satellite dishes shall be subject to Sublandlord’s approval, which will not be unreasonably withheld, and the requirements stated above in (i) through (iii). The parties agree that they will cooperate with one another with regard to the future placement of equipment on the roof to ensure minimum disruption to the other party’s reasonable placement of such equipment.

(x) Sublandlord shall, at Sublandlord’s expense, provide Subtenant with 100 access cards, 10% of which Sublandlord will make available when the Swing Space becomes available, and the balance on the Commencement Date. Subtenant shall have the right to a reasonable number of additional access cards to accommodate new employees and any such additional access cards, including without limitation access cards that must be provided to Subtenant due to existing cards being lost, destroyed or stolen, shall be provided to Subtenant by Sublandlord, at Subtenant’s expense.

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(y) This Sublease may be executed in several counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Facsimile signatures on this Sublease shall be binding with the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the date first above written.

SUBLANDLORD:

CMP MEDIA LLC

By:	/s/ John Day
Name: John Day
Title: Executive Vice President/CFO

SUBTENANT:

PRN CORPORATION

By:	/s/ Arthur J. Songey
Arthur J. Songey
Title: Chief Financial Officer

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Exhibit A

LEASE

[See Attached]

1.

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “Amendment”), dated for reference purposes only May 4, 1998, is entered into by and between 600 Harrison, a California corporation (“Landlord”); and Miller Freeman, Inc., a Delaware corporation (successor by merger to Miller Freeman Publications, Inc.) (“Tenant”), with reference to that certain Agreement of Lease between Landlord and Tenant dated May 31, 1990 for premises located at 600 Harrison Street, San Francisco, California, as modified by that certain First Addendum to Lease dated April 23, 1993 (the “Lease”). Capitalized terms and other terms defined in the Lease that are used herein shall have the meaning ascribed to them in the Lease, unless otherwise indicated. Parenthetical references to Paragraph numbers in the captions for each Paragraph of this Amendment refer to the applicable Paragraph in the Lease.

Landlord and Tenant wish to increase the size of the premises and, in connection therewith to amend various terms and conditions of the Lease, all as more fully set forth herein. Accordingly, in consideration of the mutual covenants, conditions and agreements contained herein, the Lease is hereby amended as follows.

1. Premises (Paragraph 1). Paragraph 1 of the Lease is amended by adding the following provision thereto:

(a) Expansion of Premises. Landlord and Tenant acknowledge that the premises currently consist of 96,046 rentable square feet located on the first, third and fourth floors of the building as shown on Exhibit A attached hereto and incorporated herein by this reference (hereinafter, the “existing premises”). The premises shall be expanded by 108,688 rentable square feet to a total of 204,734 rentable square feet as hereinafter provided. The additional 108,688 rentable square feet (hereinafter, the “expansion premises’) currently is leased to other tenants pursuant to leases that have various expiration dates (hereinafter, the “other leases”), and consists of the space shown on Exhibit B attached hereto and incorporated herein by this reference. As each of the other leases expires, or is earlier terminated, and the tenant thereunder surrenders possession of the premises to Landlord in the condition required under the other lease (or in such other condition as Landlord or Tenant accepts, it being understood and agreed that Landlord or Tenant may accept such premises in a condition other than that required under the other Lease (such as, by way of example, without improvements installed by the tenant under the other lease having been removed); provided, however, that regardless of whether Tenant wishes to accept such premises in a condition other than that required under the other lease, Landlord shall not be required to do so if such action might reasonably expose Landlord to liability to the tenant under the other lease (such as, by way of example, if property of the tenant under the other lease remains on the premises and has not been abandoned by that tenant)), the portion of the expansion premises that was subject to the other lease shall be delivered by Landlord to Tenant in broom-clean condition and free of all personal property and, upon such delivery, shall become a part of the premises and be leased to Tenant on and subject to the terms and conditions of this Lease; provided, however, the Landlord shall give Tenant not less than thirty (30) days advance written notice of the anticipated delivery of each portion of the expansion premises (the “Delivery Notice”), and delivery shall not occur any sooner than the expiration of such thirty (30) day period, provided further that if the portion of the expansion premises would be delivered more than thirty (30) days prior to the scheduled expiration date of the other lease for such portion of the expansion premises (as specified in Exhibit C (as hereinafter described)), then Landlord shall give Tenant not less than ninety (90) days’ advance written notice of the anticipated delivery of the portion of the expansion premises in question in Landlord’s Delivery Notice, and delivery shall not occur any sooner than the expiration of such ninety (90) day period. In addition, anything herein to the contrary notwithstanding,

Tenant shall not be required to accept delivery of any portion of the expansion premises that is not delivered to Tenant prior to two (2) years after the scheduled expiration date (as such expiration date may be extended pursuant to any option to extend) for the other lease of the portion of the expansion premises in question (as specified in Exhibit C) (the “Delivery Deadline”). If Tenant declines to accept delivery of a portion of the expansion premises that Landlord tenders to Tenant after the Delivery Deadline, such space shall no longer be subject to the provisions contained in this Amendment and Landlord shall be free to lease such space to a third party. Upon (or following) delivery of the expansion premises to Tenant, Landlord and Tenant shall execute a memorandum (the “expansion memorandum”) confirming (i) the date upon which the portion of the expansion premises in question was delivered to Tenant, (ii) the amount of rentable square feet included in the portion of the expansion premises delivered to Tenant, (iii) the revised amount of rentable square feet included in the premises by reason of the addition thereto of the portion of the expansion premises delivered to Tenant, (iv) the revised amount of rent that will be payable to Landlord based on the rent provisions set forth in Paragraph 3 of this Amendment (subject to the deferral of Tenant’s obligation to commence paying such rent as set forth in Paragraph 3), and (v) the adjustment to Tenant’s Share based on the addition to the premises of the portion of the expansion premises delivered to Tenant; provided, however, that the expansion memorandum is for confirmation purposes only and a failure to execute (or delay in executing) the expansion memorandum shall not negate or alter the date on which the portion of the expansion premises delivered to Tenant becomes part of the premises and the consequent adjustments to the size of the premises, the rent payable by Tenant, and the Tenant’s Share. Attached hereto as Exhibit C and incorporated herein by reference is a schedule of the other leases, the rentable square feet leased pursuant to each other lease, the expiration date of each other lease, and information regarding the extension option(s), if any, contained in each other lease. Landlord and Tenant agree that the amount of rentable square feet set forth in Exhibit C accurately sets forth the rentable square feet contained in the expansion premises, and each portion thereof, and, accordingly, shall be used in determining the increase in the rentable square feet of the premises upon delivery of each portion of the expansion premises to Tenant (and the consequent adjustments to the rent payable by Tenant and Tenant’s Share), and shall not be subject to revision. Landlord represents and warrants that the expiration dates for the other leases set forth in Exhibit C are correct; provided, however, that nothing contained therein (or herein) shall be construed to alter Landlord’s obligation to deliver a portion of the expansion premises to Tenant only at such time as the other lease in question has expired, or been earlier terminated, the portion of the expansion premises covered by the other lease has been surrendered to Landlord in the condition required under the other lease (or in such other condition as Landlord or Tenant accepts (subject to the caveat regarding such acceptance set forth above)), and the time period specified in Landlord’s Delivery Notice has elapsed; nor shall any failure by Landlord to deliver any portion of the expansion premises to Tenant by a particular date subject Landlord to any liability whatsoever thererfor or affect the validity of, or Tenant’s obligations under, the Lease and/or this Amendment, or extend the term of the Lease beyond the expiration date set forth in Paragraph 2 below (provided, however, that in no event shall Tenant be obligated to pay rent or perform its other obligations under this Lease with respect to a portion of the expansion premises until such portion of the expansion premises has been delivered to Tenant and with respect to monthly base rent, the one hundred twenty (120) day period referenced in Paragraphs 3(a) and 3(b) of this Amendment ha expired), it being understood and agreed by Tenant that Tenant’s only remedy for Landlord’s failure to deliver any portion of the expansion premises by a particular date is that Tenant will not be required to accept delivery of ay portion of the expansion premises not delivered by the Delivery Deadline. Landlord agrees: (I) that it will not extend the term of an other lease that covers a portion of the expansion premises beyond the expiration date currently set forth in such other lease (other than pursuant to an existing option, if any, to extend such expiration date contained in such other lease); (II) that in the event a tenant under an other lees cover a portion of the

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expansion premises holds over beyond the expiration of such other lease, Landlord shall promptly undertake appropriate legal action to recover possession of the portion of the expansion premises in question, including without limitation initiating an unlawful detainer action against the tenant under the other lease for the portion of the expansion premises in question, and shall keep Tenant apprised, on a regular basis, of the status of any such legal action; and (III) that Landlord shall notify Tenant promptly of the exercise by a tenant under a lease covering a portion of the expansion premises of an option to extend the term of the lease (or the expiration of the option without it being exercised by the tenant under such lease).

(b) Condition of Expansion Premises. Tenant acknowledges and agrees: (i) that it has been a tenant of the Project since 1991 and is generally familiar with, and has satisfied itself with respect to, the condition of the Project (including, without limitation, the Project’s mechanical, plumbing, electrical and fire sprinkler systems and security); (ii) that Tenant has made such investigations as it deems necessary or appropriate regarding the Project (including, without limitation, the expansion premises) with regard to the matters specified in subpart (i) above and the Project’s environmental condition and compliance with applicable laws, and to otherwise satisfy itself that the premises (including, without limitation, the expansion premises) are suitable for Tenant’s intended use; (iii) that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties regarding the Project (including, without limitation, the expansion premises) other than as expressly set forth in this Amendment; (iv) that other than (I) Landlord’s obligation to upgrade one (1) time, at Landlord’s expense, any currently existing restrooms located within the existing premises and the expansion premises to comply with the then applicable requirements of the Americans with Disabilities Act as required by the government agency having jurisdiction (any such upgrade, if required, to be performed by Landlord at the time Tenant is constructing its initial (but not any subsequent) Alterations (as hereinafter defined) in the portion of the existing premises or expansion premises, as the case may be, containing any such restrooms(s)), (II) Landlord’s obligation to perform, at Landlord’s expense, at the time Tenant is constructing its initial (but not any subsequent) Alterations in the existing premises and in any portion or portions of the expansion premises delivered to Tenant, such work, if any, as may be required by the government agency having jurisdiction to keep the common areas of the Project (meaning the building entrances, lobbies, elevators, parking garage and other public areas of the Project) in compliance with then applicable building code requirements (provided, however, that Landlord’s obligation pursuant to this subpart (II) shall exist only with respect to such compliance work, if any, as is required by reason of the approval of plans for Tenant’s Alterations that are approved by the City of San Francisco Building Department prior to June 30, 2002 (the “Approval Deadline”), provided further that the Approval Deadline for any portion of the expansion premises delivered to tenant more than sixty (60) days after the lease expiration date specified in Exhibit C for such portion of the expansion premises shall be the later of June 30, 2002 or the date that is one (1) year after the delivery to Tenant of such portion of the expansion premises), and (III) Landlord’s obligation to provide Landlord’s Tenant Improvement Funds (as defined in Paragraph 6(e) below), neither Landlord, nor any of Landlord’s agents, has agreed to undertake (and Landlord shall not be obligated to provide) any improvements or other alterations (including, without limitation, any tenant improvements) or provide any funds in connection with the delivery and/or Tenant’s use and occupancy of the expansion premises; and (v) that anything in the Lease to the contrary notwithstanding, including without limitation Paragraph 6 thereof (but subject to Landlord’s obligations under clauses (I), (II) and (III) of subpart (iv) of this provision), Landlord shall deliver the expansion premises, and each portion thereof, and Tenant shall accept same, in AS IS condition and repair as of the date of delivery thereof to Tenant. The foregoing notwithstanding, Landlord shall continue to be obligated to comply with Landlord’s obligations under the second paragraph of Paragraph 6 of the Lease.

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2. Term (Paragraph 2). Paragraph 2 of the Lease is amended by replacing it, in its entierty, with the following provision:

The term of the Lease, which commenced on or about February 15, 1991 and is continuing, is hereby extended and, subject to the terms and conditions of the Lease, as amended by this Amendment, the term shall end on February 14, 2011.

3. Rent (Paragraph 3). Paragraph 3 of the Lease is amended by adding the following provision thereto:

Anything in the rent schedules contained in Paragraph 3 of the Lease (and Paragraph 2 of the First Addendum to Lease) to the contrary notwithstanding, Tenant shall pay monthly base rent in accordance with the following provisions:

(a) Period Prior to February 15, 2001. For the period from the date of this Amendment through February 14, 2001 monthly base rent shall consist of: (i) per month for the existing premises (consisting of 96,046 rentable square feet); plus (ii) for any portion of the expansion premises delivered to Tenant during this period, additional monthly base rent calculated on the basis of per rentable square foot per annum; provided, however, the obligation to pay such additional monthly base rent for any such portion of the expansion premises shall not commence until one hundred-twenty (120) days after the date on which the portion of the expansion premises in question is delivered by Landlord to Tenant. The foregoing notwithstanding, (I) Tenant shall not be required to pay the monthly base rent otherwise payable hereunder for the month of June 1998, and (II) the monthly base rent payable by Tenant for the month of July 1998 shall be provided, however, this provision shall not limit or alter Tenant’s other payment obligations under the Lease for the months of June and July, 1998, or otherwise.

(b) Period Subsequent to February !5, 2001. For the period from February 15, 2001 through February 14, 2011 (the expiration of the term of the Lease), monthly base rent for all space which is part of the premises (including the existing premises and any portion of the expansion premises that has been delivered to Tenant) shall equal the amount calculated on the basis of the following rates per rentable square foot (provided, however, that for any portion of the expansion premises delivered to Tenant, the obligation to pay additional monthly base rent for that portion of the expansion premises shall not commence until on hundred-twenty (120) days after the date on which that portion of the expansion premises is delivered by Landlord to Tenant):

(i)	From 2/15/2001 through 2/14/2003	per rentable square foot per annum
(ii)	From 2/15/2003 through 2/14/2006	per rentable square foot per annum
(iii)	From 2/15/2006 through 2/14/2011	per rentable square foot per annum

(c) Examples of Rent Payable and Related Adjustments.. By way of example of the provisions contained in Paragraphs 1 and 3 of this Amendment: (i) If Landlord delivers 10,000 rentable square feet of the expansion premises to Tenant on January 1, 1999, (a) effective as of January 1, 1999, the premises shall consist of 106,046 rentable square feet (and Tenant’s Share shall be adjusted to ), (b) the foregoing notwithstanding, from January 1, 1999 through April 30, 1999, subject to Paragraph 3(e) below, Tenant shall continue to pay in monthly base rent and to pay Tenant’s Share of Operating Expenses and Taxes on the basis of Tenant’s Share as it existed immediately prior to the date of delivery of

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the portion of the expansion premises in question (i.e., a Tenant’s Share of 44%), and (c) as of May 1, 1999 Tenant’s monthly base rent shall be increased by (10,000 rentable square feet x = to a total of per month and Tenant also shall commence paying Tenant’s Share of all Operating Expenses and Taxes on the basis of Tenant’s adjusted Tenant’s Share (i.e., ); and (ii) if Landlord thereafter delivers another 20,000 rentable square feet to Tenant on January 1, 2002, (a) effective as of January 1, 2002 the premises shall consist of 126,046 rentable square feet (and Tenant’s Share shall be adjusted to, (b) the foregoing notwithstanding, from January 1, 2002 through April 30, 2002, subject to Paragraph 3(e) below, Tenant shall continue to pay in monthly base rent (based on the then effective rate of per rentable square foot for 106,046 rentable square feet) and to pay Tenant’s Share of Operating Expenses and Taxes on the basis of Tenant’s Share as it existed immediately prior to the date of delivery of the portion of the expansion premises in question (i.e., a Tenant’s share of and (c) as of May 1, 2002 Tenant’s monthly base rent shall be increased by (20,000 rentable square feet x to a total of per month and Tenant also shall commence paying Tenant’s Share of all Operating Expenses and Taxes on the basis of Tenant’s adjusted Tenant’s Share.

(d) Miscellaneous. Tenant understands and agrees: (i) that the rent concession described above for the one hundred twenty (120) day period following delivery of a portion of the expansion premises is applicable only to the base rent and additional rent payable with respect to the portion of the expansion premises delivered, and that, except as otherwise provided in Paragraph 3(e) below, during said one hundred twenty (120) day period Tenant shall continue to pay all base rent and additional rent Tenant was paying immediately prior to delivery of the portion of the expansion premises delivered to Tenant; (ii) that other than the deferral for the one hundred twenty (120) day period specified herein of Tenant’s obligation to commence paying base rent and Tenant’s Share of Operating Expenses and Taxes on the basis of the adjusted Tenant’s Share, all of Tenant’s obligations and liabilities under this Lease with respect to the portion of the expansion premises delivered to Tenant shall commence as of the date that any such portion of the expansion premises is delivered to Tenant, and (iii) that for the months of February 2001, February 2003 and February 2006 the monthly base rent payable by Tenant shall be calculated by blending the two per rentable square foot rates applicable to these months as indicated in the schedule in subparagraph (b) above.

(e) Additional Rent Concession. Anything in this Paragraph 3 to the contrary notwithstanding, commencing with the monthly base rent payable for the calendar month next occurring after Landlord has delivered a portion of the expansion premises to Tenant (as provided in Paragraph 1(a)), the monthly base rent payable for such next succeeding calendar month (and for the calendar month(s) immediately following if the reduction in monthly base rent provided for herein has not been fully applied) shall be reduced by an amount equal to the product of the rentable square feet contained in the portion of the expansion premises delivered to Tenant multiplied by $2.56, such reductions in the monthly base rent payable by Tenant to continue (on a periodic basis as portions of the expansion premises are delivered to Tenant) until the total amount of monthly base rent Tenant has not been required to pay pursuant to this provision equals (the “Total Rent Concession”). The foregoing notwithstanding, in the event Tenant has, and exercises, the right not to accept delivery of a portion of the expansion premises as provided in Paragraph 1 (a) of this Amendment, Tenant shall not be entitled to reduce the monthly base rent otherwise payable by Tenant under the Lease based on Landlord’s delivery of such portion of the expansion premises, and the Total Rent Concession shall be reduced by an amount equal to the product of the rentable square feet contained in the portion of the expansion premises delivered to and rejected by Tenant multiplied by $2.56. Thus, by way of example: (i) if Landlord delivered the 24,946 rentable square feet of the expansion premises occupied by the U.S. Government (Office of Inspector General) to Tenant during

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September 1999, the monthly base rent payable by Tenant for the month of October 1999 would be reduced by but (ii) if Landlord delivered the 15,601 rentable square feet of the expansion premises occupied by Marine Terminals Corporation during June 2004 and Tenant declined to accept this portion of the expansion premises (June 2004 being after the Delivery Deadline as defined in Paragraph 1(a)), there would be no reduction in the monthly base rent payable by Tenant for July 2004 or otherwise, and the Total Rent Concession to which Tenant is entitled hereunder would be reduced by (to a total of ). Nothing contained in this Paragraph 3(e) shall be construed to limit or alter Tenant’s other payment obligations under the Lease for the months during which the base monthly rent payable by Tenant is reduced pursuant to this provision, or to otherwise affect Tenant’s payment obligations under the Lease.

4. Use (Paragraph 4). Paragraph 4 of the Lease is amended by replacing the first sentence thereof with the following sentence:

The Premises are to be used for general office purposes and uses related thereto and for no other business or purpose; provided, however, that for purposes of this Lease the following uses shall be deemed to be uses related to general office purposes: coffee stations and/or warming pantries; a dining room and cafeteria; an exercise facility; and a conference center; provided further that nothing contained herein shall be construed to negate or alter the requirements in the Lease regarding Landlord’s approval of Alterations (as hereinafter defined) installed by Tenant and/or Tenant’s obligations regarding the installation of any such Alterations, including without limitation any Alterations that Tenant installs to enable Tenant to use premises for the aforementioned permitted uses.

5. Assignment (Paragraph 5). Paragraph 5 of the Lease is amended by adding the following provision thereto:

Anything in Paragraph 5 to the contrary notwithstanding, Tenant may assign this Lease or sublease the premises (or any portion thereof) to a corporation that controls, is controlled by, or is under common control with, Tenant without Landlord’s consent, provided that, (i) in the case of an assignment, the assignee corporation executes a written instrument that is delivered to Landlord prior to the effective date of the assignment pursuant to which it agrees (I) to assume and perform Tenant’s obligations under this Lease, and (II) to recognize and attorn to Landlord and the Landlord under the Lease, and (ii) in the case of a sublease, a copy of the sublease is delivered to Landlord prior to the effective date thereof and it contains a provision confirming the sublease is subject as subordinate to the Lease, and provided further that any such assignment or sublease, shall not release Tenant from its obligations under the Lease. Control, for purposes of this provision, means the controlling entity owns eighty percent (80%) or more of the voting stock of the entity subject to its control.

6. Repairs and Alterations (Paragraph 6). Paragraph 6 of the Lease is amended by deleting therefrom the first sentence thereof and by adding the following provision thereto:

Anything in the Lease (including, without limitation, Paragraph 6) to the contrary notwithstanding:

(a) Tenant’s Alterations. Tenant shall not make or permit to be made any alterations, additions or improvements (singularly and collectively, “Alterations”) to the premises (whether to the existing premises or the expansion premises), or any part thereof, without the prior written consent of Landlord in each instance. Landlord will not unreasonably withhold or delay its consent to any Alterations; provided, however, that all such Alterations shall satisfy and be subject to all of the following conditions: (i) the Alterations will be nonstructural and will not impair or otherwise materially affect the structural components of the building

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or any part thereof; (ii) the Alterations will be to the interior of the premises and will not materially affect any part of the building outside of the premises or affect the outside appearance of the building; (iii) the Alterations will not affect the proper functioning of the building’s mechanical, electrical, plumbing or life safety systems or any other utilities, systems and services of the building, or materially increase the usage thereof; provided, however, that this subpart (iii) shall not be construed to preclude Tenant, subject to Landlord’s prior written consent (which shall not be unreasonably withheld or delayed), from upgrading or supplementing such systems, utilities and/or services; (iv) Landlord will have approved the final plans and specifications for the Alterations, any subsequent changes thereto, and all contractors and subcontractors who will perform them, which approval shall not be unreasonably withheld or delayed; (v) except as hereinafter provided in subparagraph (e) below with respect to Landlord’s Tenant Improvement Funds, all costs and expenses incurred in connection with the Alterations, including the construction and installation thereof, the preparation of the plans and specifications therefor, and the obtaining of all necessary governmental approvals and permits, will be paid by Tenant; and (vi) Tenant will pay to Landlord the reasonable out-of-pocket costs and expenses incurred by Landlord in reviewing Tenant’s plans and specifications and inspecting the Alterations to determine whether they are being performed in accordance with the approved plans and specifications and in compliance with all applicable laws, including the fees of any architect and/or engineer employed by Landlord for such purposes. Landlord agrees to respond to a request by Tenant for consent to any proposed Alterations within ten (10) business days after receipt by Landlord of a written request therefor, accompanied by detailed plans and specifications for the proposed Alterations. The foregoing notwithstanding, Tenant may, without Landlord’s prior written consent (but nevertheless subject to the conditions specified in subparts (i), (ii), (iii) and (v) above), make “cosmetic” Alterations to the premises; provided, however, that Tenant may not expend more than $25,000.00, in toto, in any one calendar year for such “cosmetic” Alterations without first obtaining Landlord’s prior written consent as provided herein, and, prior to commencing any such “cosmetic” Alterations, Tenant shall give Landlord a written notice advising Landlord of such “cosmetic” Alterations and generally describing them. Also, anything herein to the contrary notwithstanding, Tenant acknowledges and agrees that in addition to any other reasonable conditions Landlord may impose as a condition of approving proposed Alterations by Tenant, if such proposed Alterations include a computer room or other Alterations that will have special electrical requirements, Landlord may require that Tenant, at Tenant’s expense, install a separate meter to measure the electricity used by any such computer room or other Alterations with special electrical requirements.

(b) Additional Requirements. The following additional requirements shall be applicable to any and all Alterations performed by or on behalf of Tenant:

(i) Notice of Nonresponsibility. Not less than fifteen (15) days prior to commencement of any Alterations, Tenant shall notify Landlord in writing of the work commencement date so that Landlord may post notices of nonresponsibility about the premises.

(ii) Compliance. All Alterations must comply with all applicable laws, the other terms of this Lease, and the final plans and specifications approved by Landlord, and Tenant shall fully and promptly comply with and observe any rules and regulations of Landlord then in force with respect to the making of Alterations and/or reasonably imposed by Landlord in connection with its approval of the plans and specifications for the Alterations. Tenant shall obtain all necessary permits and certificates for the commencement and performance of Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable insurance requirements, and in a good, first-class and workmanlike manner. Tenant shall be responsible for making, at Tenant’s expense, any additional

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alterations and improvements required by applicable laws to be made to or in the building as a result of any Alterations to the premises made by or for Tenant (other than those if any, Landlord is required to make to perform Landlord’s obligations under Paragraph 11(b)(iv)(I) and (II) of this Amendment).

(iii) Landlord’s Review. Landlord’s review and approval of Tenant’s plans and specifications will be solely for Landlord’s benefit. Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of the design of any Alterations, the plans and specifications therefor, or any other matter regarding any Alterations.

(iv) Violations. Tenant, at its expense, shall diligently cause the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or Tenant’s Representatives (as herein defined), or by any person claiming through or under Tenant or Tenant’s Representatives.

(v) No Interference. Alterations shall be performed so as not to interfere with any other tenant in the building, cause labor disharmony therein, or impose any additional expense on Landlord in the maintenance, repair or operation of the building provided, however, that this sentence shall not be construed to relieve Landlord of Landlord’s obligation under Paragraph 1(b)(iv)(I) and (II) of this Amendment.

(vi) Insurance/Bonds. Throughout the performance of the Alterations, Tenant, at its expense, shall carry, or cause to be carried, in addition to the insurance described in Paragraph 9 of the Lease, broad form builders’ risk insurance in an amount at least equal to the cost of the Alterations and naming Landlord as an additional insured, and such other insurance as Landlord may reasonably require, with insurers and under policies that in form and content are reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of the Alterations and, upon request, at reasonable intervals thereafter until completion of the Alterations. In addition, for any Alterations that will cost more than $100,000.00, upon Landlord’s request, Tenant, at Tenant’s expense, shall provide to Landlord a surety bond (or bonds) from Tenant’s general contractor for Tenant’s Alterations, in form and content reasonably satisfactory to Landlord issued by a surety authorized to do business in California, guaranteeing the performance of the work and payment for all work and materials furnished in connection with the Alterations.

(vii) Indemnity. In addition to, and not in lieu of, any other indemnities of Tenant contained in the Lease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all claims, demands, actions, liabilities, damages, losses, costs and expenses, including without limitation reasonable attorneys’ fees, arising out of or resulting from any Alterations made by or on behalf of Tenant and/or acts or omissions of Tenant and Tenant’s Representatives (as hereinafter defined) in connection therewith, including without limitation any Liens and the removal thereof, any injury to or death of any person or persons, and any damage or destruction of any property (including, without limitation, the premises or any other portion of the Project). Nothing contained in this provision is intended to modify the last paragraph of Paragraph 9 of the Lease.

(c) Ownership and Surrender of Alterations. All Alterations made after the date of this Amendment, including, but not limited to, wall covering, paneling and built-in cabinetry, but excluding Tenant’s trade fixtures, shall become a part of the realty upon their installation and belong to Landlord and shall be surrendered with the premises; provided, however, that Landlord reserves the right to require Tenant to remove from the premises, at Tenant’s expense, upon the expiration or earlier termination of the Lease, any Alterations that Landlord specifies shall be removed at the time Landlord gives its written consent to the installation thereof.

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(d) Liens. Tenant shall, with respect to any Alterations, pay when due all claims for labor, materials and services furnished by or at the request of Tenant or Tenant’s employees, agents, representatives or contractors (“Tenant’s Representatives”). Tenant shall keep the premises, the building and the Project free from all liens, security interests (with the exception of security instruments on equipment leased by Tenant) and encumbrances (including, without limitation, all mechanic’s liens and stop notices) created as a result of or arising in connection with any Alterations or any other labor, services or materials provided for or at the request of Tenant or Tenant’s Representatives, or any other act or omission of Tenant or Tenant’s Representatives, or persons claiming through or under them. (Such liens, security interests and encumbrances singularly and collectively are herein called “Liens.”) Tenant shall not use materials in connection with the Alterations that are subject to any Liens (other than inchoate mechanic’s liens). If Tenant falls to keep the premises, the building and the Project free from Liens, then, in addition to any other rights and remedies available to Landlord, Landlord (i) may require Tenant, at Tenant’s expense, to obtain and record a release of lien bond that will release the premises, the building and the Project from a such Lien, and/or (ii) may directly take any action necessary to discharge such Liens, including. payment to the claimant on whose behalf the Lien was filed. Any sums expended by Landlord (plus Landlord’s administrative costs) in connection with any such action shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord until paid by Tenant at a rate equal to the prime rate charged by Wells Fargo Bank, N.A., plus two percent (2%) or the maximum rate permitted by law, whichever is less. Neither Landlord’s curative action nor the reimbursement of Landlord by Tenant shall cure Tenant’s default in failing to keep the premises, the building and the Project free from Liens.

(e) Landlord’s Tenant Improvement Funds. Landlord agrees to provide to Tenant, on and subject to the terms and conditions specified herein, the following amounts for use by Tenant in connection with the design and/or construction of Tenant’s Alterations (“Landlord’s Tenant Improvement Funds”): (1) a contribution of per rentable square foot included in the existing premises (a total of ) for Alterations to the existing premises; (ii) a contribution of per rentable square foot included in the expansion premises (a total of for Alterations to the expansion premises; and (iii) in addition, upon Tenant’s written request, a loan (or series of loans) of up to but not more than (as determined by Tenant) per rentable square foot included in the expansion premises (a total of ) for Alterations to the premises, any such loan(s) to be on the following terms and conditions: (I) the funds shall be provided pursuant to the same requirements as are hereinafter specified for the contributions to be made by Landlord pursuant to subparts (i) and (ii) above; (II) the term of the loan shall be from the date Landlord advances the funds to February 14, 2011 (the “Loan Term”); (III) the interest rate applicable to any such loan shall be the lesser of ten percent (10%) per annum or the maximum rate permitted by law at the time the funds are advanced; (IV) the loan shall be repaid in full in equal monthly installments (payable on the first day of each calendar month), with the amount of each such monthly installment determined on the basis of fully amortizing the loan over the Loan Term; (V) the loan shall be subject to acceleration and, in the event the Lease is terminated prior to the expiration of the term of the Lease, shall be due and payable, in full, upon any such early termination; (VI) failure to pay any installment of the loan within ten (10) days after the date on which it is due shall be a breach of the Lease; and (VII) at the time any such loan is made, it shall be evidenced by a promissory note incorporating the provisions contained herein (and such other reasonable provisions as Landlord shall require) that shall be executed and delivered by Tenant to Landlord. All of Landlord’s Tenant Improvement Funds, whether provided as a contribution or a loan, shall be provided on a progress payment basis in accordance with the following procedure: (A) a such time as

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Tenant has incurred costs for Tenant’s Alterations, Tenant shall submit to Landlord (x) a written request for the funds in which Tenant shall specify the total costs incurred by Tenant, provide a breakdown of the costs, and describe the Alterations constructed, (y) a certificate from Tenant’s architect certifying to Landlord that the Alterations in question have been Substantially Completed (as defined in Exhibit B to the Lease), and (z) applicable invoices and conditional and/or unconditional (as appropriate) waivers and releases of liens that comply with California Civil Code Section 3262 from contractors, subcontractors, suppliers, and others furnishing work or materials; and (B) within thirty (30) days after receipt of all required documentation by Landlord, Landlord shall provide the funds to Tenant. Tenant understands and agrees that, in all events, all funds provided by Landlord hereunder must be used for the design and/or construction of Tenant’s Alterations.

(f) Tenant’s Maintenance Obligation. Tenant, at Tenant’s expense, shall take good care of the premises, Tenant’s obligation hereunder to include, without limitation, supplying light bulbs for other than standard lighting fixtures, replacing doors (both within and that provide access to the premises) that need to be replaced, maintaining in good condition and repair (and replacing, if necessary) all kitchen appliances and equipment, and maintaining in good condition and repair (and replacing, if necessary) all over building standard electrical, plumbing, heating, ventilating and air conditioning facilities and/or equipment (meaning any such facilities and/or equipment installed by Tenant).

7. Services (Paragraph 8). Paragraph 8 of the Lease is amended by replacing the last two sentences of the first paragraph thereof with the following provision:

Landlord’s obligation hereunder shall include providing such heat and air conditioning as may be required for the comfortable occupation of the premises for general office purposes during the hours of 7:00 a.m. to 7:00 p.m. daily except Saturdays, Sundays and public holidays (“Regular Business Hours”). During hours other than Regular Business Hours, Landlord shall provide similar heat and air conditioning upon not less than twelve (12) hours’ prior notice from Tenant to Landlord, and Tenant, within ten (10) business days after presentation of a bill therefor, shall pay Landlord for such additional service on an hourly basis at the then prevailing rate as established by Landlord (which, as of the date of this Amendment, is $25.00 per hour per half (1/2) floor). The building’s public access elevators will be in operation during Regular Business Hours. During other hours, two (2) such elevators shall be in operation. Landlord shall permit Tenant to use the building’s freight elevator in connection with the construction of Tenant’s Alterations upon not less than twenty-four (24) hours’ prior notice from Tenant to Landlord. Use of the freight elevator by Tenant shall be at up additional charge to Tenant; provided, however, that Tenant, at its expense, shall repair any damage to the freight elevator caused by Tenant or Tenant’s Representatives and the indemnity in Paragraph 6(b)(vii) of this Amendment shall apply to Tenant’s use of the freight elevator.

8. Insurance (Paragraph 9). Paragraph 9 of the Lease is amended by changing the amount specified in the tenth line thereof from One Million Dollars ($1,000,000.00) to Three Million Dollars ($3,000,000.00), and Tenant shall provide to Landlord a certificate confirming that Tenant has the required amount of liability insurance within thirty (30) days after the date of this Amendment.

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9. Default (Paragraph 14). Paragraph 14 of the Lease is amended as follows:

(a) Remedies. The second paragraph of Paragraph 14(b) of the Lease (at the bottom of page 11 of the Lease) is amended by adding the following provision thereto:

Amounts recoverable under Section 1951.2 of the California Civil Code also shall include, without limitation, the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided (and, for this purpose, the worth at the time of award shall be computed by disconnecting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%)).

(b) Late Charges. Paragraph 14(c) of the Lease is amended by changing the late charge payable thereunder to an amount equal to three percent (3%) of any such installment or other sum that is subject to payment of a late charge pursuant to Paragraph 14(c).

(c) Interest. Paragraph 14(d) of the Lease is amended by adding the following proviso at the end of the first paragraph thereof:

provided, however, that in no event shall the interest rate exceed the maximum rate permitted by law.

10. Taxes Payable by Tenant (Paragraph 18). Paragraph 18 of the Lease is amended by changing the period (“.”) at the end of the third sentence thereof (on the 29th line thereof) to a comma (“,”).

11. Rental Adjustment (Paragraph 20). Paragraph 20 of the Lease is amended as follows:

(a) Base Year. Paragraph 20(a) is amended by adding the following sentence thereto at the end thereof:

The foregoing notwithstanding, effective as of February 15, 2001, the Base year shall be calendar year 2001 and, accordingly, commencing effective as of January 1, 2002 Tenant shall pay Tenant’s Share of the excess, if any, of Project Taxes and Operating Expenses based on whether Project Taxes and Operating Expenses for 2002 and each calendar year thereafter exceed Project Taxes and Operating Expenses for calendar year 2001 (and, as provided in Paragraph 20(d) of the Lease, Project Taxes and Operating Expenses for the new Base Year (2001) and for each subsequent Comparison Year (2002 and thereafter) shall be calculated, for any year during which the Project is not fully occupied, as if the Project were 95% occupied during the entire calendar year in question). Through February 14, 2001 Tenant shall continue to pay Tenant’s Share of Project Taxes and Operating Expense based on the excess, if any, of such Project Taxes and Operating Expenses for each calendar year over Project Taxes and Operating Expenses for calendar year 1991.

(b) Tenant’s Share. The first sentence of Paragraph 20(e)(3) of the Lease shall be amended by replacing it, in its entirety, with the following sentence:

“Tenant’s Share,” as of the date of this Amendment, is forty-four percent (44%), but Tenant’s Share shall be adjusted as provided in Paragraph 1 of this Amendment each time a portion of the expansion premises is delivered by Landlord to Tenant, with the revised Tenant’s Share determined by dividing the total rentable square feet of the premises (increased by the portion of the expansion premises delivered to Tenant) by the total rentable square feet of the building (215,357 square feet).

12. Hazardous Substances (Paragraph 28). Paragraph 28 of the Lease is amended by adding the following provision thereto:

Landlord and Tenant agree that the term “Toxic Materials,” as used in the Lease, includes, without limitation, any substance, material or waste that now or

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in the future is regulated or governed by, requires reporting, investigation or remediation under, and/or is defined as a hazardous or toxic waste, substance or material under any federal, state or local law, statue, ordinance, regulation, rule and/or order, including without limitation the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., and §§25117 and 25316 of the California Health and Safety Code and regulations adopted pursuant to the foregoing statutes (and specifically includes, without limitation, gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCB’s), and asbestos).

13. Security (Paragraph 31). Paragraph 31 of the Lease is amended by adding the following provision thereto:

In addition, as further security for the full and faithful performance of very provision of the Lease to be performed by Tenant (and of any loan(s) made by Landlord pursuant to Paragraph 6(e) of this Amendment), Tenant, not later than June 30, 1999, shall deliver to Landlord an irrevocable standby letter of credit (the “Letter of Credit”) in the amount of Three Million Dollars ($3,000,000.00) identifying Landlord as the beneficiary thereof that is issued by a financial institution and contains terms and conditions (and is in a form) approved by Landlord, said approval not to be unreasonably withheld; provided, however, the Letter of Credit, in all events: (i) shall have an expiration date that is no earlier than one (1) year from the date of delivery of the Letter of Credit to Landlord; (ii) shall be payable to Landlord solely upon presentation by Landlord to the issuer at an office of the issuer located in San Francisco, California of (I) Landlord’s draft at sight drawn on the issuer, and (II) a written instrument executed by Landlord stating that Tenant has breached the Lease and specifying the nature of the breach; and (iii) shall permit total or partial drawdowns by Landlord (as hereinafter provided). Landlord shall provide Tenant written notice of Landlord’s intent to draw upon the Letter of Credit at least five (5) days prior to doing so. Tenant shall renew, extend or replace the Letter of Credit with a Letter of Credit that is the same in form and content (other than a change in the expiration date) as the expiring Letter of Credit, and is issued by a financial institution (whether it be the same financial institution that issued the expiring Letter of Credit or a different financial institution) approved by Landlord (said approval not to be unreasonably withheld) not later than sixty (60) days prior to the scheduled expiration date of the then outstanding Letter of Credit, and tenant’s failure to so renew, extend or replace the Letter of Credit shall be an event of default under the Lease (and shall entitle Landlord to immediately draw down the full amount of the Letter of Credit and thereafter hold the cash on and subject to the same terms and conditions applicable to the cash Security Deposit described in the first paragraph of this Paragraph 31). In the event of a default under the Lease (including, without limitation, a default under any loan(s) made by Landlord pursuant to Paragraph 6(e) of this Amendment), Landlord shall be entitled to draw down from the Letter of Credit only the amount of cash, as reasonably determined by Landlord, to which Landlord is entitled in accordance with the provisions of the first paragraph of this Paragraph 31 regarding the application of Tenant’s Security Deposit upon a default under the Lease by Tenant, provided that, within fifteen (15) days after any such partial drawdown by Landlord of the Letter of Credit Tenant provides Landlord a replacement Letter of Credit in the same form and content as the Letter of Credit drawn against by Landlord (and otherwise satisfying the requirements applicable to any Letter of Credit to be delivered hereunder) in the amount of Three Million Dollars ($3,000,000.00) (or, if at that time the required amount of the Letter of Credit is One Million Dollars ($1,000,000.00), in the amount of $1,000,000.00). In the event Tenant does not provide Landlord the replacement Letter of Credit and to hold (and subsequently apply) any cash not applied by Landlord to the existing default under the Lease by Tenant on and subject to the same terms and conditions as the cash Security Deposit provided by Tenant pursuant to the first paragraph of this Paragraph 31. A partial drawdown of the

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Letter of Credit by Landlord shall not preclude Landlord from an additional partial drawdown for the same default under the Lease by Tenant if Landlord reasonably determines that the amount previously drawn down by Landlord is not the amount to which Landlord ultimately is entitled based on the default under the Lease by Tenant, and any such additional partial drawdown of the Letter of Credit shall be made on and subject to the same requirements that are applicable to any drawdown on the Letter of Credit. If prior to February 15, 2006 there has not been an event of default by Tenant under the Lease, the amount of the Letter of Credit to be provided by Tenant hereunder shall be reduced to One Million Dollars ($1,000,000.00), but such Letter of Credit shall otherwise be delivered, renewed, extended or replaced, held by Landlord and drawn against and applied by Landlord on the same terms and conditions specified herein that are applicable to any Letter of Credit provided by Tenant under this Paragraph 31. In the event there has been an event of default by Tenant under the Lease any time prior to February 15, 2006, the Letter of Credit required hereunder shall continue to be in the amount of Three Million Dollars ($3,000,000.00) for the remainder of the Lease term.

14. Parking (Paragraph 32). Paragraph 32 of the Lease is amended by adding the following provision thereto:

Landlord agrees to provide to Tenant up to an additional fifty-five (55) non-reserved automobiles parking spaces (in addition to the fifty (50) non-reserved automobile parking spaces currently available to Tenant) on the following terms and conditions: (i) the additional fifty-five (55) parking spaces shall be made available on a pro rata basis at the same time as Landlord delivers each portion of the expansion premises to Tenant in proportion to the portion of the expansion premises delivered (meaning, by way of example, if Landlord delivers twenty percent (20%) of the expansion premises to Tenant, at that time Tenant shall be entitled to an additional eleven (11) non-reserved automobile parking spaces); (ii) the monthly charge for each such additional parking space shall be the monthly rate then being charged by other buildings located in the vicinity of the Project for similar type parking (the “Market Rate”) at the time Tenant requests the use of any such additional parking space, and said monthly charge shall continue to be subject to adjustment by Landlord throughout the term of the Lease (but not more often than once each calendar year) to the then prevailing Market Rate; and (iii) any such additional parking spaces, in all other respects, shall be made available to, and used by, Tenant on the terms and conditions contained in Paragraph 32 of the Lease. In addition, anything in Paragraph 32 of the Lease to the contrary notwithstanding, effective as of February 15, 2001 the monthly charge for the fifty (50) non-reserved automobile parking spaces currently available to Tenant shall be adjusted to the Market Rate, and such charge shall be subject to further adjustment as provided herein with respect to the additional parking spaces that will be made available to Tenant in connection with the delivery of the expansion premises.

15. Signage (Paragraph 33). Paragraph 33 of the Lease is amended by adding the following provision thereto:

Any additional signage that Tenant wishes to install, whether on the interior or exterior of the building: (i) shall be subject to Landlord’s prior written consent (including, without limitation, as to the size, color, design and location thereof), when consent shall not be unreasonably withheld or delayed (except that the foregoing notwithstanding, as to the size, color, design and/or location of any such signage to be placed on the exterior of the building or that will be visible from outside the building Landlord may give or withhold its consent in Landlord’s sole and absolute discretion); (ii) shall be installed by Tenant in compliance with all applicable laws and in a good and workmanlike manner and thereafter maintained in good condition and repair by Tenant, all at Tenant’s expense; and (iii) at the expiration or earlier termination of the Lease, shall be removed (and any damage occasioned thereby repaired) by Tenant, at Tenant’s expense.

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16. Brokers (Paragraph 39). Paragraph 39, of the Lease is amended by replacing it, in its entirety, with the following provision:

Landlord and Tenant each represent and warrant to the other that neither of them has had any dealings with any person or entity in connection with this Amendment and/or the negotiation thereof that is a real estate broker or that is, or could claim to be, a finder, other than Insignia/Edward S. Gordon Co., Inc. of California and CAC Group (collectively, “Brokers”). Landlord and Tenant each, as indemnitor, agree to indemnify, defend and hold harmless the other against and from any demands, actions, damages, liabilities, costs and expenses, including without limitation attorneys’ fees, arising out of or resulting from any claim for a commission, fee or other compensation made by any person or entity against the indemnitee party on the basis of agreements and/or representations made by the indemnitor in connection with this Amendment; provided, however, it is understood and agreed that, in all events, Landlord shall not be required to pay any commission, fee or other compensation to Brokers (or either of them) in connection with the Amendment, and Tenant’s indemnity of Landlord shall, include, without limitation, any claim by Brokers (or either of them) for any such commission, fee or other compensation.

17. Option to Extend (Paragraph 42). Paragraph 42 of the Lease is amended by replacing it, in its entirety, with the following provision:

Tenant shall have two (2) options (the “Options”) to extend the term for two (2) additional, consecutive periods of five (5) years each (the “Option Periods”) commencing, respectively, on the date following the expiration of the term of the Lease (as to the first Option Period) and on the expiration of the term of the first Option Period (as to the second Option Period)’ (the “Option Term Commencement Dates”) upon, and subject to, the following terms and conditions: (i) Tenant is not in default under any of the terms, covenants, conditions or provisions of this Lease, either at the time Tenant exercises an Option or at any time thereafter prior to an Option Term Commencement Date; (ii) Tenant shall not have assigned its interest in this Lease nor sublet more than twenty-five percent (25%) of the premises, it being understood and agreed by Tenant that the Options are personal to and shall be exercisable only by Tenant; (iii) no laws shall have been enacted or promulgated that invalidate or modify the Options (or either of them) or any of the terms and conditions of the Options (or either of them); (iv) Tenant shall have notified Landlord of Tenant’s election to exercise the Option no sooner than eighteen (18) nor later than twelve (12) calendar months prior to the expiration of the term of the Lease (as to the first Option), and no sooner than fifteen (15) nor later than twelve (12) calendar months prior to the expiration of the term of the first Option Period (as to the second Option); and (v) as to the second Option, Tenant shall have been entitled to exercise, and shall have properly exercised and extended the term of the Lease pursuant to, the first Option. Unless all of the, foregoing conditions precedent are satisfied, Tenant’s exercise of an Option shall be of no force or effect and the Option, or Options, as the case may be, shall lapse. If all of the foregoing conditions are satisfied, the term shall be extended for the Option Period, and all of the terms, conditions and provisions of this Lease shall continue in full force and effect throughout the Option Period, except that (I) the monthly base rent to be paid by Tenant pursuant to Paragraph 3 of the Lease as of each Option Term Commencement Date shall be the “Fair Market Rent” of the premises as of the Option Term Commencement Pate in question, (II) said Fair Market Rent shall include such annual or other periodic adjustments thereto (if any) during the Option Period on the same basis and/or pursuant to the same formula being used as of the Option Term Commencement Date to periodically adjust the monthly rent being charged for space comparable to the premises (as hereinafter described), (III) the foregoing notwithstanding, in no event shall the monthly base rent to be paid as of an Option Term Commencement Date be less than the monthly base rent payable by Tenant for the month immediately preceding, the Option Term Commencement Date in question, and (IV) each Option, after its exercise, shall be of

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no further force or effect, and Tenant shall have no right to extend the term of this Lease beyond the two (2) Option Periods set forth herein. The term “Fair Market Rent,” as used herein, means the monthly rent being charged for space comparable to the premises in a comparable first-class office building in the vicinity of the Project, taking into account the condition of, improvements to, and length, of lease term for such space. Subject to the limitation specified in subpart (III) above, the determination of the Fair Market Rent shall be made as follows:

(a) Not less than five (5) months prior to the expiration date of the term of the Lease, or the term of the first Option Period, as the case may be, the parties shall meet at a mutually agreeable time and place in an effort to mutually agree on the Fair Market Rent. If the parties are unable to so agree on the Fair Market Rent on or before the date four (4) months prior to the relevant expiration date (the “Arbitration Date”), the determination of Fair Market Rent shall be arbitrated as follows:

(b) Within fifteen (15) days after the Arbitration Date, each party, at its own cost and by giving notice to the other party, shall appoint either a licensed real estate broker or a real estate appraiser (hereinafter, an “Agent”), which Agent, in either case, shall have had at least. ten (10) years’ full-time commercial office rental or appraisal experience in the San Francisco area, to determine Fair Market Rent. If, in the time provided, only one (1) party shall give notice of the appointment of an Agent, the single Agent appointed shall determine the Fair Market Rent. If two (2) Agents are appointed by the parties, the two (2) Agents, within thirty (30) days after their appointment, shall independently, and without consultation, prepare a written determination of the Fair Market Rent and concurrently submit their determinations to both Landlord and Tenant

(c) If the determinations differ, and the parties do not otherwise then agree on the Fair Market Rent within thirty (30) days after receipt of the determinations, the two (2) Agents shall designate an appraiser with a membership in the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers and otherwise meeting the qualifications set forth in subsection (b) above (the “Appraiser”). If the two (2) Agents have not agreed on the Appraiser after ten (10) days, either Landlord or Tenant may apply to the then Presiding Judge of the Superior Court of the City and County of San Francisco for the selection of Appraiser. The Appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The Appraiser shall make an appraisal of the Fair Market Rent within thirty (30) days after selection and without consultation with the two (2) Agents, and shall then select the Fair Market Rent of one of the two (2) Agents that the Appraiser determines Is closest to the Pair Market Rent. The Appraiser shall not have the authority to modify the Fair Market Rents determined by the two (2) Agents, and his sole role shall be to select the Fair Market Rent of the two (2) Agents that is closest to the Fair Market Rent determined by the Appraiser.

(d) If the determination of the Fair Market Rent is for any reason delayed beyond the Option Term Commencement Date, Tenant shall continue to pay the monthly base rent in effect immediately preceding the Option Term Commencement Date until the first day of the month following the determination of the Fair Market Rent. On the first day of the month following the determination of the Fair Market Rent, Tenant shall commence paying the Fair Market Rent as the base rent payable hereunder and also shall pay to Landlord an amount equal to the difference between the total amount of base rent Tenant has paid to Landlord since the Option Term Commencement Date and the total amount that Tenant would have paid if the base rent as adjusted pursuant to this subsection had been in effect as of the Option Term Commencement Date.

(e) Each party shall pay the fees and expenses of its own Agent and fifty percent (50%) of the fees and expenses of the Appraiser.

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(f) Neither the Agents nor the Appraiser shall have any power to modify the provisions of this Lease, and their sole function shall be to determine the Fair Market Rent in accordance with this provision.

18. Storage Space (Paragraph 44). Paragraph 44 of the Lease is amended by adding the following provision thereto:

Effective as of February 15, 2001, Landlord shall provide to Tenant up to an additional 1,218 square feet of storage space (the “Additional Storage Space”) located in the basement of the building (in addition to the 2,400 square feet of storage space currently available to Tenant). Said Additional Storage Space will be provided to Tenant on the same terms and conditions as are specified in Paragraph 44 of the Lease, except that the monthly rental for the Additional Storage space for the first two (2) years following February 15, 2001 shall be based on a rate of $.90 per square foot. Thereafter, (i) the rent for such Additional Storage Space shall be adjusted to the prevailing market rate and be the same as the rate applicable to the balance of the storage space rented to Tenant pursuant to Paragraph 44 of the Lease, and, (ii) the rent for all storage space used by Tenant shall be subject to further periodic adjustment to the prevailing market rate for comparable space in comparable buildings, as reasonably determined by Landlord, but shall not be so adjusted more than one (1) time during each twenty-four (24) month period occurring after February 15, 2003.

19. Moving Expenses (Paragraph 45). Tenant acknowledges and agrees that Landlord has satisfied its obligation pursuant to this provision of the Lease and that the provision, therefore, shall be deleted from the Lease and be of no further force or effect.

20. Consents (Paragraph 47). Paragraph 47 of the Lease is amended by replacing it, in its entirety, with the following provision:

Whenever by the express terms of this Lease the consent of either party is required for an act by the other party, such consent shall not be unreasonably withheld or delayed; provided, however, this provision shall not be construed to limit Landlord’s sole and absolute discretion to give or withhold its consent (i) when the Lease expressly authorizes Landlord to give or withhold its consent “in Landlord’s sole and absolute discretion” or pursuant to a standard described by words of similar effect, (ii) when the Lease does not expressly require the consent of Landlord to the act in question, or (iii) when consenting to the act in question would require or otherwise amount to or result in an amendment or other modification of the provisions of this Lease (such as, by way of example but not limitation, if Tenant requested Landlord’s consent to a change in the permitted use of the premises or to the installation of structural Alterations or Alterations that would affect the structural components of the building), it being understood and agreed by Tenant that under the circumstances described in subparts (i), (ii) and (iii) Landlord may give or withhold its consent in Landlord’s sole and absolute discretion.

21. Additional Provisions. The following provisions are added to the Lease:

48. ROOF RIGHTS. Tenant shall have the right to install improvements on the roof of the building (hereinafter, a “Roof Installation”); provided, however, that: (i) any such Roof Installation, regardless of the nature thereof, shall be an Alteration within the meaning of Paragraph 6 of the Lease and shall be subject to all of the terms and conditions specified therein regarding Alterations (other than subpart (ii) of Paragraph 6(a)); but (ii) anything in Paragraph 6 or elsewhere in the Lease to the contrary notwithstanding, (I) Tenant, at Tenant’s expense, shall maintain in good condition and repair any such Roof Installation (said obligation to include, without limitation, making such replacements, if any, as may be necessary),

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(II) Landlord shall not have the obligation specified in Paragraph 1(b)(iv)(II) of this Amendment by reason of any Roof Installation and, accordingly, Tenant, at Tenant’s expense, shall make any additional alterations and improvements required by applicable laws that must be made by reason of any such Roof Installation, and (III) as to any such Roof Installation that would have a height in excess of six feet (6’), weigh more than two hundred pounds (200 lbs.), cover more than twenty (20) square feet of the surface of the roof, require penetration of the roof membrane in connection with its installation, and/or materially increase the usage of the building’s utilities, systems and/or services, Landlord may give or withhold its consent thereto in Landlord’s sole and absolute discretion.

49. RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant, with respect to any space in the building other than the existing premises, the expansion premises and the space occupied by Pell Development Company as of the date of this Amendment (which other space in the building contains a total of approximately 5,148 rentable square feet and is referred to herein as the “ROFR Space”), a right of first refusal on and subject to the following terms and conditions. Not later than the earlier of (i) ninety (90) days prior to the date on which the ROFR Space, or any portion thereof, is scheduled to become available (meaning the term, including any extension thereof pursuant to an option to renew or extend, of a lease for a portion of the ROFR Space is scheduled to expire) or, (ii) if any lease for the ROFR Space is terminated prior to its scheduled expiration, fifteen (15) days after such termination, Landlord shall give Tenant written notice (the “ROFR Notice”) specifying the date on which Landlord believes it will be able to deliver the portion of the ROFR Space in question to Tenant, the monthly base rent Landlord intends to charge for such portion of the ROFR Space (which rent shall be the then prevailing fair market rent for such space, as reasonably determined by Landlord), and the amount of any tenant improvement allowances and/or free rent period, if any, that Landlord intends to offer in connection with the leasing of the ROFR Space. Tenant shall have thirty (30) days from receipt of the ROFR Notice within which to notify Landlord in writing that Tenant wishes to exercise its right of first refusal and make the portion of the ROFR Space in question part of the premises; provided, however, that Tenant’s rights to exercise such right of first refusal shall be subject to the same terms and conditions specified in subparts (i), (ii) and (iii) of Paragraph 17 of this Amendment to which Tenant’s Options are subject (except that for this purpose subpart (iii) shall mean laws invalidating or modifying the right of first refusal or any of the terms and conditions of the first of first refusal). If Tenant exercises its right of first refusal, Landlord shall deliver the portion of the ROFR Space in question to Tenant on and subject to the same terms and conditions pursuant to which Landlord will deliver the expansion premises to Tenant pursuant to Paragraphs 1(a) and 1(b) of this Amendment and, upon delivery thereof to Tenant, the portion of the ROFR Space in question shall become a part of the premises and leased to Tenant on and subject to the terms, conditions and provisions of this Lease, except that: (i) the monthly base rent payable by Tenant for the portion of the ROFR Space in question shall be the monthly base rent quoted in the ROFR Notice (the “ROFR Space Rent”); provided, however, that such ROFR Space Rent shall be payable until the next scheduled adjustment to the monthly base rent payable by Tenant pursuant to Paragraph 3 and/or Paragraph 17 of this Amendment, at which time the monthly base rent payable for the portion of the ROFR Space in question shall be the greater of the then payable ROFR Space Rent or the rent payable for the balance of the premises pursuant to Paragraph 3 and/or Paragraph 17 of this Amendment, (ii) subpart (iv) of Paragraph 1(b) of this Amendment shall be of no force or effect with respect to the ROFR Space, it being understood and agreed by Tenant that the ROFR Space, and any portion thereof, shall be delivered to and accepted by Tenant in AS IS condition and repair and Landlord shall have no obligation whatsoever to undertake any improvements or other alterations or provide any funds in connection with the delivery and/or Tenant’s use and occupancy of such space (except that anything in this subpart (ii) to the contrary notwithstanding, Tenant shall be entitled to any tenant improvement allowance and/or free rent period specified in the ROFR Notice); and (iii) Landlord shall have

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no liability whatsoever, nor shall it affect the validity of, or Tenant’s obligations under, this Lease if Landlord fails to deliver the portion of the ROFR Space in question by the date specified in the ROFR Notice, but if Landlord has failed to deliver such space within one hundred twenty (120) days after the date specified in the ROFR Notice, Tenant, by giving Landlord written notice within ten (10) days after the expiration of the one hundred twenty (120) day period, may withdraw its agreement to accept the space. If Tenant fails to notify Landlord within the requisite thirty (30) day period that it wishes to accept the portion of the ROFR Space designated in a ROFR Notice (or earlier notifies Landlord in writing that it declines to do so), Landlord shall be entitled to offer the portion of the ROFR Space in question to any third party on any terms and conditions that Landlord determines; provided, however, that if Landlord offers such space to a third party at any time within six (6) months after Landlord’s original ROFR Notice for a monthly base rent that is more than ten percent (10%) less that the monthly base rent specified in Landlord’s original ROFR Notice, or with a tenant improvement allowance that is more than ten percent (10%) greater than that specified in the original ROFR Notice, or with a free rent period that is thirty (30) or more days longer than that specified in the original ROFR Notice, Landlord shall again give a ROFR Notice to Tenant regarding the portion of the ROFR Space in question, and Tenant shall have ten (10) business days within which to agree to accept or decline to accept such space. If Tenant accepts the space, it shall be on and subject to the terms and conditions specified herein for acceptance of any ROFR Space; if Tenant declines to accept the space, Landlord thereafter may rent the space to any third party on any terms and conditions that Landlord determines, subject, however, to the obligation to again give Tenant an ROFR Notice (and the opportunity to accept the space subject to the terms and conditions specified herein for acceptance of any ROFR Space) if within six (6) months after the most recent ROFR Notice given to Tenant the terms on which Landlord offers the space to a third party again exceed the parameters specified in the foregoing proviso with respect to monthly base rent, tenant improvement allowance or free rent period when compared to the most recent ROFR Notice given to Tenant by Landlord. The first sentence of this Paragraph 49 notwithstanding, in the event the space occupied by Pell Development Company as of the date of this Amendment will no longer be occupied by Pell Development Company, another entity owned or controlled by the Pell family or any member(s) thereof (meaning Joseph Pell, his spouse and/or their lineal descendants), or any member(s) of the Pell family, such space thereupon shall become ROFR Space and shall be subject to the provisions of this Paragraph 49.

50. ACCESS CARDS. Landlord, at Landlord’s expense, shall provide to Tenant (i) an additional fifty (50) access cards, on a pro rata basis, at the time Landlord delivers portions of the expansion premises located on the first floor of the building to Tenant, and (ii) an additional two hundred (200) access card per floor; on a pro rata basis, at the time Landlord delivers portions of the expansion premises on floors 2, 5 and 6 of the building to Tenant. Any additional access cards, including without limitation access cards that must be provided to Tenant due to existing cards being lost, destroyed or stolen, shall be provided to Tenant by Landlord, at Tenant’s expense.

In the event of any conflict or inconsistency between the provisions in the Lease and the provisions in this Amendment, the provisions in this Amendment shall control. Other than as amended by this Amendment, the provisions in the Lease shall remain the same, and the Lease, as amended by this Amendment, shall remain in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

600 Harrison, A California corporation		Miller Freeman, Inc., a Delaware corporation

By:	/s/ Karen Pell	By:	/s/ Don Pazour
Name:		Name:	Don Pazour
Its:		Its:	President & CEO

By:	/s/ Karen Pell 5-19-98	By:	/s/ Warren Ambrose
Name:	Karen Pell	Name:	Warren Ambrose
Its:	V.P.	Its:	Sr. VP & CFO

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[Drawing]

Exhibit “A”

[Drawing]

Exhibit “A”

[Drawing]

Exhibit “B”

[Drawing]

Exhibit “B”

[Drawing]

Exhibit “B”

[Drawing]

Exhibit “B”

FIRST ADDENDUM TO LEASE

THE FIRST ADDENDUM LEASE, dated for references purposes only April 23, 1993, is made between 600 Harrison, a corporation, (“Landlord”) and Miller Freeman, Inc. (“Tenant”) to be a part of that certain Agreement of Lease dated May 31, 1990, between Landlord and Tenant (herein the “Lease”) concerning 80,855 rentable square feet of space (“the Premises”) located at 600 Harrison Street in San Francisco, California. Landlord and Tenant agree that the Lease is modified and supplemented by this First Addendum as follows:

1)	Premises: (Paragraph 1) The description of the leased premises is hereby amended so as to add 15,191 rentable square feet on the west side of the first floor of the building. The leased Premises as expanded shall total 96,046 rentable square feet as shown on Exhibit A attached hereto and made a part of the Lease.

2)	Rent: (Paragraph 3) For any months in which Tenant occupies the new space on the first floor prior to January 1, 1994, the rent on the first floor space shall be free.

As of January 1, 1994, Tenant’s rent shall be $162,077.61 until February 15, 1995. Thereafter, rent adjustments are as follows:

Months 49-60
Months 61-72
Months 73-84
Months 85-96
Months 97-108
Months 109-120

3)	Operating Expense Adjustments: (Paragraph 20) Tenant’s proportional share shall be equal to forty four percent (44%).

4)	Tenant Improvements: Landlord will turnkey the space based on the space plan dated April 27, 1993. Any upgrades or increases to the price of this plan will be the responsibility of Miller Freeman. All costs over the approved plan shall be paid by Tenant within thirty (30) days of receipt of an invoice from Landlord.

5)	Occupancy: Tenant may move into the space as soon as construction is completed.

6)	Lease: Except as herein or heretofore modified or supplemented in writing, the original lease remains in full force and effect.

LANDLORD:	TENANT:
600 Harrison	Miller Freeman, Inc.

By:	/s/ [illegible]	By:	/s/ William Ambrose
As:	General Partner	As:	Chief Financial Officer

Date:	5/11/93	Date:	5/11/93

AGREEMENT OF LEASE

THIS LEASE is made on the 31st day of May, 1990, between 600 Harrison, a California corporation (“LANDLORD”) and Miller Freeman Publications, Inc. a California corporation (“TENANT”).

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (hereinafter “premises”) constituting approximately 80,855 rentable square feet as shown on Exhibit “A” attached hereto, which premises are located on the third and fourth floors of that building commonly known as 600 Harrison Street, San Francisco, CA (hereinafter “the building”). The building is located on that real property commonly known as “600 Harrison” (hereinafter “the Project”), which includes the building, parking garage, arcade, landscaping and related improvements.

2. TERM. The term of this lease shall be ten (10) years and shall commence on the 1st day of November, 1990, and end on the 31st day of October, 2000, inclusive; provided, however that in the event Landlord is unable to deliver possession of the premises to Tenant upon the date above specified for the commencement of the term of this lease, neither Landlord nor its agents shall be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, and the term herein specified shall in such case commence upon the date of delivery of possession of the premises to Tenant and shall terminate ten (10) years thereafter.

In such event Tenant shall not be liable for any rent until such time as Landlord shall deliver possession of said premises to Tenant.

In the event that Landlord fails to deliver possession of the premises to Tenant by March 1, 1991, Tenant shall have the right to terminate this lease upon written notice to Landlord, provided that neither party shall be liable to the other in the event of any such termination. The above-stated date shall be tolled by a number of delays equal to the number of days of delay in construction of tenant improvements caused by Tenant or its architect (as defined in Exhibit B attached hereto).

Prior to the commencement of the term, with Tenant’s and Tenant’s architect’s cooperation, Landlord shall diligently construct and substantially complete (subject to punchlist items identified by Tenant in a walkthrough inspection of the premises, as set forth in Exhibit B) in a timely manner for the benefit of Tenant all of those improvements (“Tenant Improvements”) described in Exhibit B attached hereto and incorporated herein by this reference.

3. RENT. Tenant agrees to pay to Landlord as rent for the premises the amounts listed below for the months indicated in advance commencing on the 1st day of the term of this lease (subject to Paragraph 36 hereof) and continuing on the 1st day of each calendar month thereafter during the term, except that if the 1st day of the term shall not be the 1st day of the month, the rental for the portion of the term occurring in the first and last calendar months or the term shall be appropriately prorated. All installments of rent shall be paid at the office of Landlord, or at such other place as may be designated in writing from time to time by Landlord, in lawful money of the United States and without deduction or offset for any cause whatsoever. The rental for which provision is hereinabove made shall be subject to adjustment as provided in Paragraph 20 hereof, or other covenants and conditions hereinafter set forth. The monthly rental amounts are as follows:

Months 1-4
Months 5-12
Months 13-24
Months 25-36
Months 37-48
Months 49-60
Months 61-72
Months 73-84
Months 85-96
Months 97-108
Months 109-120

All other sums which are to be paid to Landlord by Tenant pursuant to the terms of this lease shall be deemed additional rent, and shall be paid by Tenant to Landlord within ten (10) days after receipt by Tenant of a billing therefor or at such other time as is specifically provided in this lease. Tenant agrees that Landlord may, at its option, apply all sums received from Tenant or due to Tenant against amounts due and payable hereunder as Landlord determines, notwithstanding any instructions or designations to the contrary.

4. USE. The premises are to be used for general office purposes and uses related thereto and for no other business or purpose. No use shall be made or permitted to be made of the premises, nor acts done in or about the premises, which will in any way conflict with any law, ordinance, rule or regulation, permits, occupancy certificate, or other entitlement affecting the use or occupancy of the premises, now or hereafter in effect, or which will increase the existing rate of insurance policy covering the building or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold in or about the premises any article which may be prohibited by the standard form of fire insurance policy. Tenant has heretofore provided Landlord with a list of equipment to be used in the premises and has informed Landlord that its use of the premises involves desktop publishing (not printing presses). Based on such information, Landlord acknowledges that Tenant’s contemplated use of the premises as described above is in compliance with the existing laws affecting the building and is a permitted use under this Paragraph 4. Tenant shall at its own expense comply with all present and future laws, ordinances, orders, rules, regulations, and/or requirements of all governmental authorities pertaining to the condition, use or occupancy of the premises, or Tenant’s activities therein, provided that nothing in this Paragraph 4 shall require Tenant to make any structural alterations to any part of the building or to remove or otherwise remediate any toxic or hazardous substances not placed in the premises by Tenant. Should any future law prevent Tenant’s specific use or occupancy of the premises, as herein contemplated, Tenant shall have the right to terminate this lease, provided that Tenant has used due diligence to comply with the requirements of any such law but is unable to do so without changing the basic nature of its business. Tenant shall not commit, or suffer to be committed, any waste upon the premises, or any public or private nuisance, or other act or thing which may obstruct or disturb the quiet enjoyment of any other tenant in the Project, or be incompatible with a first class office building, nor shall Tenant, without the written consent of Landlord, use any apparatus, machinery or device in or about the premises which shall cause any substantial noise or vibration, or which shall substantially increase the amount of electricity or water, if any, agreed to be furnished or supplied under this lease. Tenant shall not install or use heat-generating machines, excess lighting, or other equipment which may affect the temperature otherwise maintained by the air conditioning equipment, without the prior written consent of Landlord. Tenant further agrees not to connect with electric wires or water or other pipes any apparatus, machinery or device without the consent of Landlord. Tenant may install the usual office machines and equipment, such as electrical typewriters, adding machines, teletypewriters, computers, computer work stations and computer equipment and similar equipment.

5. ASSIGNMENT. Tenant shall not directly or indirectly sell, assign, mortgage, encumber or transfer this lease, sublet the premises or any part thereof or allow any other person (excepting Tenant’s agents and employees) to occupy the premises or any portion thereof, without the prior written consent of Landlord. Any such proposed, attempted or consummated sale, assignment, mortgage, encumbrance, transfer, subletting, occupancy or other prohibited act described in the preceding sentences is herein collectively called a “transfer” and the person or entity who or which is the proposed or actual recipient of a “transfer” is herein collectively called a “transferee.” This prohibition against transfers includes the transfer of the effective voting control of Tenant from the person(s) having such control as of Tenant’s execution of this lease (if Tenant is a corporation other than a publicly held corporation), the resignation or cessation of a general partner (if Tenant is a partnership), a transfer by involuntary act or by operation of law or otherwise. Notwithstanding anything in the foregoing to the contrary, nothing in this Paragraph 5 shall prevent Tenant from a transfer of this lease in connection with a merger or other reorganization of Tenant’s business, or in connection with a sale of Tenant’s business, provided however that Tenant shall not be released from its obligations under the lease in the event of any such transfer. Tenant shall give Landlord written notice of any proposed transfer. Said notice shall state the proposed commencement date of the desired transfer, all material terms of the proposed transfer, the name and address of the proposed transferee, and Tenant shall deliver to Landlord with said notice a true and complete copy of all agreements relating to the proposed transfer together with current complete financial statements of the proposed transferee. Thereafter, Tenant shall immediately furnish Landlord with any other information concerning the proposed transferee as Landlord shall request.

Upon receipt of such notice from Tenant, Landlord shall have the prior right and option to sublet from Tenant, at a rental equal to the lesser of (a) the same rental (including adjustments thereto) as Tenant is required to pay hereunder or (b) the proposed sublease rent, and for the same term as the proposed transfer, the portion of the premises specified in Tenant’s notice. Landlord shall exercise such option by written notice to Tenant within thirty (30) days after receipt of Tenant’s notice (including all information required to accompany such notice), during which period Tenant may not withdraw such notice. Such subletting by Landlord shall commence on the date stated in Landlord’s notice, which shall be no later than sixty (60) days after the date of Landlord’s notice. If Landlord elects to sublet the premises pursuant to its right herein, then Landlord shall have the right for its own account to further sublease such portion of the premises to any person, including the proposed transferee, on such terms and conditions as Landlord and such transferee may agree. If Landlord exercises its option as to less than all of the premises, Tenant shall provide access to such portion of the premises, the rental (as determined in Paragraph 3) and Tenant’s Share (as determined in Paragraph 20) for the portion of the premises subject to such option shall be determined by a pro rata computation on the basis of the number of square feet subject to such option, and Tenant shall be relieved of any liability with respect to the portion of the premises so subleased by Landlord until the term of such sublease expires or is terminated.

Notwithstanding the above to the contrary, if Landlord further subleases all or any portion of the premises to a third party at a higher rent (taking into account any amounts which sublessee is required to pay as operating expense and tax reimbursements) than that required hereunder, Landlord shall notify Tenant of such higher sublease rent and shall pay Tenant 50% of the excess rent collected from such sublessee until this lease expires or is terminated pursuant to the terms hereof (but excluding any extended term) after deduction from such excess rent of Landlord’s expenses in connection with such sublease, provided that if any excess rent is payable to Tenant hereunder, Tenant shall not be released from its obligations under this lease with respect to the portion of the premises so subleased.

If Landlord shall not exercise its prior right to sublet the premises from Tenant after receipt of Tenant’s notice, Landlord shall not unreasonably refuse its consent to Tenant’s transfer of the entire premises. Notwithstanding any other provision hereof, a transfer of less than all of the premises may result in overuse of the premises, overburdening of the building facilities, increased building management expenses, and increased costs of demolition of tenant improvements at the termination of the lease. If Landlord reasonably determines that any such results will occur, Landlord may reasonably refuse to consent to any such partial transfer. Landlord may grant its consent on reasonable conditions including but not limited to (i) Landlord’s reasonable approval of the proposed transferee’s financial status; (ii) Landlord’s reasonable approval of the proposed tenant improvement plan, including any modifications affecting the HVAC system; (iii) a condition that the proposed tenant improvements are to be made either by or under the direction of Landlord (including a reasonable charge for Landlord’s overhead and administration) or by a contractor reasonably approved by Landlord; and (iv) a condition that fifty percent (50%) of the rentals and other payments under any sublease collected by Tenant in excess of the rental required hereunder shall be paid to Landlord after deduction of Tenant’s expenses in connection with such sublease.

Any transfer hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this lease other than as specifically set forth above. As a condition to Landlord’s prior written consent as provided for in this paragraph, the transferee(s) shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this lease, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each sublease and an agreement of said compliance by each transferee. Tenant shall not agree to any modification of such sublease, including any further transfer, without Landlord’s prior written consent.

If Landlord consents to any such subletting or assignment, Tenant shall pay to Landlord the amount of all Landlord’s reasonable costs of processing such proposed transfer (including, without limitation, the costs of reasonable attorney’s and other professional fees (not to exceed an amount equal to five hours of Landlord’s attorney’s time billed at the normal rate charged by such attorney for such services) and administrative, accounting and clerical time).

Consent to any transfer shall not constitute consent to any subsequent transfer. If Tenant makes any transfer without the prior written consent of Landlord, Landlord may collect rent from the transferee and apply such rent against amounts owing hereunder without waiving its rights hereunder, and consent of Landlord shall not be deemed or presumed from such conduct. Landlord may, at its option, terminate this lease in the event of any transfer of this lease which does not comply with the provisions of this paragraph.

6. REPAIRS AND ALTERATIONS. Subject to any punchlist items prepared in accordance with Exhibit B and to any patent defects discovered within 90 days after delivery of the premises or latent defects discovered within one year after delivery (provided that nothing herein shall be construed to require Landlord to correct any items in the premises which were damaged by Tenant’s misuse thereof). Tenant agrees by taking possession of the premises as herein set forth that such premises are then in a tentantable and good condition and conform with the requirements of this lease, that Tenant will take good care of the premises, and that the same will not be altered, repaired or changed without the written consent of the Landlord. Notwithstanding the foregoing, Tenant may, with advance written notice to Landlord but without the consent of Landlord, from time to time and at any time during the term of this lease, remove and move interior non-demising partitions, and move wires, cabling and power poles and make other similar changes within the premises in accordance with its customary practice, provided that Tenant shall repair any damage caused by such work to Landlord’s satisfaction. Such changes may be done by Tenant or its agents or by contractors hired by Tenant, at its own expense. Tenant shall promptly notify Landlord of any damage to or defect in any part of the premises, or in any equipment or utility system serving the premises, of which Tenant becomes aware and which is likely to cause or result in death or injury to any person or damage to property notwithstanding that Landlord may have no obligation hereunder, Tenant agrees that all alterations, improvements, repairs or maintenance of the premises shall, except as otherwise herein agreed, be made either by or under the direction of Landlord but at the expense of Tenant (including a reasonable charge for Landlord’s overhead and administration) and Tenant hereby waives the provisions of Subdivision (1) of Section 1932 and of Sections 1941 and 1941.1 of the Civil Code of California, and all rights to make repairs at Landlord’s expense under the provisions of Section 1942 and 1942.1 of the Civil Code or any other provision of law. Unless otherwise provided by written agreement, all alterations, improvements and changes that may be permitted by Landlord shall at the termination of the lease become the property of Landlord, and shall remain upon and be surrendered with the premises, provided however, that at Landlord’s option and provided that Landlord has notified Tenant of Landlord’s election of such option at the time consent of such alteration is given, Tenant shall, at Tenant’s expense, when surrendering the premises, remove the same and restore the premises to their original condition at the commencement of this lease, taking into account normal wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, any improvement or fixture placed on the premises by Tenant at Tenant’s cost and expense may be removed from the premises by Tenant upon termination of this lease, provided that any damage to the premises caused by such removal shall be repaired by Tenant at its sole cost and expense. All damage or injury done to the premises by Tenant, or by any persons who may be in or around the premises with the consent of Tenant, shall be paid for by Tenant. Tenant shall, at the termination of this lease by the expiration of time or otherwise, surrender and deliver up the premises to Landlord in as good condition as when received by Tenant from Landlord, reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall pay for all damage to the building, the Project, or appurtenant areas or equipment, as well as all damage to tenants or occupants thereof or their property caused by Tenant or its employees or contractors.

Landlord shall diligently maintain and keep in good condition (comparable with other first-class office buildings in the vicinity of the building) the building and all public areas thereof, including lobbies, elevators, and elevator lobbies, and the roof, basement, and foundation, the exterior walls thereof, all windows, and structural components of the building, as well as all building systems, including the electrical system and the heating, ventilation and air conditioning system.

7. TRADE FIXTURES. Subject to the provisions of Paragraphs 4 and 6 hereof, Tenant may install and maintain its trade fixtures on the premises, provided that such fixtures, by reason of the manner in which they are affixed, do not become an integral part of the building or premises. Tenant may at any time or from time to time during the term hereof, or upon the expiration or termination of this lease, alter or remove any such trade fixtures so installed by Tenant. If not so removed by Tenant on or before the expiration or termination of this lease, Tenant, upon the request of Landlord, shall remove the same. Any damage to the premises caused by any such installation, alteration or removal of such trade fixtures shall be promptly repaired at the expense of the Tenant.

8. SERVICES. Landlord shall furnish the premises, during reasonable and usual business hours as determined by Landlord and subject to the regulations of the Project, with a reasonable amount of water and electricity suitable for general office uses including a normal complement of electrical office equipment (including the use of computers and related equipment for desktop publishing by Tenant’s employees), daily janitor service, except on Saturdays, Sundays and public holidays, window washing with reasonable frequency (no less than twice a year or in accordance with industry standards, whichever is greater), replacement of fluorescent tubes and light bulbs, toilet room supplies, and elevator service consisting of non-attended automatic elevators. Such heat and air-conditioning as may be required for the comfortable occupation of the premises will be provided during the hours of 7:30 AM to 6:00 PM daily except Saturdays, Sundays and public holidays. During other hours, Landlord shall provide reasonable heat and air-conditioning upon twenty-four (24) hours’ notice by Tenant to Landlord, and Tenant, upon presentation of a bill therefore, shall pay Landlord for such service on an hourly basis at the then prevailing rate as established by Landlord.

Landlord shall cause special meters to be installed in the premises and connected to the main electrical room to measure the amount of electric current consumed for the four computer rooms located in the premises which will have 24 hour supplemental HVAC service. Tenant shall contribute $5,000 toward the cost of such meters and their installation; Landlord shall pay the balance of such cost. Tenant shall establish a separate account with PG&E for service measured by such meters and shall pay PG&E directly for all such electric current so consumed. Tenant shall pay for the maintenance and repair of the meters and supplemental HVAC units. Tenant shall pay all such charges within fifteen (15) days after receipt of an invoice from Landlord from time to time. Landlord shall not be liable for direct or indirect or consequential damage or damages for (i) personal discomfort, inconvenience, illness, injury or death of Tenant, its employees, agents, invitees, clients, licensees, guests, customers or any other persons whatsoever, nor (ii) injury or damage to property, nor shall Tenant be entitled to any compensation, diminution or abatement of rent, or any claim for constructive or actual eviction by reason of the operation or non-operation of any of the above-referenced equipment or systems, or by failure or deficiency of Landlord to provide any of the above-referenced services, or for any interruption, reduction, or cessation of the supply, quality or character of any utility or other service, or for any act or omission on the part of any person(s) employed or retained by Landlord to perform any work under this section, except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors. Notwithstanding the above to the contrary, Tenant shall not be entitled to assert a claim for consequential damages based on the loss of computer or other electronic data unless Tenant has taken prudent measures to implement backup storage of all such data on a regular basis (in no event less than once a day).

Landlord’s obligations hereunder are subject to adoption by Landlord of energy conservation measures required or requested by any governmental entity or reasonably determined by Landlord, and Tenant shall cooperate fully in effectuating such energy conservation measures upon request of Landlord including without limitation those measures specified in the Project Rules and Regulations.

9. INSURANCE. Notwithstanding any other provision of this lease, Tenant at its expense shall maintain the following insurance coverages: (a) worker’s compensation insurance as may be required by law; (b) comprehensive general liability with “extended liability” endorsement and adequate all risk property damage insurance (including without limitation plate glass coverage) in a form equivalent to the current Insurance Services Office “all risk” form, and issued by an insurer reasonably satisfactory to Landlord, with a combined single liability limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000) per occurrence, or such greater amount as Landlord may reasonably require from time to time, which shall in no event be greater than the coverages then customarily required by landlords of office premises in the vicinity of the premises, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant’s use or occupancy of the premises; and (c) “all risk” property insurance on Tenant’s personal property and fixtures and all Tenant’s improvements to the premises. Tenant’s property policies shall not provide for deductible amounts in excess of $1,000 without the prior written consent of Landlord. All such insurance shall insure performance by Tenant of the indemnity and hold harmless provisions of Paragraph 10 hereof to the extent such performance can be insured at reasonable rates. Landlord shall be named as an additional insured with Tenant on such liability policy, and such policy shall include cross-liability endorsements. Tenant’s liability policy of insurance shall be primary and noncontributory to any insurance carried by Landlord. At the commencement of the lease term, and annually on renewal of such insurance, Tenant shall deliver to landlord an original certificate of such insurance from the insurer, which certificate shall show the coverages required by this lease (including, without limitation, that Tenant’s insurance is primary and noncontributory with respect to any insurance of Landlord), that Landlord shall be an additional insured, and shall provide that such policy shall not be canceled or modified without thirty (30) days prior written notice by the insurer to Landlord. If Tenant fails to obtain such insurance or to furnish such certificate as required in this Lease, Landlord may (but only after having provided Tenant with ten (10) days’ written notice of Landlord’s intent to do so), but shall not be obligated to, obtain such insurance at the expense of Tenant, and Tenant shall promptly pay such expense to Landlord.

Landlord may, without diminishing or affecting in any way Tenant’s obligations to maintain insurance as herein provided, maintain any insurance coverage on the building, the Project, or the premises deemed appropriate by landlord in its sole discretion, including without limitation lessor’s risk or comprehensive general liability insurance, worker’s compensation insurance, extended coverage, fire or casualty insurance, with replacement cost riders, flood or earthquake insurance, rental or business interruption insurance, and such insurance may provide for such deductible amounts in amounts deemed appropriate by Landlord. Landlord shall have no obligation to maintain such insurance. Notwithstanding any contribution by Tenant to Landlord for insurance premiums as part of the operating expenses as may be required in this lease, no insurable interest is conferred upon Tenant under any policies carried by Landlord, and Tenant shall have no right to receive any proceeds of insurance from policies carried by Landlord. Notwithstanding anything herein to the contrary, Landlord shall adequately insure the building and the public areas of the building in amounts not less than the full replacement cost of such building and public areas, Landlord shall maintain public liability insurance in the coverage, type and amounts required of Tenant in this Paragraph 9, and shall maintain such other insurance as is customarily maintained by the operators and owners of comparable office buildings in the same geographic area as the building. All such insurance shall insure performance by Landlord of Landlord’s indemnity and hold harmless provisions hereunder to the extent such performance can be insured at reasonable rates. Landlord’s liability policy shall be primary and noncontributory to any insurance carried by Tenant. Landlord currently does not carry earthquake insurance on the building. If Landlord has not carried earthquake insurance on the building at any time during the Base Year, Landlord shall obtain a quote for such insurance. In the event that Landlord elects to carry such insurance in any year after the Base Year, the Base Year Operating Expenses shall be increased by the amount of the premium quoted to Landlord for such insurance. If Tenant desires to receive indemnity by way of insurance for any property, work or thing whatever, Tenant shall insure same for its own account and shall not look to Landlord for reimbursement or recovery in the event of loss or damage from any cause, whether or not Landlord has insured same and recovered therefor.

Each party hereby waives its right of recovery against the other for any insured losses regardless of cause or origin, including negligence of the other party hereto, and convenants that no insurer shall hold any right of subrogation against such other party. Each party shall advise insurers of the foregoing, and such waiver shall be a part of each policy maintained by each party which applies to the premises or Tenant’s use and occupancy of any part thereof.

10. HOLD HARMLESS AND NONLIABILITY OF LANDLORD. Inasmuch as Tenant has agreed to carry the insurance-specified in Paragraph 9, the parties agree that Landlord shall not be liable to Tenant for, and Tenant hereby waives all claims against Landlord with respect to or arising out of, any death or injury or damage that may result to any person or property in or about the premises, or the Project, from any cause whatsoever, including but not limited to injury or damage resulting from any defects in the Project or any equipment located therein, or from fire, water, gas, oil, electricity or other cause or any failure in the supply of same, or from the acts or omissions of any persons, including co-tenants, or any acts or omissions of Landlord, except insofar as such injury or damage may result from the negligence or willful misconduct of Landlord or its employees. In addition, Landlord shall not be liable for any loss or damage for which Tenant is required to insure pursuant to Paragraph 9, nor for any loss or damage resulting from any construction, alterations or repaid.

Except to the extent of Landlord’s negligence or willful misconduct, Tenant agrees to indemnify and hold Landlord harmless against all claims, and the expense of defending against such claims, for death or for injury or damage to persons or property occurring in or about the premises or occurring outside the premises but resulting in whole or in part by the negligence or willful misconduct of Tenant or its agents, employees, contractors, licensees or invitees. Tenant further agrees to indemnify and hold harmless Landlord against any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of any work or thing whatsoever done by or for Tenant in or about or from transactions of Tenant concerning the premises, except for claims by Landlord’s contractors or other agents of Landlord performing work in the premises on behalf of Tenant but under the direction of Landlord and will further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default on the part of the Tenant to be performed pursuant to the terms of this Lease. Tenant shall also indemnify and hold harmless Landlord against all costs, counsel fees, expenses and liabilities incurred in connection with any such claims or actions or proceedings brought thereon. If any action or proceeding is brought against Landlord by reason of any such claims or liability, Tenant agrees to defend such action or proceeding at Tenant’s sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 10 shall survive the expiration or termination of this Lease.

Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by or against Tenant, or by or against any person holding under or using the premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant shall pay to Landlord the amount of any judgment rendered against Landlord or the premises or any part thereof, and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in or in connection with such litigation.

Except to the extent of Tenant’s negligence or willful misconduct, Landlord agrees to indemnify and hold Tenant harmless against all claims, and the expense of defending against such claims, for death or for injury or damage to persons or property occurring in the Project which results in whole or in part by the negligence or willful misconduct of Landlord or its agents, employees, contractors, licensees or invitees. Landlord will further indemnify and hold Tenant harmless against any and all claims arising from any breach or default on the part of Landlord to be performed pursuant to the terms of this lease. Landlord shall also indemnify and hold Tenant harmless against all costs, counsel fees, expenses and liabilities incurred in connection with any such claims or actions or proceedings brought thereon. If any action or proceeding is brought against Tenant by reason of any claims or liability, Landlord agrees to defend such action or proceeding at Landlord’s sole expense by counsel reasonably satisfactory to Tenant.

Should Tenant, without fault on Tenant’s part, be made a party to litigation instituted by or against Landlord, or arising out of or resulting from any act or transaction of Landlord, Landlord shall pay to Tenant the amount of any judgment rendered against Tenant, and all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in or in connection with such litigation.

11. DESTRUCTION. If the premises or the building wherein the same are situated shall be destroyed by fire or other cause, or be so damaged thereby that they are untenantable and cannot be rendered tenantable within one hundred eighty (180) days from the date of such destruction or damage in the reasonable opinion of the Landlord, Landlord shall so notify Tenant in writing within thirty (30) days after the date of such destruction or damage, and either Landlord or Tenant may terminate this lease by giving written notice to the other within thirty (30) days after the date of the first notice. If neither party elects to terminate this lease, or if the damage or destruction shall not be such as to permit termination of this lease as above provided, Landlord shall with due diligence, to the extent possible with insurance proceeds received by Landlord, repair said premises, and a proportionate reduction shall be made in the rent herein corresponding to the time during which and to the extent by which Tenant shall be deprived of possession or the use of the premises to conduct its business therein, as reasonably determined by Landlord. The provisions of Subdivision 2 of Section 1932 of the California Civil Code, and of

Subdivision 4 of Section 1933 of that Code, shall not apply to this lease, and Tenant waives the benefits of such provisions. In repairing the premises, Landlord may use designs, plans and specifications other than those used in the original construction, and may alter or relocate any or all of the building, including the premises, provided that the premises as altered or relocated shall be in all material respects reasonably comparable to the premises as defined herein. Leasehold improvements installed in the premises shall be repaired and rebuilt by Landlord only to the extent of any insurance proceeds received by Landlord for the repair of such improvements.

12. NOTICES. All notices, demands, requests, consents, or approvals (“notices” hereafter) which are required or authorized to be given by Landlord or Tenant pursuant to this lease or by law, or which Landlord or Tenant may desire to give to the other, shall be in writing. All notices to Landlord shall be addressed to Pell Development Company, 100 Smith Ranch Road, Suite 325, San Rafael, California 94903 or such other address as Landlord may from time to time request, and shall be personally delivered to an employee of Landlord or served by mail. All notices to Tenant shall be addressed to Tenant at the premises, and shall be delivered to the premises, personally or by messenger or air courier, or served by mail addressed to the premises, whether or not Tenant has departed from, abandoned, or vacated the premises, or to such other address as Tenant may from time to time designate in writing. Tenant waives the provisions of Section 1162 of the California Code of Civil Procedure, provided that any notice to Tenant under Section 1161 of the California Code of Civil Procedure is given in compliance with this Paragraph. All notices served by mail shall be deposited in the United States mail, first class postage prepaid (or, at the option of the party giving the notice, may be by certified or registered mail, postage prepaid), addressed as herein provided, and shall be effective on the day deposited in the mail, as determined by the postmark, or if there is no postmark then by other competent evidence.

13. INSOLVENCY OR RECEIVERSHIP. Either (a) the appointment of a receiver to take possession of all, or substantially all, of the assets of Tenant, which appointment is not dissolved for a period of thirty (30) days thereafter, (b) a general assignment by Tenant for the benefit of creditors, (c) any action taken or suffered by Tenant under any insolvency or bankruptcy or reorganization act, which action remains undischarged for a period of sixty (60) days, (d) the attachment, execution or other judicial seizure of Tenant’s interest in this lease or in any substantial amount of Tenant’s assets located on the premises, which such seizure is not discharged for a period of thirty (30) days thereafter; or (e) an admission by Tenant in writing of its inability to pay its debts as they become due, shall constitute a breach of this lease by Tenant.

14. DEFAULT.

(a) Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant: (1) failure of Tenant to pay rent or other payments when due hereunder, such failure continuing for a period of ten (10) days after Landlord gives Tenant written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than twice during the term of this lease, the third such nonpayment constituting default without requirement of notice; (2) vacation or abandonment by Tenant of the premises without payment of rent; (3) transfer of Tenant’s interest in this lease, or any part thereof, either voluntarily or by operation of law, without the consent of Landlord as provided in Paragraph 5 hereof; (4) occurrence of a breach of this lease under Paragraph 13 hereof, relating to the financial condition of Tenant; (5) failure of Tenant to cure a breach of an obligation under this lease which results in a nuisance to other tenants in the Project or to Landlord, presents a hazard to persons or property, creates an unsightly condition, or causes a breach by Landlord in any financing documents to which Landlord is a party with respect to the Project, within 24 hours after notice of such breach; (6) failure of Tenant to perform any other obligation, covenant, or agreement under this lease, other than those matters specified above, such failure continuing for thirty (30) days after notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant shall, within such thirty (30) day period commence and thereafter continuously and diligently pursue such remedy at all times until such default is cured). If Tenant’s default is a failure to pay rent or other payments when due hereunder, Landlord may require Tenant to remit all future payments by certified check.

(b) Remedies. In the event Tenant is in default under this lease, Landlord shall have the following rights and remedies, which shall be cumulative, and any other remedies provided by law:

Without prejudice to any of the remedies that Landlord may have under this lease, or at law or equity by reason of Tenant’s default, Landlord may (i) terminate this lease and avail itself of all the rights and remedies of the Landlord provided by section 1951.2 of the Civil Code of the State of California, or successor Code section; (ii) elect to have the lease continue in effect for so long as Landlord does not terminate Tenant’s right to possession, in which case Landlord may enforce all of its rights and remedies under this lease, including (but without limitation) the right to cover all unpaid rental, including adjustments pursuant to Paragraph 20 hereof, as it becomes due, and Landlord, without terminating this lease, may exercise all of the rights and remedies of a Landlord under section 1951.4 of the Civil Code of the State of California or any successor Code section; (iii) enter the premises in accordance with law, having terminated this lease, and remove therefrom all persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and sell such property and apply the proceeds therefrom pursuant to applicable California law, all as attorney in fact for Tenant, and (iv) have a receiver appointed for Tenant, upon application by Landlord, to take possession of the premises and to apply any rental collected from the premises and to exercise all other rights and remedies granted to Landlord as attorney in fact for Tenant pursuant to subparagraph (iii) above. Acts of maintenance and preservation or efforts to lease the premises or the appointment of a receiver upon application of Landlord to protect its interest under the Lease shall not be construed as a termination of Tenant’s right to possession of the premises under Section 1951.4 of the California Civil Code, or any successor law thereto, nor shall any such act be construed as an election on Landlord’s part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

If Landlord elects to terminate this lease after Tenant’s default, Landlord may recover all amounts provided in §1951.2 of the California Civil Code (including, without limitation, the costs and expenses of recovering the premises, the reasonable costs and expenses of subletting or re letting the premises including reasonable attorneys’ fees and any real estate commissions actually paid or incurred, provided that any commission paid to a company owned by Landlord shall not exceed the prevailing market rate for such commission, and any reasonable costs and expenses of repairs or alterations necessary for such sub letting or re letting) with interest thereon at the rate herein provided, and any additional amounts which may now or hereafter be authorized by law.

If Landlord subleases the premises, then upon each such subletting, Tenant shall immediately pay to Landlord (in addition to any other amounts due hereunder) all costs and expenses of such subletting, including without limitation reasonable attorneys’ fees and any real estate commissions actually paid or incurred (provided that any commission paid to a company owned by Landlord shall not exceed the prevailing market rate for such commissions) and any reasonable costs and expenses of such alterations and repairs, and the present worth of the amount, if any, by which the unpaid rentals and other amounts due hereunder for any portion of the balance of the term of this lease included in the period of such subletting exceed the rentals reserved in such sublease (computing present worth by assuming the legal rate of interest), less the amount, if any, of said rental loss which Tenant proves could have been reasonably avoided, with interest on all such sums at the rate herein provided. Rents received by Landlord from such re letting shall be applied; first, to the payment of any unpaid sums due to Landlord from Tenant under the preceding sentence hereof; second, to the payment of any indebtedness, other than monthly rent, due hereunder from Tenant to Landlord (including interest on defaulted payments hereunder); third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent or other obligations as the same may become due and payable hereunder. If rentals received from such a sublet ting during any month are less than rentals and other payments to be paid during or prior to that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Any such deficiency shall be calculated and paid monthly. For purposes of any subletting under this Paragraph 14, and for all related purposes, Landlord is hereby irrevocably appointed attorney in fact for Tenant.

Landlord shall have the right to cure any default of Tenant at Tenant’s expense. Tenant shall pay to Landlord immediately upon demand 110% of all costs incurred by Landlord in curing any such default. No such cure by Landlord shall constitute a waiver by Landlord of the default of Tenant or prevent Landlord from exercising the other remedies herein provided for default by Tenant.

(c) Late charges. Tenant acknowledges that late payments by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this lease, including without limitation processing and accounting charges, administrative expense, and additional interest expense or late charges to Landlord resulting from late payment by Landlord of payments due on obligations of Landlord, whether or not secured by an encumbrance on the premises. Tenant acknowledges that the exact amount of such damages would be extremely difficult and impractical to ascertain, and that the expense of attempting to ascertain the exact amount of such damages would be an additional cost not contemplated by this lease. Accordingly, in the event that Tenant shall fail to pay any installment of rent or any sum due hereunder within ten (10) days after the date such amount is due, and without regard to whether Landlord gives Tenant notice of such failure or exercises any remedy herein provided for default by Tenant, Tenant shall pay to Landlord as additional rent a late charge equal to one percent (1%) of each such installment or other sum. Landlord and Tenant agree that the late charge herein provided is a reasonable estimate of the damages which Landlord shall incur by reason of late payment by Tenant. Landlord’s acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount if Tenant fails to pay such amount within any applicable grace period provided in this lease, nor shall such acceptance prevent Landlord from exercising any rights or remedies herein provided for default by Tenant.

(d) Other. In Addition to the foregoing, and regardless of whether Landlord has exercised any remedies for default hereunder, if Tenant is in default hereunder, Tenant shall have no right to exercise any right, option, or privilege granted to Tenant hereunder or in any other agreement relating to the premises, the building or the Project, and any attempt to exercise such a right, option or privilege shall be void and of no effect whatsoever, provided, however, that Tenant’s right to possession of the premises, and Tenant’s rights to sublet the premises or assign its lease pursuant to the provisions of Paragraph 5 hereof, shall not be deemed terminated unless Landlord terminates the lease by written notice as herein provided. Any period provided herein for the exercise by Tenant of any right, option or privilege hereunder shall not be tolled, extended, or otherwise affected to the benefit of Tenant by reason of any such disability of Tenant hereunder regardless of any attempt by Tenant to exercise a right, option or privilege hereunder while Tenant is in default hereunder. Any defaulted payments hereunder shall bear interest at 5% per annum plus the greater of (i) the Federal Reserve Bank rate, specified in Article 15, Section 1 of the California Constitution, prevailing on the 25th day of the month preceding execution of this lease (it being understood that this lease is not a contract to make a loan or forbearance), or (ii) such Federal Reserve Bank rate prevailing on the 25th day of the month preceding the date such defaulted payment was due hereunder, regardless of whether Landlord exercises any remedies hereunder.

Provided that Landlord acts reasonably and in good faith hereunder, and in accordance with all applicable laws, Tenant hereby waives all claims for damages that may be caused by Landlord’s re entering and taking possession of the premises or removing and storing the property of Tenant as authorized in this paragraph and Paragraph 15 hereof, and will hold Landlord harmless against all loss, costs or damages occasioned thereby, and no such re entry shall be considered or construed to be a forcible entry.

15. REMOVAL OF PROPERTY. Whenever Landlord shall remove any property of Tenant from the premises and store the same elsewhere for the account, and at the expense and risk, of Tenant as provided in Paragraph 14 hereof, and Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may reasonably deem proper, without notice to or demand upon Tenant, for the payment of any part of such charges or the removal of any such property, and shall apply the proceeds of such sale; first, to all reasonable costs and expenses of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of all reasonable costs of or charges for removing or storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof or otherwise; and fourth, the balance, if any, to Tenant. Tenant does not hereby waive any protections afforded Tenant under applicable law and Tenant anticipates that Landlord will at all times act reasonably and in good faith, and in accordance with all applicable law.

16. WAIVER. No provision of this lease shall be deemed waived by Landlord except by a writing signed by Landlord. The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No endorsement on any check or other form of payment or statement in any communication accompanying any payment shall be deemed an accord or satisfaction, and Landlord may accept any payment without prejudice to any rights Landlord may have at law or under this lease. Any consent by Landlord to any act or omission by Tenant for which Landlord’s consent is required hereunder shall not be deemed to be a consent to any subsequent act or omission of the same or different nature, nor shall any such consent be deemed to be a waiver of the requirement of Landlord’s consent for any subsequent act or omission of the same or different nature.

17. COSTS OF SUIT. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this lease or Tenant’s occupancy of the premises, including any suit by Landlord for the recovery of rent or possession of the premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees in such suit, which may be determined by the court, and such attorneys’ fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

18. TAXES PAYABLE BY TENANT. Tenant shall pay, before delinquency, all taxes levied against, imposed upon, measured by, or resulting from or with respect to (a) any personal property or trade fixtures placed by Tenant in or about the premises; (b) any improvements (“Special Improvements”) to the premises in excess of building standard improvements, whether owned by Landlord or Tenant; (c) the possession, lease, operation, management, maintenance, alteration, improvement, repair, use or occupancy of the premises or any portion thereof; (d) this transaction or any document to which Tenant is a party creating or transferring any interest or estate in the premises; (e) the cost and expenses of contesting the amount or validity of any of the foregoing taxes. Notwithstanding the foregoing, Tenant shall have the right to contest the effect and applicability of any such taxes to Tenant and/or the premises, so long as Tenant uses reasonable measures to protect Landlord’s interest in the building and the premises. If any such taxes are levied against Landlord or Landlord’s property, and if Landlord pays the same, which Landlord shall have the right to do regardless of the validity of such levy (but only after having provided Tenant ten (10) days’ notice of Landlord’s intent to make such payment), or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such personal property, trade fixtures or Special Improvements of Tenant, and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but subject to Tenant’s right to contest the validity of any taxes provided for herein and only after ten (10) days’ written notice to Tenant of Landlord’s intent to make such payment. Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment, as the case may be. The amount of any tax upon Tenant’s personal property attached to the premises, trade fixtures or Special Improvements which is included in the property tax assessment for the building shall be determined on the basis of the records of the County Assessor if such records are sufficiently detailed to allow such determination, and if not, then the amount shall be determined on the basis of the actual cost of construction or installation thereof.

19. LIENS. Tenant shall keep the premises, building, and the Project, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.

20. RENTAL ADJUSTMENT. The monthly rental provided in Paragraph 3 shall be subject to adjustment as follows:

(a) Landlord shall bear the Project Taxes and Operating Expenses during the Base Year, which is calendar year 1991. If Project Taxes and Operating Expenses in any subsequent year of the lease term exceed the Base Year Project Taxes and Operating Expenses, Tenant shall pay to Landlord with respect to each such year, Tenant’s Share of such excess. The Base Year Project Taxes shall include all Taxes that are assessed or are payable during the Base Year whether or not such taxes are actually paid during such Base Year.

(b) Tenant shall pay its share of any such excess in the following manner: After the first calendar year following the Base Year (hereinafter referred to, together with each successive calendar year of the lease term, as the “Comparison Year”), Landlord shall calculate the actual Project Taxes and Operating Expenses and Tenant’s share of the excess amount over the Base Year Project Taxes and Operating Expenses. Landlord shall notify Tenant of the total amount of its share of the excess. Tenant shall pay to Landlord the full amount of its share of the excess for the first Comparison Year within thirty (30) days after its receipt of the invoice. One-twelfth (1/12th) of Tenant’s share of the excess for the first Comparison Year shall be added to the monthly rental payments required to be made by Tenant in the current calendar year as an estimated amount of Tenant’s share of the excess for the current Comparison Year, and any installments which would have been payable in the months preceding Landlord’s notice to Tenant shall be payable on or before the first day of the next month following the date of Landlord’s notice. For example, if the notice to Tenant is delivered in March, the installment of Tenant’s share for the months of January, February and March shall be paid by Tenant on or before April 1. The procedure outlined above shall be repeated in each successive Comparison Year, provided that the total amount of monthly payments made by Tenant in any Comparison Year shall be deducted from its share of the excess amount for such Comparison Year, with the balance to be paid by Tenant within thirty (30) days after its receipt of the reconciliation statement for such Comparison Year, or with any overpayment by Tenant to be credited against the next installment of rent due under the lease, and further provided that Tenant shall pay the same installment amount in each Comparison Year as in the prior year until such amount is adjusted by Landlord in the reconciliation statement for the prior Comparison Year.

(c) Landlord shall, as soon as practicable but not later than 120 days after the close of any calendar year for which rental was increased under Subparagraph 20 (a) hereof, deliver to Tenant a written statement summarizing actual Project Taxes and Operating Expenses for such calendar year and showing Tenant’s Share of any excess over the Base Year Project Taxes and Operating Expenses. Provided that Tenant is not in default hereunder, if Tenant disputes the amount set forth in such statement, Tenant shall have the right, by written request made not later than sixty (60) days following receipt of such statement, to cause Landlord’s books and records with respect to such calendar year (and in calendar year 1993, with respect to the Base Year) to be audited by independent certified public accountants mutually acceptable to Landlord and Tenant. Prior to any such audit, Tenant shall pay to Landlord a deposit equal to the full amount of any unpaid amount in dispute and a sum specified by Landlord’s accountant for the estimated fees of Landlord’s accountant in connection with such audit. Notwithstanding the above, Tenant may elect to deposit such disputed amount with a neutral escrow holder by so notifying Landlord provided that in such event, Tenant shall pay, the escrow holder’s fee and the audit must be concluded, and Tenant shall cause the escrow holder to release any amounts determined to be owed to Landlord, no later than sixty (60) days following the original due date for the disputed amount. All amounts held in such escrow account shall bear interest at the highest available rate for short-term deposits for the benefit of Tenant, unless such audit reveals that the amount in dispute is in fact owing to Landlord, in which case such interest shall be for the benefit of Landlord. The amounts payable under Subparagraph 20(b) by Landlord to Tenant or Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of ten percent (10%) of the amount determined by Landlord pursuant to this subparagraph 20(c) hereof as Tenant’s Share of actual excess Project Taxes and Operating Expenses for such calendar year, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be borne by Tenant. Tenant shall pay all reasonable expenses of Landlord in connection with any inspection or audit of Landlord’s books and records hereunder (including without limitation reasonable accounting or legal fees incurred by Landlord in connection therewith), unless under the terms of this subparagraph 20(c) Landlord is required to pay the cost of an audit for the calendar year covered by Tenant’s inspection or audit. If Tenant shall not request an audit in accordance with the provisions of this subparagraph 20(c) within sixty (60) days of receipt of Landlord’s statement, such statement shall be conclusively binding upon Tenant, except in the case of fraud or intentional misrepresentation.

(d) Tenant’s obligation under this Paragraph 20 for any fraction of a calendar year at the and of the lease term shall be determined by prorating Tenant’s obligation hereunder on the basis which the number of days in such fractional calendar year in the lease term bears to 365. If the lease term terminates during a calendar year, additional rent payable hereunder, as pro-rated, shall be due and payable when determined notwithstanding the termination of this lease. If this lease shall be terminated by Landlord pursuant to the default provisions of Paragraph 14, Tenant’s liability under this Paragraph 20 shall immediately be due and payable, based upon Landlord’s current projection as to likely excess actual Project Taxes and Operating Expenses if the same are not yet then ascertainable with certainty, with any such projection and payment by Tenant subject to subsequent adjustment if such projection shall thereafter prove to be less than 95% accurate. For purposes of this Paragraph 20, Project Taxes and Operating Expenses for any year during which the Project is not fully occupied shall be calculated by projection as if the Project were 95% occupied during the entire calendar year.

(e) For the purposes of this paragraph the following definitions shall apply:

(1) “Taxes” shall include (a) all real estate taxes, possessory interest taxes, personal property taxes levied upon, measured by, or assessed to Landlord in connection with the Project other than taxes covered by Paragraph 18, and any other taxes, charges and assessments (including, without limitation, any taxes, charges or assessments for public improvements, services or benefits, whether or not commenced or completed prior to the commencement of the lease term or not to be completed during the lease term, transit development fees, housing funds, education funds, street highway or traffic fees, environmental charges or fees imposed as a means of controlling or abating environmental degradation [including without limitation a special assessment levied to fund a clean up or remediation of an area-wide environmental problem but excluding those charges, fees or penalties which are incurred by Landlord as a direct result of the presence of Toxic Materials in or around the Project with respect to which Landlord has elected or is obliged to perform certain removal, clean up, remediation or restoration work, either voluntarily or pursuant to a government clean up order] or energy use) which are levied with respect to or in connection with the Project, and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in or around the Project and used in connection with the operation of the Project; and (b) any other tax, charge, assessment, fee or governmental imposition or charge of every kind or nature whatsoever assessed to Landlord in connection with the Project, any part thereof, or the premises (other than estate taxes, inheritance taxes, or net income taxes payable against nonrental as well as rental income) whether or not in addition to or in lieu of such real estate and possessory interest or personal property taxes, whether or not now customary or within the contemplation of the parties hereto, ordinary or extraordinary, foreseen or unforeseen, or similar or dissimilar to any of the foregoing, including by way of illustration but not limitation any and all taxes, impositions, charges, fees or assessments (i) upon, allocable to, or measured by the area of the premises or the Project or on the rent payable hereunder or the rent payable on the premises or the Project or any portion thereof, including without limitation any gross income tax, excise tax or value added tax, levied by any governmental or quasi-governmental entity with respect to the Project, any part thereof, or such rent, and (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Landlord or Tenant of the premises or the Project or any portion thereof; and (c) the reasonable cost and expenses of contesting the amount or validity of any of the foregoing taxes. In the event that it shall not be lawful for Tenant to reimburse Landlord for Tenant’s Share of any tax, as defined herein, the rent payable to Landlord under this lease shall be revised to yield to Landlord the same net rent from the premises after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of such tax. Notwithstanding the foregoing, for purposes of this Paragraph, “Taxes” shall not include: (i) any increase in Taxes occasioned by an increased assessment resulting from a transfer of the building by Landlord during the first five (5) years of this lease; (ii) any fines or penalties paid by Landlord to any taxing entity unless such fines or penalties result from Tenant’s failure to pay amounts due hereunder; or (iii) any taxes, assessments or fees, or the portion of any taxes, assessments or fees, attributable to the parking garage located in the building.

(2) “Operating Expenses” shall mean all costs and expenses of ownership, operation and maintenance of the Project (excluding depreciation on the buildings, all amounts paid on loans of Landlord, real estate brokers’ commissions, and expenses capitalized for federal income tax purposes except as specified herein) including by way of illustration but not limited to: utilities; supplies; insurance; business license, permit, inspection and other authorization fees, charges, exactions and taxes; special charges or assessments for services provided to the Project, including without limitation sewer, water, fire or police protection; cost of services of independent contractors (including without limitation accounting and legal services and property management fees, but only to the extent of customary property management fees charged by independent third-party office building managers for office buildings in the vicinity of the building); cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of the buildings, their equipment and the adjacent walks, malls, arcades, atriums, balconies, roof gardens, parking garage and landscaped areas, including without limitation janitorial, scavenger, gardening and landscaping, security, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air-conditioning, window washing, signing and advertising (but excluding persons performing services not uniformly available to or performed for substantially all Project tenants); maintenance and repair expenses, including but not limited to capital expenditures required to meet changed government regulations and governmental regulations for environmental protection or energy conservation, (whether or not capitalized for income tax purposes), and rental expenses or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Project: Landlord’s reasonable administration expense, but in no event to include salaries of Landlord’s employees above the grade of building manager and only to the extent that such expense does not exceed, when added to the property management fee described above, those fees customarily charged for property management services for office buildings in the vicinity of the building; and the cost of contesting the validity, amount, or applicability of any governmental enactments or other expenses which may affect Operating Expenses. If Landlord makes capital improvements which have the effect of reducing operating expenses, Landlord may amortize the cost of such improvements (together with interest thereon at the actual cost of such funds to Landlord or, if such funds were not borrowed, at the prime rate then in effect for the Bank of America) as an operating expense in accordance with reasonable accounting procedures, provided that such amortization shall not be at a rate which exceeds the anticipated savings in Operating Expenses. Notwithstanding the foregoing, for the purposes of determining Operating Expenses for any calendar year, (i) Operating Expenses shall not include any costs or expenses attributable to the maintenance, repair or operation of the parking garage located in the building; and (ii) Operating Expenses for the Project shall be determined in accordance with generally accepted standards for determining such expenses for similar buildings in the same geographic area as the building.

(3) “Tenant’s Share” is agreed to be thirty-seven and 54/100 percent (37.54%). If any portion of the building is at any time leased to a tenant, retail or otherwise, on the basis of a triple net lease pursuant to which that tenant will pay for all taxes and operating expenses attributable to its premises without the benefit of a base year contribution by Landlord, Landlord shall exclude the amount of such taxes and operating expenses attributable to said premises and shall adjust the percentage amount of Tenant’s Share based on a deduction of the square footage of said premises from the building square footage used in the calculation of Tenant’s Share.

21. SUBORDINATION. Tenant agrees that this lease shall be unconditionally subject and subordinate to any mortgage, deed of trust or like encumbrance heretofore or hereafter placed upon the Project or the premises by Landlord or its successors in interest, to secure the payment of monies loaned, interest thereon and/or other obligations, and this lease also shall be unconditionally subject and subordinate to any ground lease or underlying lease heretofore or hereafter affecting the Project. In the event that, subsequent to the execution of this lease, a new mortgage, deed of trust or like encumbrance on the premises is created, or a ground lease or underlying lease to which this lease shall be subordinate is entered into, then this lease shall be subject and subordinate to such encumbrance or lease only if Landlord obtains from such mortgagor or lessor a written agreement in form acceptable to such mortgagor or lessor, providing substantially that Tenant’s rights under this lease shall not be affected by any foreclosure or deed in lieu of foreclosure of, or sale under such encumbrances for so long as Tenant performs its obligations under this lease (or, in the case of a ground lease or underlying lease, Tenant’s rights shall not be affected by any termination of such lease for so long as Tenant performs its obligations under this lease). Tenant agrees to execute and deliver, upon demand of Landlord, any and all instruments desired by Landlord, subordinating in the manner requested by Landlord, this lease to such mortgage, deed of trust, like encumbrance, ground lease, or underlying lease, provided that such written instrument contains the non-disturbance language provided for herein.

22. OFFSET STATEMENT. Within ten (10) days after written request therefor by Landlord, or in the event of any sale, assignment or hypothecation of the premises and/or the Project or any portion thereof, by Landlord, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee, trust deed beneficiary or purchaser, or to Landlord, in form satisfactory to the addressee, certifying as to (a) the date of this lease and any amendments thereto, (b) the date upon which this lease term commenced and will end, (c) the fact that this lease, as so amended, is in full force and effect and has not been modified except as stated, (d) whether any rentals are then prepaid or unpaid hereunder, (e) whether any defaults then exist hereunder, (f) whether Tenant claims any offsets or defenses to any obligation imposed hereunder and (g) any other information reasonably requested of Tenant. If Tenant is provided with a proposed form of such certificate, and fails to execute same within ten (10) days after receipt thereof, Tenant agrees that all statements made in such proposed certificate shall be deemed true and binding upon Tenant for all purposes. Tenant acknowledges that any proposed mortgagee, trust deed beneficiary, or purchaser, or Landlord, may rely on the truth of statements set forth in such certificate as executed by Tenant or may rely upon the failure of Tenant to execute such statement within said ten (10) day period as conclusive evidence of the truth thereof. Within ten (10) days after written request therefor by Tenant, Landlord agrees to deliver in recordable form to Tenant, in form satisfactory to the addressee, such offset statement certifying to the matters described above, but as to Landlord’s interest in the lease.

23. ATTORNMENT. In the event of a termination of all or any part of Landlord’s interest in the building or the Project due to sale or other disposition, or from any cause whatsoever or in the event of the foreclosure of or exercise of a power of sale under any mortgage or deed of trust made by Landlord covering the premises, Tenant shall attorn to and recognize as Landlord hereunder, Landlord’s assignee or successor in interest or the purchaser at such foreclosure or sale in lieu thereof, as the case may be. Provided that such successor-in-interest to Landlord expressly assumes the obligations of this lease, any such sale, disposition, or other termination of Landlord’s interest in the premises shall operate to release Landlord from any future liability (but not liability as to events which occurred prior to Landlord’s transfer of the premises, notwithstanding that a claim therefor may arise after such sale, foreclosure, or sale in lieu thereof) under any of the covenants or conditions of this lease, express or implied, in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of Landlord’s successor in interest under this lease, as limited by Paragraph 29 hereof.

24. CONDEMNATION. Should the whole or any part of the premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, Landlord shall notify Tenant in writing. All awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives all interest in or claim to said awards, or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to the Landlord any award made payable to Tenant and specifically designated as compensation for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term of the lease or for the unamortized value of any tenant improvements in the premises paid for by Tenant, for the value of Tenant’s goodwill, or for the interruption of or damage to Tenant’s business or for any costs or expenses of relocating Tenant’s business. If the whole of the premises shall be so condemned and taken, then this lease shall terminate effective thirty (30) days after Landlord’s delivery of a notice to Tenant to such effect. If a part only of the premises is condemned and taken and the remaining portion thereof is not suitable for the purposes of which Tenant had leased said premises (including the accommodation of all Tenant’s employees and equipment comfortably therein), either Landlord or Tenant may terminate this lease upon thirty days’ notice to the other, which notice must be served on the other within ten (10) days of Landlord’s delivery of the notice of condemnation to Tenant. If by such condemnation and taking a part only of the premises is taken, and the remaining part thereof is suitable for the purposes for which Tenant has leased said premises, this lease shall continue, but the rental shall be reduced in an amount proportionate to the value of the portion taken as it related to the total value of the premises.

25. WAIVER OF REDEMPTION; HOLDING OVER. Tenant hereby waives for Tenant and all those claiming under Tenant, all right now or hereafter existing to redeem the leased premises after termination of Tenant’s right of occupancy by notice of termination by Landlord pursuant to Paragraph 14 hereof or by order or judgment of any court or by any legal process or writ. If Tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case rental and all other payments provided herein shall be payable in the amount (as adjusted hereunder) and at the time specified in Paragraph 3 hereof, and in other provisions hereof, and such month to month tenancy shall be subject to every other term, covenant, and agreement contained herein except as to the term of this lease.

26. ENTRY AND INSPECTION. Landlord and its agents shall have the right to enter into and upon the premises upon reasonable notice and at all reasonable times for the purpose of inspecting the same, or for the purpose of showing same to prospective purchasers, mortgagees, or tenants, or for the purpose of protecting the interest therein of Landlord or to post notices of non responsibility, or to make alterations or additions to the premises or to any other portion of the building in which the premises are situated, including the erection of scaffolding or other mechanical devices, or to provide any service provided by Landlord to Tenant hereunder, including window cleaning and janitor service, without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the premises, or damage, injury or inconvenience thereby occasioned. The above rights are subject to the requirement that Landlord shall at all times act in a manner to avoid unreasonable interference with the conduct of Tenant’s business. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the premises, excluding Tenant’s vaults and safes, computer rooms and tape storage areas or special security areas (designated in a writing signed by Tenant and Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, without liability of Landlord to Tenant, in order to obtain entry to any portion of the premises, and provided Landlord acts reasonably and in good faith, any entry to the premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the premises, or an eviction, actual or constructive, of Tenant from the premises or any portions thereof.

27. BUILDING PLANNING. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the building and the Project, and to change the name, number or designation by which the building or the

Project is commonly known. The above rights are subject to the requirement that Landlord shall at all times act in a manner to avoid unreasonable interference with the conduct of Tenant’s business.

28. HAZARDOUS SUBSTANCES. Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”), as they may be amended from time to time (collectively, “Toxic Materials”). If Tenant does store, use or dispose of any Toxic Materials in any amount significant enough to require regulation thereof by applicable federal, state or local law, Tenant shall notify Landlord in writing at least ten (10) days after Tenant first learns of their presence on the premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and disposal of Toxic Materials. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs, damages and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the removal, clean up, remediation and restoration work and materials necessary to return the premises and any other property of whatever nature to their condition existing prior to Tenant’s use, storage or disposal of the Toxic Materials in or around the premises or the Project but only to the extent necessitated by Tenant’s use, storage and/or disposal of such Toxic Materials. Tenant’s obligations hereunder shall survive the termination of this Lease. If at any time during or after the term of this Lease, as it may be extended, Tenant becomes aware of any inquiry, investigation, administrative proceeding, or judicial proceeding by any governmental agency regarding the storage, use or disposition of any Toxic Materials by Tenant or its Agents on or about the premises or the Project, Tenant shall within five (5) days after first learning of such inquiry, investigation or proceeding give Landlord written notice advising Landlord of same.

Landlord shall indemnify, defend and hold Tenant harmless from and against all claims, costs, damages and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the presence of any Toxic Materials in, on, under, or about the building or the premises used, stored or disposed of by Landlord. Except as specifically provided above with respect to removal, cleanup, remediation and/or restoration work required by Tenant’s use, storage, or disposal of Toxic Materials, Tenant shall not be liable for nor shall Tenant bear any cost of any removal of Toxic Materials from or clean up or restoration work on the premises. Landlord hereby represents and warrants that, to the best of Landlord’s knowledge, no Toxic Materials in any amount significant enough to require regulation thereof by applicable federal, state or local law, have been placed in, on, about, or under the premises or the Project by Landlord; neither the premises nor the building contain any asbestos containing materials and no polychlorinated biphenyls (PCBs) are located in any light ballasts, transformers or otherwise on, under, or about the premises or the Project.

29. LIMITATION ON LANDLORD’S LIABILITY. In the event of any actual or alleged failure, breach or default by Landlord hereunder pertaining to the premises, the building, or the Project, Tenant shall give Landlord written notice of such default and Landlord shall not be deemed in default hereunder unless Landlord fails to diligently commence to cure such default within thirty (30) days after receipt of such written notice. In consideration of the benefits accruing to Tenant hereunder, Tenant agrees for itself and its successors and assigns that in the event of any such failure, breach or default, or of any damage to Tenant from any act or omission of Landlord or Landlord’s agents pertaining to the premises or the Project, the sole and exclusive remedy of Tenant shall be against Landlord’s interest in the Project, that any judgment obtained against Landlord, any person who owns an interest in the building or land or any agent of Landlord, or such other person shall be satisfied solely by execution of the judgment and levy against the right, title and interest of Landlord or such person in the Project, and rentals therefrom. Neither Landlord, any person who owns any interest whatsoever in the Project, nor any agent of Landlord or such person shall be personally liable for any deficiency after such execution and levy.

30. SUCCESSORS AND ASSIGNS. Subject to the provisions hereof relating to assignment, mortgaging, pledging and subletting, this lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

31. SECURITY. Tenant has deposited with Landlord the sum of *** as the Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. Title to the Security Deposit has been transferred to Landlord subject only to Tenant’s right to the return of the Security Deposit as set forth below. If Tenant defaults with respect to any provision of this Lease, Tenant’s right to the return of the Security Deposit shall terminate to the extent of any payments due hereunder, and Landlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of such damage to the premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within five (5) days after written demand therefor, deposit cash or a good check with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant at its last address known to Landlord within thirty (30) days of termination of the Lease.

32. PARKING. Landlord agrees that Tenant shall be provided on a non-exclusive basis with up to fifty (50) non-reserved automobile parking spaces at a monthly cost of $90 per vehicle during the first five (5) years of the lease term and $120 per month per vehicle during the second five (5) years of the Lease term. Landlord shall have the right to adjust the monthly cost of each parking space in the event that the City of San Francisco parking tax is increased or any other governmental entity imposes or increases a charge which is specifically applicable to parking garages. The amount of the increase for each vehicle shall be in proportion to the amount of the increase or new imposition which is allocable to each parking space. Tenant’s right to use of the parking shall be subject to timely payment of the parking charges set forth herein and subject to further reasonable rules and regulations as Landlord may establish from time to time and to all applicable laws, ordinances, rules and regulations. Such number of parking spaces shall be subject to pro rata reduction if a lesser area shall hereafter be contained in the definition of the premises subject to this lease. If Tenant elects to use less than fifty spaces at the commencement of the Lease term, Tenant shall give Landlord two months prior written notice before increasing the number of spaces used by Tenant. Landlord reserves the right to assign Tenant certain reserved tandem parking spaces on an exclusive basis at a lower monthly rate in lieu of a portion of Tenant’s nonexclusive, nonreserved spaces. Should Tenant request additional parking spaces in excess of the number of spaces provided herein, any additional spaces that Landlord makes available to Tenant shall be subject to the per diem or monthly parking space rental rate then applicable to other rental parking spaces adjacent to the building. Said parking spaces shall be located in the parking garage which is part of the Project. Landlord shall keep the parking area clean, lighted, secure and in good repair. All parking areas provided by Landlord hereunder shall be deemed a part of the premises for purposes of Tenant’s obligations under Paragraphs 9 and 10 hereof. Landlord may designate certain parking areas as Visitors’ Parking, to be reserved for guests and/or visitors of the Project, and Tenant and Tenant’s employees shall not park in areas designated for Visitors’ Parking.

33. SUITE IDENTIFICATION. Landlord will provide, at Tenant’s expense, Tenant’s name plate and suite number on the lobby directory board in building standard design. Landlord shall provide as part of the tenant improvements to be provided pursuant to Exhibit B, agreed upon signage on each floor of the Building which is occupied by Tenant. Tenant also shall be permitted to have an exterior sign in a location to be mutually agreed upon by the parties. The size, color and design of Tenant’s exterior sign has been approved by Landlord. At or prior to the termination of this Lease, Tenant shall have the right to remove such sign. The cost of Tenant’s sign maintenance and all removal expenses (including any repairs which are necessary as a result of such removal) shall be Tenant’s sole expense.

34. RULES AND REGULATIONS. The rules and regulations attached to this lease, as well as such reasonable rules and regulations as may be hereafter adopted by Landlord for the safety, care and cleanliness of the premises and the operation of the Project, and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to comply with them. Landlord shall not be liable to any person, including Tenant, for the failure of any other tenant or person to observe such rules and regulations.

35. TIME. Time is of the essence of this lease.

36. LEASE EXAMINATION AND EXECUTION. Tenant acknowledges that submission of this lease for examination by Tenant does not constitute a reservation or option for lease, and that this lease is not and shall not be effective until (a) Tenant has delivered to Landlord at least three originals of this lease, fully executed by Tenant, accompanied by payment to Landlord of a sum equal to the sum of (i) one month’s rent hereunder, which shall be applied toward Tenant’s rental obligations under Paragraph 3 hereof upon commencement of this lease, and (ii) the amount of the security deposit provided in Paragraph 31 hereof; and (b) Landlord has thereafter delivered to Tenant at least one fully executed original of this lease, executed by both Tenant and Landlord. Each person executing this lease on behalf of Tenant or Landlord, represent and warrant that this lease is duly executed by Tenant or Landlord, as the case may be, and that the persons executing this lease on behalf of Tenant or Landlord, as the case may be, are duly authorized so to do and to bind Tenant or Landlord to the obligations set forth in this lease.

37. MISCELLANEOUS. This lease shall constitute the entire agreement of the parties pertaining to the premises and all prior agreements and representations of the parties (except representations of Tenant concerning its financial condition), whether written or oral, shall be superseded by this lease. This lease may not be amended or modified except by written agreement duly executed by the parties hereto. This lease shall be interpreted as follows: (a) according to the fair meaning of the language without strict construction against either party; (b) under the laws of the state of California; (c) by disregarding captions, which shall have no significance except convenience; (d) by substituting appropriate gender where required; and (e) by substituting the plural for the singular, and vice versa, where the context requires. If any provision of this lease is found to be unenforceable or otherwise invalid, such unenforceable provision shall be deemed separable and the remaining provisions of this lease shall remain in full force and effect. Tenant’s covenants shall survive termination of this lease where reasonably appropriate to accomplish the purpose thereof. Neither this lease nor any memorandum thereof shall be recorded without the prior written consent of Landlord.

38. EXHIBITS. Exhibit A hereto, Exhibit B hereto, Exhibit C hereto, the Rules and Regulations attached hereto, and any other Exhibit or Addendum which is initialed or signed by Landlord and Tenant and attached hereto shall be considered a part of this lease for all purposes.

39. BROKERS. Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this lease excepting only Richard M. Thomas, Thomas & Associates, Commercial Real Estate, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this lease.

40. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Project shall in no way affect this lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Project, whether or not by Landlord, shall in no way affect this lease or impose any liability on Landlord. Notwithstanding the foregoing, in the event Landlord constructs any structure on lands adjacent to or near the Project, Landlord shall use its best efforts to prevent interference with Tenant’s light, air and view and to minimize the impact of any noise, dust or vibration from such construction on Tenant’s enjoyment of the premises.

41. NET LEASE. Tenant agrees that this lease shall be unconditionally subject and subordinate to that certain Net Lease between Joseph Pell and Eda Pell, as trustees of The Joseph Pell and Eda Pell Revocable Trust, dated August 18, 1989, as landlord, and 600 Harrison, as tenant, dated December 14, 1989, covering the Project. Landlord represents and warrants that the landlord under the Net Lease has agreed that if the Net Lease is terminated by the landlord thereunder, such termination shall not result in the termination of this lease and this lease shall continue in full force and effect for its duration (including any extension term pursuant to Tenant’s exercise of any option to extend the term hereof) so long as Tenant is not in default under the terms of this lease. Tenant agrees to attorn to and recognize the landlord under the Net Lease in the event of a termination of the Net Lease, and to pay rent directly to said landlord after receipt of (i) a notice of such termination and (ii) instructions to make subsequent rental payments to said landlord. For purposes of Sections 9 (with respect to naming Landlord as an additional insured on Tenant’s insurance policy), 10, and 29 of the Lease, the term “Landlord” shall include the landlord under the Net Lease.

42. OPTION TO EXTEND. Landlord hereby grants to Tenant the option to renew this lease for an additional term of five (5)

years, upon the then prevailing rental rate and terms and conditions then offered by Landlord for new leases of comparable space within the Building, provided that Tenant not be in default under this lease at the time that the option is exercised, and at any time from Tenant’s exercise of the option to the commencement date of the extended term. This option must be exercised by written notice to Landlord, accompanied by payment of the first month’s rental for the extended term, no later than twelve (12) months prior to the expiration of the original lease term. Landlord shall, on request of Tenant advise Tenant in writing no later than 13 months prior to expiration of the Lease term, of the then prevailing rental rate and terms and conditions operative under this paragraph. The adjusted base rental shall be equal to the then prevailing rental rate for comparable space within the Building; and in no event shall the base rent be less than the rent, as escalated pursuant to the terms of this Lease, due and payable during the last month immediately preceding the commencement date of the extended term. If Tenant disagrees with the rental rate stated in Landlord’s notice, Tenant may give Landlord written notice no later than ten (10) business days following its receipt of Landlord’s notice of its election to have such rental rate determined by arbitration, which notice shall state the rental rate suggested by Tenant. Within ten (10) business days after Landlord’s receipt of such notice, Landlord and Tenant shall each appoint an experienced commercial leasing broker, and the appointed brokers shall within three (3) business days after their appointment, jointly appoint a single broker. Each of said brokers shall be informed of the rental rate proposed by Landlord and Tenant, and each of them shall select the rate which he or she deems the prevailing rate within five (5) business days following the selection of the third broker. The rate selected by a majority of the brokers shall be the rate used for the option term. Each party shall pay the fee of the broker selected by such party and one half of the fee of the third broker. If Tenant invokes arbitration, Tenant shall notify Landlord in writing within five (5) business days after the brokers’ decision is made, whether or not Tenant elects to exercise its option hereunder. Tenant shall have no right to extend the term of this Lease beyond the additional term set forth above.

43. EXPANSION SPACE. Of the 80,855 rentable square feet of space in the premises, 12,648 is intended to be expansion space for Tenant. Although Landlord will construct tenant improvements in such expansion space pursuant to the terms contained in Exhibit B attached hereto, Tenant shall not be required to pay rent for such expansion space until the first anniversary of the lease commencement date. The rental amounts set forth in Section 3 of the lease for the first twelve months of the lease reflect the rent agreed upon by the parties for 68,207 rentable square feet of the premises.

44. STORAGE SPACE. Landlord shall provide Tenant with approximately 2,400 square feet of storage space located in the basement of the building. For the first five years of the lease term, the monthly rate for such storage space shall be $.80 per square feet, or a total of $1,920. Tenant shall pay, as additional rent under the lease, the monthly cost for such storage space on the first day of each month during the term of the lease, together with its rent payment for the premises. Such storage space shall be unimproved space with the exception of demising walls and a locked door. Such storage space shall be deemed a part of the premises under the lease, provided that notwithstanding anything contained in Section 4 to the contrary, such space shall be used for storage purposes only, and Tenant’s right to use such storage space shall not be transferred to any other person or entity, notwithstanding anything contained in Paragraph 5 to the contrary. On the fifth anniversary of the Commencement of the Lease term, the rate for such storage space shall be adjusted to prevailing market rates for comparable space in comparable buildings. Tenant may request the rate information from Landlord no earlier than 120 days prior to the rate adjustment date. After receiving such rate information, Tenant may elect to discontinue its use of such storage space, provided that Tenant gives Landlord 30 days’ written notice.

45. MOVING EXPENSES. Landlord shall pay Tenant within thirty (30) days following Tenant’s occupancy of the premises $150,000 as reimbursement for Tenant’s moving expenses; provided, however, that such payment shall not be required until Tenant has reimbursed Landlord for certain tenant improvement costs described in Exhibit B attached hereto.

46. QUIET ENJOYMENT. Landlord represents and warrants that it has the right to execute and perform this lease and to grant the subject leasehold estate to Tenant. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this lease, shall have quiet and peaceful possession of the premises as against any person claiming the same by, through or under Landlord.

47. CONSENTS. Whenever the lease requires the approval or consent of either party, such approval or consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents the day and year first above written.

LANDLORD:		TENANT:

600 HARRISON, a California corporation		MILLER FREEMAN PUBLICATIONS, INC., a California corporation

By:	/S/ Joseph Pell	By:	/s/ Marshall W. Freeman
Its:	President	Its:	President

EXHIBIT A

DESCRIPTION OF PREMISES

The third and fourth floors of 600 Harrison Street, San Francisco, California, as shown below:

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EXHIBIT A-1

(DESCRIPTION OF PREMISES continued)

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EXHIBIT B

SUITE IMPROVEMENTS

1. Spilsted Design Associates, Tenant’s architect, has prepared space plans and design descriptions for the tenant improvements in the premises dated February 13, 1990 and March 27, 1990, a copy of which are attached hereto as Exhibit B-1 (the “Plans”). Landlord shall construct the improvements set forth in the Plans and such working drawings, specifications, details and supplemental plans as may be prepared by Tenant’s architect (the “Final Plans”) with the exception of certain item which have been deleted as set forth in “Deduct No. l” totaling $269,570 and in “Deduct No. 2” totaling $105,100. Landlord has approved the Plans and agrees not to unreasonably withhold or delay its approval of the Final Plans. Tenant’s architect will deliver the Final Plans within two (2) months from the date of execution of the Lease. Tenant shall reimburse Landlord the amount of $196,896 as Tenant’s contribution toward the cost of the tenant improvements as currently designed. Such reimbursement shall be made within 30 days after the premises have been delivered to Tenant following completion of the tenant improvements. Tenant also shall reimburse Landlord for the costs associated with any further changes to the tenant improvements, including without limitation, the addition of any items which are not shown on the Plans or the request and confirmation by Tenant pursuant to the procedure specified below in Paragraph 2 of any changes which increase the cost of construction. Landlord shall have the right to require that such additional costs be reimbursed prior to the execution of a change order or prior to the commencement of construction.

2. Tenant may by written instructions or drawings issued to Landlord (a “Change Order Request”) make changes in the Final Plans, including without limitation, requiring additional work, directing the omission of work previously ordered, or changing the quantity or type of any materials, equipment or services. Promptly upon receipt of a Change Order Request, Landlord will provide Tenant with a statement in detail setting forth the cost of said change (including a breakdown of coats attributable to labor and materials, construction equipment exclusively necessary for the change, and preparation or amendment to shop drawings resulting from said change) and any time delays anticipated to result from said change, prior to Tenant’s issuance thereof. Tenant will have two (2) days after receipt of such statement in which to confirm the Change Order Request and authorize in writing the work to be performed pursuant thereto, or to withdraw such request. Change Orders will be signed by Landlord and Tenant in advance of any Change order work. No changes to the Final Plans will be made except pursuant to a written Change Order signed by Tenant.

3. All tenant improvements to be constructed by Landlord as initial tenant improvements shall be constructed in a good and workmanlike manner in accordance with the final plans and with all applicable laws. Within seven (7) days after Substantial Completion (as defined below) of the tenant improvements, Tenant shall make an inspection of the premises and prepare a punchlist of items needing additional work by Landlord. Landlord’s contractor shall complete all punchlist items reasonably identified by Tenant within thirty (30) days after the inspection or as soon as practicable thereafter. As used above, “Substantial Completion” means the date which is the later to occur of (i) receipt by Landlord of a “Certificate of Substantial Completion” as described below, evidencing that physical construction of the tenant improvements has been substantially completed in accordance with the Final Plans, except for minor finishing details of construction, decoration, mechanical adjustment, minor replacement of defective or damaged materials, and other items of a type commonly found on architectural punchlists, all of which do not materially interfere with the occupancy and use of the premises; and (ii) receipt by Landlord of a certificate of occupancy covering the premises, duly issued by the appropriate government official. Physical completion of the tenant improvements will be evidenced by a “Certificate of Substantial Completion” issued by Tenant’s architect, such certificate to state that in the architect’s reasonable good faith professional opinion, the tenant improvements are Substantially Completed, as above defined, and ready for occupancy. Landlord will be given at least three (3) business days prior written notice of the inspection and the opportunity to accompany the architect on its inspection, which shall occur no later than three (3) business days following Landlord’s notice to Tenant and its architect that the certificate of occupancy has been received.

4. Notwithstanding the provisions of Section 2 of this lease, the commencement of the term of this lease shall not be delayed to the extent that delivery of the premises to Tenant is caused by the following: construction to be furnished by Landlord is delayed (1) by or at the instruction of Tenant or its architect, including without limitation, pursuant to a written change order (or orders) pursuant to Section 2 above, (2) due to Tenant’s architect’s failure to deliver the Final Plans by the date specified in Section 1 above, (3) to accommodate the installation of Tenant’s trade fixtures, equipment or improvements, or (4) as a result of materials which are not readily available or are unusually difficult to install or apply which are requested by Tenant.

5. Upon termination of the lease, all of the tenant improvements shall remain in the premises unless Landlord shall consent in writing to the removal thereof by Tenant.

6. Tenant acknowledges that Landlord will make no independent review of the Final plans and that Landlord does not warrant, either expressly or impliedly, the adequacy of the tenant improvements or Tenant’s equipment for Tenant’s intended purpose, other than a warranty that the tenant improvements have been constructed according to the Final Plans in a good and workmanlike manner, and in accordance with applicable laws.

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EXHIBIT A

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EXHIBIT B

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EXHIBIT B

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EXHIBIT B

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EXHIBIT B

EXHIBIT B

(Fourth Floor Plans)

[Drawing]

EXHIBIT C

(First Floor Plans)

[Drawing]

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EXHIBIT D

(Swing Space)

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[Drawing]

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EXHIBIT E

WORK LETTER

This Work Letter, dated May 16, 2003 (the “Effective Date”) is made part of that certain Sublease Agreement dated May 16, 2003 (the “Sublease”) by and between CMP Media LLC (“Sublandlord”), and PRN Corporation (“Subtenant”). The capitalized terms used in this Work Letter shall have the same meanings set forth in the Sublease, unless otherwise defined herein. Sublandlord and Subtenant agree as follows with respect to the Subtenant Improvements to be installed in the Building:

1. Definitions. As used in this Work Letter, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Sublease and which are used in this Work Letter, shall have the meanings given them by the Sublease:

a. Approved Plans: The term “Approved Plans shall mean the Final Plans for the Subtenant Improvements, as developed by Sublandlord and approved by Master Landlord, Sublandlord and Subtenant pursuant to Section 2, below.

b. Substantial Completion: The term “Substantial Completion” (and any form of the term) shall mean the date on which all of the following occurs: (i) IA certifies that the Subtenant Improvements have been constructed in substantial accordance with the Approved Plans, notwithstanding the fact that certain minor work is incomplete or contains minor defects which do not materially interfere with Subtenant’s use of the Building (items normally referred to as “Punch List Items”), (ii) Sublandlord has obtained a temporary Certificate of Occupancy for the Premises as improved with the Subtenant Improvements, if required, or an equivalent permit or approval from the appropriate governmental body approving and/or permitting the occupancy of the Premises if required and (iii) Sublandlord has delivered possession of the Premises to Subtenant in vacant, broom clean condition.

c. Subtenant Improvements. The term “Subtenant Improvements” shall mean the improvements and equipment to be constructed and installed in accordance with the Subtenant Improvement Specifications.

d. Subtenant Improvement Costs: The term “Subtenant Improvement Costs” shall mean the following:

(i) the total amount due pursuant to the Construction Contract;

(ii) the cost of obtaining all building permits for the construction of the Subtenant Improvements;

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(iii) engineering, architectural, space planning and other consultant fees (including the fees and expenses of the Project Architect, as such term is hereinafter defined) incurred in the preparation of all plans, specifications and working drawings and administration of the contract for construction of the Subtenant Improvements, except as specifically provided herein; and

(iv) any and all other costs and expenses related to or associated with the construction and installation of the Subtenant Improvements.

e. Subtenant Improvement Specifications: The term “Subtenant Improvement Specifications” shall mean those improvements and specifications set forth and described collectively on the following: (i) the CAD floor plan for that portion of the Premises located on the first floor, which is attached hereto as Exhibit E 1, (ii) the CAD floor plan for that portion of the Premises located on the fourth floor, which is attached hereto as Exhibit E 2, (iii) the Matrix attached as Exhibit E 3, (iv) the bid from GCI General Contractor dated April 30, 2003 and attached as Exhibit E 4 (which bid separately lists the items on Exhibit E 6, for which Subtenant is responsible) and (v) the equipment and improvements listed on Exhibit E 5 and E 6.

2. Plan and Specifications: Subtenant desires to cause the Subtenant Improvements to be constructed in the Building and Sublandlord agrees to construct such Subtenant Improvements in the Premises in conformance with the Subtenant Improvement Specifications, provided, however, that Sublandlord shall not be required to approve or construct any Subtenant Improvements that: (i) do not conform to applicable government regulations or are disapproved by a governmental agency having jurisdiction; (ii) overload the floors of the Building; (iii) affect the Building structure or roof; or (iv) are not approved by Master Landlord. Such Subtenant Improvements will be constructed by Sublandlord in accordance with the following:

a. Final Plans:

(i) Preparation and Final Plans: Sublandlord shall cause, as quickly as practicable, specifications and working drawings of the Subtenant Improvements (the “Final Plans”) to be prepared by Interior Architects a/k/a IA (the “Project Architect”), all of which will conform to or represent logical evolutions of or developments from the Subtenant Improvement Specifications. Upon completion of the Final Plans, Sublandlord shall deliver a copy of the Final Plans to Subtenant and Master Landlord for their respective review and approval.

(ii) Subtenant’s Approval: Within five (5) business days of Subtenant’s receipt of the Final Plans, Subtenant shall deliver to Sublandlord a writing either approving such Final Plans or designating the specific elements of such Final Plans of which Subtenant disapproves, the reasons for the disapproval and the changes Subtenant requests to make the Final Plans acceptable. Sublandlord shall not unreasonably withhold its approval of any specific changes so requested by Subtenant. Any failure of Subtenant to approve the Final Plans within the time period set forth above shall constitute a “Subtenant Delay” as

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defined in Section 6, below. Any failure of Master Landlord to approve such Final Plans within the time period set forth in the Master Lease shall extend the time for Substantial Completion, as set forth in Section 7, below.

(iii) Effect of Master Landlord’s and Sublandlord’s Approval; General Construction of the Subtenant Improvements: Sublandlord will diligently pursue Master Landlord’s consent to the Subtenant Improvements and Final Plans. Neither Sublandlord’s nor Master Landlord’s consent to the Subtenant Improvements and Final Plans shall constitute a representation of warranty by Sublandlord or Master Landlord of any kind that such plans are sufficient for Subtenant’s purposes, or that such plans comply with applicable Law or Private Restrictions, and Subtenant agrees to look solely to the Project Architect and other design professionals for any assurance or warranty that all plans of the Subtenant Improvements are sufficient or Subtenant’s purposes and in compliance with applicable Laws and Private Restrictions. Notwithstanding the foregoing or anything in the Sublease to the contrary, Sublandlord will use commercially reasonable efforts to ensure that the Subtenant Improvements are constructed in a good and workman-like manner and in compliance with applicable Law and Private Restrictions, if any, as of the Commencement Date; provided that any action to enforce this obligation (e.g., that Sublandlord failed to use commercially reasonable efforts to ensure that the Subtenant Improvements are constructed in a good and workman-like manner or in compliance with applicable Law or Private Restrictions, if any, as of the Commencement Date) must be brought within one (1) year of the Commencement Date; and provided further that in the event Sublandlord breaches its obligation, Subtenant’s sole remedy shall be for Sublandlord to bring into compliance (or cause the same to be done) at Sublandlord’s sole cost and expense, that portion of the Subtenant Improvements that are not constructed in a good and workmanlike manner or in compliance with applicable Law and Private Restrictions as of the Commencement Date.

(iv) Approved Plans: Upon the approval of Subtenant and Master Landlord of the Final Plans in accordance with the provisions of this Section, Sublandlord shall cause such Final Plans as then contemplated to be promptly submitted to the City of San Francisco (the “City”) for building permit issuance.

3. Construction of Subtenant Improvements:

a. Promptly once the Approved Plans are complete, Sublandlord shall cause GCI General Contractors (“GCI”) and Dome Construction Corp. (“Dome”) to submit construction bids, with line item detail of the Subtenant Improvements and Subtenant Improvement Costs, allocating them between the Sublandlord and Subtenant using professional judgment and in accordance with the terms of this Work Letter. Sublandlord shall share the bids with Subtenant, and Subtenant shall have two (2) business days in which to suggest changes to the plans, including in order to reduce costs, or approve them (and, in the event that Subtenant requests changes, Subtenant shall have another two (2) business days after receipt of the revised bids to review and approve the revised bid); provided that: (i) if Subtenant requests changes to the Plans, in order to reduce costs or otherwise (except changes to conform the bids to the Approved Plans), Subtenant will be advised as to the amount of delay, if any, will be caused by changing the plans and recalculating the bids to accommodate

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such changes, and if Subtenant elects to cause the plans to be changed and/or bids recalculated, any delay beyond the initial two-day review attributable to recalculating bids due to Subtenant’s suggestions shall constitute “Subtenant Delay” as set forth in Paragraph 6; (ii) nothing herein shall obligate Sublandlord to employ the contractor with the lowest bid for Subtenant Improvements to be borne by Subtenant, it being understood and agreed that there are a number of variables that enter into making such selection. Sublandlord agrees that the line items for HVAC and electrical work in the above-referenced construction bids from GCI and Dome, for which Subtenant shall be responsible, will not exceed one hundred and twenty percent (120%) of the total estimated budget as of April 30, 2003 and attached hereto as Exhibit E 4 (exclusive of any changes requested to the Final Plans by Subtenant that add costs except any changes to conform the Final Plans to the Subtenant Improvement Specifications (“HVAC/Electrical Work Cap”).

b. Once both bids have been approved by Subtenant, Sublandlord shall employ either GCI or Dome (the “Prime Contractor”) to construct the Subtenant Improvements in substantial conformance with the Approved Plans and the Cost Estimate, and Sublandlord shall enter into a construction contract (the “Construction Contract”) for such purpose. Subtenant shall not be a party to the Construction Contract between Sublandlord and the General Contractor or have any liability thereunder but Subtenant will be a third party beneficiary of the Construction Contract. The bids from GCI and Dome finally approved by Subtenant is hereinafter referred to as the “Cost Estimate.”

c. As soon as the Approved Plans have been completed and approved as provided above, all necessary governmental approvals have been obtained, the Prime Contractor shall commence construction of the Subtenant Improvements and diligently prosecute such construction to completion.

4. Changes to Approved Plans:

a. Once the Approved Plans have been approved by Master Landlord, Sublandlord and Subtenant, neither Subtenant or Sublandlord shall have the right to order extra work or a change order (“Change Order”) with respect to construction of the Subtenant Improvements without the prior written consent of the non-requesting party and Master Landlord, and provided there is a reasonable basis for such Change Order or such Change Order is required by Law. The non-requesting party shall not unreasonably withhold its consent to such Change Order, provided that Master Landlord consents to such Change. All requests for approval of a Change Order made by either Subtenant or Sublandlord shall be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom, and shall become effective and a part of the Approved Plans once approved in writing by all parties.

b. If a Change Order results in an increase in the cost of construction of the Subtenant Improvements as shown in the Approved Plans, the requesting party shall pay all such excess costs as long as the party approved the excess cost in advance at the time the Change Order was requested. If such approved excess cost is owed by Subtenant, Subtenant shall promptly deposit an amount equal to such excess cost in the Escrow Account.

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c. If a Change Order results in an increase in the amount of time needed by Sublandlord to complete the Subtenant Improvements, and was requested by Subtenant, such delay shall constitute a Subtenant Delay pursuant to Section 6, below as long as Subtenant was informed when it requested the Change Order that said Change Order would cause a delay. If a Change Order results in an increase in the amount of time needed by Sublandlord to complete the Subtenant Improvements, and was requested by Sublandlord, such delay shall not extend the date of Substantial Completion or Commencement Date.

5. Payment of Subtenant Improvement Costs: Sublandlord shall pay all bona fide Subtenant Improvement Costs incurred by Subtenant in accordance with the following terms and conditions:

a. Sublandlord shall be responsible for the cost of the Subtenant Improvements; except that Subtenant shall be responsible for the cost of the Subtenant Improvements set forth in Exhibit E 6, in accordance with the terms of this Work Letter, and any additional or changes requested and approved by Subtenant in accordance with the terms hereof. Notwithstanding the foregoing or anything in this Work Letter to the contrary, in the event that actual HVAC and electrical work related to the Subtenant Improvements exceed the HVAC/Electrical Work Cap, exclusive of additional costs due to changes requested by Subtenant, Sublandlord shall be responsible for such excess costs.

b. Prior to commencing construction, pursuant to a separate escrow agreement and escrow instructions, Subtenant shall deposit into an escrow account in Sublandlord’s name (the “Escrow Account”) with J.P. Morgan Chase Bank an amount sufficient to cover the estimated Subtenant Improvement Costs of items allocated to Subtenant in the Cost Estimate approved in advance by Subtenant pursuant to the terms of this Work Letter. The Escrow Account shall be drawn down by Sublandlord once the Subtenant Improvements have been Substantially Completed.

c. If at any time Sublandlord determines, in its reasonable discretion, that based on a Change Order requested by Subtenant the Escrow Account will be insufficient to cover the Subtenant Improvement Costs allocated to Subtenant, then Sublandlord shall notify Subtenant of such shortfall and Subtenant shall replenish the funds in the Escrow Account within five (5) business days to reflect the revised estimated costs; provided that with respect to additional costs attributable to changes requested by Subtenant, Subtenant shall be responsible for those costs only if at the time the change was requested, Subtenant was advised of and approved the additional costs. Any other excess Subtenant Improvement costs that are legitimately and reasonably allocable to Subtenant pursuant to and in accordance with this Work Letter shall be reconciled after the Subtenant Improvements have been Substantially Completed.

d. Upon completion of the Subtenant Improvements, removal of the lien releases, and payment of all the bills relating to the construction of the Subtenant Improvements, Sublandlord shall send an accounting of costs to Subtenant. If the amount deposited in the Escrow Account is greater than the actual costs allocated to Subtenant,

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Sublandlord shall return the balance, if any, to Subtenant within ten (10) business. If the amount deposited in the Escrow is less than the Subtenant’s construction costs, then Subtenant shall pay Sublandlord the difference within ten (10) business days of said notice; provided that with respect to additional costs attributable to changes requested by Subtenant. Subtenant shall be responsible for those costs only if at the time the change was requested, Subtenant was advised of and approved the additional costs.

e. Sublandlord shall have no obligation to make payment of Subtenant Improvement Costs when, at the time of such payment request, Subtenant is in default of a material obligation under the Sublease beyond applicable notice and cure periods.

f. Notwithstanding anything to the contrary herein or in the Sublease, in the event that the Sublease terminates prior to the Substantial Completion of the Subtenant Improvements due to the default of Sublandlord, the Escrow Amount shall be promptly returned in its entirety to Subtenant, regardless of whether any portion or all of the Subtenant Improvements have already been constructed or are in the process of being constructed (including, without limitation, any item of Exhibit E 6), and Subtenant shall have no liability for the cost of any of the Subtenant Improvements (including, without limitation, any item of Exhibit E 6).

6. Subtenant Delay: The term “Subtenant Delay” as used in this Work Letter, and as referred to in Section 2(a) of this Exhibit D, shall mean any delay in the design or construction of the Subtenant Improvements which is due to any act or omission of Subtenant or Subtenant’s agents. Subtenant Delay shall include, but not limited to, the following: (i) Subtenant’s delay in giving authorizations or approvals beyond the time periods specified in this Work Letter; (ii) any act or omission of Subtenant or its agents which delays with the completion of the Subtenant Improvements; (iii) delay beyond the initial 2-day review attributable to recalculating bids due to Subtenant’s changes, as set forth in paragraph 2(a) above; (iv) delay attributable to the interference of Subtenant or Subtenant’s agents with the design or construction of the Subtenant Improvements; (v) any Change Orders requested by Subtenant with respect to the Approved Plans; and (vi) any special materials or equipment ordered or specified by Subtenant that cannot be obtained by Sublandlord at reasonable costs within a reasonable period of time provided that Subtenant was informed when such item was requested that it would qualify as a Subtenant Delay and it was approved by Subtenant.

It is the intent of the parties hereto that the commencement of Subtenant’s obligation to pay the Fixed Rent and all Additional Rent not be delayed by any Subtenant Delay and in the event of any Subtenant Delay, Subtenant’s obligation to pay the Fixed Rent and all Additional Rent shall commence as of the date it would otherwise have commenced absent such Subtenant Delay.

7. Force Majeure. The term “Force Majeure Delay” as used in this Work Letter and the Sublease, shall mean any delay in the completion of the Subtenant Improvements which is attributable to any: (i) actual delay affecting construction of the Subtenant Improvements attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), act of the

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public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources; (ii) delay in Master Landlord giving its consent to the Final Plans, or any Change Order, if required, as long as Sublandlord is diligently pursuing such consent; (iii) delay in completing the Final Plans or in construction of the Subtenant Improvements because of changes in applicable Laws (including the ADA), or the interpretation thereof; or (iv) delay attributable to fire, inclement weather, casualty, act of God, or other cause beyond the reasonable anticipation and control of the party from whom performance is required, or its agents. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage.

No Force Majeure Delay shall be deemed to have occurred unless and until the party claiming such Force Majeure Delay has provided written notice to the other party specifying the action or inaction that such notifying party contends constitutes a Force Majeure Delay. If such action or inaction is not cured within one (1) business day after receipt of such notice then a Force Majeure Delay as set forth in such notice shall be deemed to have occurred commencing as of the date such notice was received and continuing for the number of days the Building was not made Ready for Occupancy as a direct result of such prevention, delay or stoppage.

8. Delay of Commencement Date: The Drop Dead Date shall be delayed by one (1) business day for each business day of delay affecting the completion of the design and/or construction of the Subtenant Improvements that is caused by any Force Majeure Delay.

9. Delivery of Possession, Punch List, and Acceptance Agreement: As soon as the Subtenant Improvements have been Substantially Completed, Sublandlord and Subtenant shall together walk through the Premises and inspect all Subtenant Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Subtenant Improvements. After such inspection has been completed, each party shall sign a “punch list” which shall include a list of all “punch list” items which the parties agree are to be corrected by Sublandlord. As soon as such inspection has been completed and such punch list has been executed, Sublandlord shall deliver possession of the Premises to Subtenant. Sublandlord shall have no obligation to deliver possession of the Premises to Subtenant until such procedures regarding the preparation of a punch list have been completed. Sublandlord shall use reasonable efforts to cause the Prime Contractor to complete and/or repair such “punch list” items within thirty (30) days after signing the punch list. Subtenant’s taking possession of any part of the Building shall be deemed to be an acceptance by Subtenant of Sublandlord’s work of improvement in such part as complete and in accordance with the terms of the Sublease except for the punch list items noted or as otherwise expressly stated in the Sublease. Notwithstanding anything contained herein, Subtenant’s obligation to pay the Base Rent and Additional Rent shall commence as provided in the Sublease, regardless of whether Subtenant completes such inspection.

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10. Effect of Agreement. In the event of any inconsistency between this Work Letter and the Sublease, the terms of this Work Letter shall prevail.

IN WITNESS WHEREOF, the parties have executed this Work Letter as of the date first written above.

CMP MEDIA LLC:		PRN CORPORATION:

By:	John Day	By:	/s/
Title:	Executive Vice President/CFO	Title:	Chief Financial Officer

By:	/s/	By:
Title:	Chief Financial Officer	Title:

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EXHIBIT E-5

Sublandlord shall be responsible, at its sole cost and expense, for the following Subtenant Improvements, as reflected in the space plans attached hereto Exhibit E-1 (first floor) and Exhibit E-2 (fourth floor):

•	Demo and Site protection.

•	Enclose existing stairwell and demising walls with glass.

•	All millwork described in Exhibits E 1 through E 5 except for any millwork in the reception/lobby area, which area will be Subtenant’s responsibility.

•	Standard doors, frames and hardware (excluding door locks). All doors will be painted the same color (which color shall be selected by Subtenant). Private offices and meeting rooms to have sidelight glass unless otherwise specified by Subtenant. Existing doors to be re-used wherever feasible. Subtenant may request above-standard doors, frames and hardware at Sublandlord’s cost, not to exceed $1,000 per door.

•	Sublandlord to construct slab-to-slab walls that are customary or the equivalent of 294 lineal feet and ceiling height walls.

•	Sublandlord will pay half the cost of a new ceiling grid on the 4th floor and the 1st floor not to exceed $21,500.

•	Sublandlord to install new acoustic ceiling system. If Subtenant decides to upgrade ceiling system they would be 100% responsible for ceiling upgrade above the standard 2’x4’ tile.

•	Sublandlord to install new carpet selected by Subtenant for $30/SY.

•	Sublandlord to install Stonetex VCT at the following locations:

•	Breakroom;

•	HR Storage;

•	Telecom;

•	TSG;

•	Supply Room;

•	Security Storage;

•	Broadcast Storage;

•	Marketing Storage;

•	Lunch Room;

•	Storage Room;

•	Stock Closet; and

•	Dubbing/Compression Room.

•	Sublandlord will install Armstrong anti-static VCT in Server Room and Net Server Lab.

•	Sublandlord will install 4” rubber base.

•	Sublandlord will paint new premises (Colors to be selected by Subtenant).

•	Sublandlord will remove/clean and re-install existing mini-blinds.

•	Sublandlord to be responsible for all fire-protection/electrical and life safety.

•	Sublandlord to provide that part of the HVAC work for floors 1 and 4 indicated on the attached Exhibits E-1 and E-2.

This exhibit is not intended to limit in any way the costs for which Sublandlord is responsible.

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EXHIBIT E-6

Subtenant shall be responsible, at its sole cost and expense, for the following Subtenant Improvements, as reflected in the space plans attached hereto Exhibit E-1 (first floor) and Exhibit E-2 (fourth floor):

•	Supplemental air conditioning in excess of 15 tons.

•	Cooling Tower upgrades.

•	Fabric wall insulation for sound studios, if so elected by Subtenant.

•	Cost of carpet in excess of the $30/SY installed allowance.

•	Structural Steel for Media Library Vault.

•	Glass/Glazing for Studios.

•	FM-200 Gas Suppression for Media Library Vault.

•	Plumbing for Board Room coffee station.

•	Reception area and lobby millwork.

•	White Boards.

•	Tel/Data cabling.

•	Security systems.

•	PRN will provide that part of the HVAC and electrical work for the first floor (with upsize of the existing Heat Exchanger) and the fourth floor (with a new 50-ton cooling tower) indicated as Subtenant’s responsibility on the attached Exhibit E 4.

•	Incremental cost of indirect lighting fixtures.

Subtenant shall also be responsible for the following costs:

•	The cost of above-standard doors, frames and hardware requested by Subtenant in excess of $1,000.

•	Half the cost of a new acoustic ceiling grid on the 1st and 4th floors, up to $21,500, plus any costs in excess of $21,500.

•	The cost of any gypsum board soffits elected to be included in the plans by Subtenant.

•	The cost of Armstrong anti-static VCT in additional rooms/labs (beyond Server Room and Net Server Lab).

•	The cost of slab-to-slab drywall constructed in specified areas beyond the 294 lineal feet to be constructed at Sublandlord’s cost.

•	The cost of all door locks.

12.

EXHIBIT F

The configuration of the dishes is a rectangular frame sitting on the roof with cement blocks as to anchor it. The receiver (little antennae that faces the big dish) extends in front of this footprint.

Below are the measurements in the format: Length (horizontal along axis of dish) x Width x Height – Overhang of receiver – footprint area LxW only.

System Length x Width x Height – Overhand – footprint (LxW)

Dish 1 3’6” x 2’11” x 4’ – 2’6” – 10.2sf (receive only)

Dish 2 5’11” x 5’7” x 5’7” – 2’ – 34.5sf (send and receive)

Dish 3 4’5” x 4’5” x 5’4” – 4’ – 20.5sf (receive only)

Dish 4 3’2” x 2’ x 3’8” – 9” – 6.3sf (receive only)

Note: The calculated areas do not include the overhang

13.

EXHIBIT E 1

[Drawing]

EXHIBIT E 2

[Drawing]

EXHIBIT E 3

[PRN LOGO]

Date:	5/14/03

To:	Stephen Reidy

From:	Suzanne Newdoll

Subject:	Updated Matrix

CC:

Steve,

Enclosed is the updated Matrix to be attached as Exhibit E-3 on the lease. I wanted to make sure you have the most recent version for your records.

There are no additions from the updated version, which I e-mailed to you and Bob on 4/21/03, just a formatting change in one area so that the information would show up when printed out.

Included as part of the Matrix is some back-up information, which was previously submitted to CMP, but the information has been updated with the new numbering system.

Lastly there were some changes that were discussed at the last CMP/PRN meeting which are also to be incorporated as part of the Matrix.

Please let me know if you have any questions.

Sincerely,

Suzanne Newdoll

415-808-9112

Suzanne Newdoll

From:	Suzanne Newdoll
Sent:	Monday, May 12, 2003 6:05 PM
To:	Art Songey; Christine A. Stout
Subject:	Lease Attachment

Art & Christine,

I spoke with Todd from IA. Apparently I was under the wrong impression about getting the changes on the plan for the lease. Todd intends to make the changes but after the lease is signed (his contract will be signed at that point), he will then make the updates. In that case we should attach the below to the lease.

(Also Todd’s timeline for the project will be changed since it is currently based on a last Monday start)

•	Need to include a door in the QC lab (L71)

•	Location A317-Copier location in addition to the printer station stated

•	Top cubes are 6x8 (not 8x8) (as Todd and I discussed) & some other cubes in the C261 area should be 6x8 (not 7x8 as currently stated). All cubes should be 6x8 except for some specified cubes in the Call Center which are 6x6

•	On drawing indicate TSG lab 7’ wall height (no ceiling) lab L162 (Todd stated this was marked on the plan with a pattern, he should create a key to help us understand what different patterns mean on the plan)

•	C98 is actually labeled “P98” in the matrix plan

•	There is an issue with the door leading to the balcony since there is a height difference there will need to be a ramp to make the balcony useable. Ramp should be reflected in plan

•	Non-raised floor in Server. He would like to keep 2 doors in the server room. Also we can make a door directly into his adjoining closet from the server room. (room L67)

•	Take out one door in Standards lab (L72).

•	Some of the floor to ceiling walls will be extended to include copy alcoves

•	Cubes will be pushed towards core of building and file cabinets will be put on the inside (so they will not be visible from the main walking path around the floor).

•	Take out purple glass in Board Room

•	Extend Millwork in break room and show upper cabinets in some locations

•	As far as the rooms that get anti-static floors versus regular tile, here are Mike Conroy’s requests Engineering Lab (L64), QA Lab (L71), Server Room (L66)

1

Floor Plan Changes: (All new requirements in red on Matrix)

•	Updated Security Card locations

•	Specified which doors do not need locks

•	Specified Printer Stations

•	Specified Fax Locations

•	Specified Copier Locations

•	Specified Gyp-board locations

•	Keep Millwork #F44

•	Took Millwork out of A43 (formerly 60)

•	Took Millwork out of print station A137 (formerly P137)

•	Updated Elevator Lobby Requirements #A0

•	Updated Reception Requirements #A1

•	Updated Mail Room Requirements #A3

•	Updated all three break room requirements #A23, A39 & G294

•	Updated Training room requirements #M61

•	Updated requirements for Board Room

•	Noted approximate cubes that would need special configuration

•	Specified refrigerator, microwave, dishwasher etc....locations

•	Specified file cabinet storage locations

•	Combined Engineering Staging Area with Engineering lab, everything now in room #L62 (formerly room 14 & 62)

•	Made library vault bigger #G293

•	L62 now has walls and locking door but not a ceiling, it is open (formerly room 26 & 27)

•	Moved room S65 (formerly room #101)

•	Moved room L68 (formerly room #64)

•	Moved room L70 (formerly #25)

•	Moved room L69 (formerly room #80)

•	Moved Standards Lab L72 (formerly room #10)

•	Combined QA and QC labs L71 (formerly #22 & #24)

•	Specified Floor type in Server room and labs

•	Outside Edit Suite doors changed rating to 45, noted some updated requirements

•	Added two more Edit Suite Rooms, current editing suites are: G304, G303, G296, G297, G298, G299, G306

•	Coffee Bar is now in reception area (A1), not supply room

•	Mill work areas: Ms (Board Room), A3, (Supply Room), A1 (Reception Lobby), A23 (Small Breakroom), A39 (Large Breakroom), F44 (Graphics Area)

•	Glass sliding door locations are G 303, G 304, G295, G296, G298, G299

•	Slab to Slab rooms are: G295, G304, G303, G306, G296, G297, G297, G299, Part of G293 (library vault portion only), M61, M30, M19, 018, 012, 011, L64, L56, A3, M2, L66, L71, A39, M40, M45, M52

•	Folding door at TSG lab is N/A

•	Keep Gas Suppression system in the library vault (G293) Library vault portion

•	Rooms with dedicated HVAC are: G306, G303, G304, G295, G296, G297, G298, G299, G293 (only library vault section), L71, L66, L56, L64

Area	New No.	Department	Room Type	Get	Finishes	Updated 4/18/03 Requirements & Equipment	Extra Data	Extra Power	Dedicated AC	Acoustical	Card Readers	Slab -to-Slab

Summary	Company	Combined Floors	45500

Quote to reflect upgraded Tigular tile, if requested by PRN, to be treated as a change order.

PRN to approve Luna lighting locations and count. Duel switches for lighting to control different bulbs within the same light

Cooling Tower on the roof to accommodate PRN’s HVAC needs

All doors should be standardized

All offices should have a lock

All rooms should have locks with the exception of the following meeting rooms (M19, M26, M27, M30, M61, M40, M52)

Following Edit suites should have sliding glass rated doors: G303, G304, G295, G296, G298, G299

Different colors of paint to be used in the space to visually break it up.

All doors and cubicles should have name plate system to easily slip name in and out of it.

All offices and meeting rooms to be configured for phones

All offices and meeting rooms to have sidelights

Determine the square footage of millwork

Summary	Company	1st Floor Storage	1,251

Summary	Company	Cubes	195 (17 6X6 & 178 6X8) (includes (2) on 1st floor) (2) in rm# L72

Summary	Company	Offices	27

Summary	Company	Mfg. Areas	13
Summary	Company	“Labs”	11 (4th) 9 (1st)
Summary	Company	Storage	10 (4th Flr) 4 (1st Flr)
	Company	Security Card Locations			Following areas need security card wiring: (2) in A0 area (both elevator lobby entrances into space), (2) in A1 area (entrances from reception into space), (1) L56 (Demo Rm), (1) L64 (Eng. Lab), (1) L66 (Server Rm), (1) L71 (QA/QC labs), (3) entrances into 1st floor space, (1) entrance to librarian area of Library vault G-293-not to vault itself, (1) G295 (Video edit), (1) G296 (Video Edit), (1) G297 (Audio Edit), (1) G300 (Compress), (1) G304 (Video Edit), (1) G303 (Video Edit), (1) G306 (MCR)

Summary	Company	Printer	20	Printer Station set-up Paper shelf underneath Recycle Tray at bottom Garbage can Area for stapler Above holder for letterhead/envelopes

Every other printer bay needs electrical (for potential addition printer stations). In addition to this here are the other specified locations for electrical:

Electrical in areas: (1) A307, (1) A324 (1st Floor), (1) A3 (supply rm), (1) A308 (Finance Area), (1) A309 (HR area), (1) A310, (1) A311, (2) A313 (Executive area), (1) A314 (Cust. Ser. Area), (1) A137(Cust. Ser. Area, (1) A315 (Eng. Area), (1) A317 (Eng. Area), (1) A325, (1) A326, (1) A327, (1) A43, (1) A44.1, (1) A320, (1) A321

Summary	Company	Fax	2	One at reception (A1) & one in supply room (A3) Both need station to hold extra paper Recycle Tray	Electrical in these areas

Notation	Broad (Graphics)	Special cube configuration		Close to print-layout station # F44	Electrical for four work stations w/work space in middle Natural light for correct color calibration of monitors and printouts (Keep millwork)

Notation	Eng	Special cube configuration		Shared hallway w/ impromptu meeting area in middle	Electrical for (4) engineers in each section (8X10 each-80 Sq. Ft requested) Special requirements of cat 5 cable to connect lab to engineer cubicles	X	X

Notation	QA	Special (Satellite Links)	Roof	Sattlelight link to simulate real in-
store system. Roof top needed for
this. The configuration of the
dishes is a rectangular frame
sitting on the roof with cement
blocks as to anchor it. The
receiver (little antennae that faces
the big dish) extends in front of
this footprint. Below are the
measurements in the format:
Length (horizontal along axis of
dish) x Width x Height –
Overhang of receiver – footprint
area LxW only.
Notes:
1. I have calculated areas not
including the overhang – I don’t
know if this will become an issue.
System Length x Width x Height-
Overhang – footprint (LxW)
Dish 1 3’6” x 2’11” x4’ – 2’6” –
10.2sf
(receive only)
Dish 2 5’11” x 5’7” x 5’7” – 2’ –
34.5sf
(send and receive)
Dish 3 4’5” x 4’5” x 5’4” –
4’ –20.5sf
(receive only)
Dish 4 3’2” x 2’ x3’8” – 9” –
6.3sf
(receive only)
We will need additional space for
expans

A		Company	Gyp-Board approximately 8 throughout space.			This will be used to “break-up space” Place in approximately these areas: (A312), (A328), (A329), (A316), (A330), (A318), (A331), (A319) Electrical will need to be in these to potentially house TV set

A	0		Common Spaces (Elevator Lobby)	180 (10X18)	Plants PRN Signage Signage on door listing office hours Wall mounted holder for extensions list Phone	Security Card Key access on both doors Hook-up for Telephone (internal extensions only) Security Mushroom button to be fire code compliant. Only wanted on the door that leads to reception!	X

A	1	Company	Common Spaces (Reception Area)	2	Plants Signage Reception desk Chair Guest seating Coffee Table Pictures

Electricity for wall of televisions sets in reception area (A322)

Millwork to house TV’s, if requested by PRN will be treated as a change order. (need to have access to TV’s)

A switch on/off timer for TV wall Two Card Readers to enter floor from reception area

Interactive station

Glass partition with glass door separating stairway (No fire rated needed, but door at top & bottom of stair required)

Coffee bar to be in reception area (not in supply room) Filtered drinking water and instant-hot for tea, both located at sink

Electric to cover everything mentioned

						X	X	X

M	2	G&A	MTG (Board room)	594 (33X18)	Long table 40 chairs

Take out existing coffee bar Make sure locks on this room Window side light Must haves:

Set-up for ceiling mounted projector – this would require a suspended shelf, some electrical and data wiring

Set-up for Centralized A/V system with multiple inputs and outputs Set-up for TV cabinet at one end to house most of the equipment

Data drops on multiple walls. These need to be protected from visitors plugging into our LAN.

Built in Screen

Data/Power built under the table for laptop presentation (with hole in table)

Surround sound or at least room encompassing sound, if requested by PRN to be treated as a change order.

Data, power, and voice wiring set-up under conference room floor. Electrical outlets for wall hanging TV on side wall.

						X	X	X

A	3	G&A	STORAGE (Supply & Mail Room)	256 (16X16)	Wall Clock Message board for legal postings Garbage, paper, plastic & glass recycle Shredder

Millwork for supply cabinets, shelving, printer/fax station & collating area Millwork system for mail slots

Door Closer on door

Do not put a door leading from mailroom to reception (take off plans)

Power for 2-3 copiers plus printer/fax/shredder

							X	X

S	4	G&A	STORAGE (Security Room)	96 (16X6)	Computer Terminal Chair Shelving	Security & Admin Store Not special power, just make sure there is power available	X

O	5	Company	Office-Spare (Fin Area)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	6	Company	Office-Spare (Fin Area)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	7	G&A	OFFICE (Alma)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	8	G&A	OFFICE (Art)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	Fax Machine One Side Wall White Board/Window side light/locking door

O	9	Company	Office-Spare-Legal (Fin Area)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	10	Company	Office-Spare (HR Area)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	11	G&A	OFFICE (Vince)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door	X

O	12	G&A	OFFICE (Christine)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door	X

O	13	Company	Office-Spare (HR Area)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	14	Comm	OFFICE (Genet)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	15	Retail Dev	OFFICE (Michael)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	16	Exec	OFFICE (Sean)	175 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	17	Exec	OFFICE (Linda)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	18	Exec	OFFICE (Charlie)	220 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door	X

M	19	G&A	MTG (Exec Annex)	210 (15X14)	Wall to Wall white board Round Table 4-6 chairs phone	No locks on doors of confirms One Side Wall White Board/Window side light	X

O	20	Executive	OFFICE (Jeff D.)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

S	21	G&A	STORAGE (Finance file room)	289 (17X18)	File Cabinets

S	22	G&A	STORAGE (HR file room)	152 (19X8)	File Cabinets	Christine
A	23	Company	Common Spaces (Break Room)	180 (20X9)

Dish washer

Refrigerator

Microwave build-in

Toaster oven and

regular toaster

Snack machine

Drink machine

Garbage cans

Recycle area (glass,

cans, plastic, paper)

Bulletin board on

wall

Mounted suggestion box

Coffee bar area

Filtered drinking water and instant-hot for
tea, both located at sink

1/4” copper cold waterline for coffee maker
and ice maker

Exhaust fan
Countertops
Cabinets (locking)
Shelving
Garbage disposal
Dish washerhook-up
Refrigerator hook-up
Millwork for Microwave built-in
Shelving in storage area Coffee bar area

Hook-ups and Electric for all mentioned
items

							X

F	24	G&A	Misl (Massage Room)	98 (7X14)

F	25	G&A	Misl (Mom’s Room)	133 (7X19)		Hook-up for mini refrigerator

M	26	TSG	MTG (Small Meeting rm)	72 (9X8)	Small round table 2-3 chairs	No lock on door One Side Wall White Board/Window side light

M	27	TSG	MTG (Small Meeting rm)	72 (9X8)	Small round table 2-3 chairs	No lock on door One Side Wall White Board/Window side light

S	28	TSG	Storage Closet	12	Shelving

O	29	TSG	OFFICE (Rosanne)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

M	30	PRN	MTG (The Plaza)	324 (12X27)	Long rectangle table 10-12 chairs phone	No locks on doors of confirms One Wall White Board/Window side light	X

M	31	Eng	MTG (War Room)	144 (9X16) Shared		Whiteboard walls Tables and chairs 6-8 people One Side Wall White Board/Window side light

O	32	Eng	OFFICE (Bob)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

F	33	Eng/IS	Misl (Library)	126 (9X14)		Shelving

M	34	Int. Sol.	Common Spaces-Open Meeting Area	240 (16X15)

Dedicated common

space

Wall space to secure

interactive media

storage cabinets to

(CD and HV

screeners that will

not be absorbed in

the archive/library

system).

Basic lighting and

electrical outlets.

Enough square

footage to

accommodate the

cabinets (will stick

out from the wall

approx. 24”-30”)

Round table and

chairs.

Shared with Media

Solutions.

						White Board Basic lighting and electrical outlets.

O	35	Ops	OFFICE (Marion)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	36	Tech	OFFICE (Nick)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	37	Company	Office-Spare (Tech Area)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

M	38	Proj	MTG (War Room)	144 (9X16) Shared	Round Table 4-6 chairs	Window side light Wall to Wall white board Phone

A	39	G&A	Common Spaces (Break Room)	513 (27X19)

Dish washer

Refrigerator

Microwave build-in

Toaster oven and

regular toaster

Snack machine

Drink machine

Garbage cans

Recycle area (glass,

cans, plastic, paper)

Bulletin board on

wall

Mounted suggestion

box

Coffee bar area

tables/chairs/

umbrellas for desk

area

Filtered drinking water and instant-hot for tea, both located at sink

1/4” copper cold waterline for coffee maker and ice maker

Exhaust fan

Countertops

Cabinets (locking)

Shelving

Garbage disposal

Dish washerhook-up

Refrigerator hook-up

Millwork for microwave built-in

Shelving in storage area

Coffee bar area

Hook-ups and Electric for all mentioned

items

							X	X

M	40	PRN	MTG (West Wing)	304 (16X19)	Large Round table 10 chairs Phone	No locks on doors of conf rms One Side Wall White Board/Window side light		X

O	41	Broad Area	Mtg rm/Office	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	42	Broad	OFFICE (Tom)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

A	43	Broad (Graphics)	Copier & Printer	78 (13X6)		Electrical	X

F	44	Broad (Graphics)	Common Spaces (Layout Area/print mount-additional)	189 (21X9)		Electrical	X

A	44.1	Company	Printer			Electrical

M	45	G&A	MTG (Conf. Next to break room)	144	Round Table 4-6 chairs Phone	Wall to Wall white board Window side light		X

O	46	Broad	OFFICE (Keith)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	47	Company	Office (Peter)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	48	Company	OFFICE (George G.)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	49	Mktg Area	OFFICE-Spare	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	50	Mktg	OFFICE (Mike Q.)	125 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

O	51	Mktg	OFFICE (Eric)	175 Sq. Ft.	Furniture set-up: Desk (3) chairs File cabinets Coat Hook on back of door	One Side Wall White Board/Window side light/locking door

M	52	Mkt Area	Meeting Room		Round Table 4-6 chairs Phone	Wall to Wall white board Window side light		X

S	53	Mkt	STORAGE (Sm storage rm)	97 (11X11) at furthest points	Shelving	One wall floor to ceiling shelving installed

S	54	Broad	STORAGE	110 (11X10)	Shelving	Secure room Shelving

L	55	Broad	Lab (Viewing Station)	99 (11X9)		Currently in cubicle, can be semi enclosed	X

L	56	G&A	Lab Demo Room	504 (18X28)		Each area can close off into separate area to hide other systems Cooling, outlets, network access on 4 walls, wall space for HDTV display Could be same room as demo-but sectioned off Cooling (maintain 68 degrees F) Power outlets on 4 walls Network and telephone access Cable grid to support 4 hanging TV’s (1 in each corner) DDS system along 24’ wall SWVG system along adjacent wall R&D new technology staging area long other 24’ wall Large format HDTV display area along adjacent wall Customer/Vendor meeting area in center of room (conference table, chairs, speaker phone, etc.)- these requirements apply to all rooms. Must be enclosed to hyde equipment	X	X	X	X	X	X

A	57	Company	Common Spaces (Restrooms)

F	58	Company	Storage (Janitorial)	50

F	59	IS	Misl (Telecom Closet)	144

F	60	TSG	Misl (Shipping Room)	176 (16X11)	Shelving	Normal AC and electrical for 2 PCs White Board		X

M	61	TSG	MTG (Training Room)	270 (18X15)	Individual station set-up & computer terminals for 15 people Built-in Video Screen Built-in projector TV handing from ceiling

Meeting Room – Training

AC for up to 15 people (adjustable)

Writing Wall

Electrical for up to 15 PC, and projector

One Side Wall White Board/Window side light

Network connections for all PC’s

An extra network connection for 3 PC’s to access both the PRN network and the Wal-Mart Remedy network

We will need a pull down project screen.

Set-up for Hanging TV like we have in the call center. This

would allow us to monitor our call queues during meetings, as well as use it for training sessions.

Teaching station up front for the instructor to use (workspace that can accommodate the projector, PC and other course

materials).

Conference calling system is a must have and a video

conferencing system is a nice to have.

Phone

						X	X	X

L	62	TSG	Lab (K-Mart/Sears/ Wal-Mart Lab) (QA Lab –Burn-in lab- Share with TSG for now)	348 (29X12)

White Board

Circuit must be able to handle
electrical requirements for up to
12 devices and 6 servers

Electrical circuits for computers
and lab

Systems should be 24/7 and have
surge suppression

Requested closed off by wall w/
door and lock, but no ceiling
(keep open on top)

*See Attachment

QA Lab burn-in(Will be shared
with TSG for now in room but
will need to move if TSG
expands)

Needs dedicated Circuits 2
servers and 20 bar code scanners

							X	X

S	63		Storage (Kitchen Storage)		Shelving

L	64	Eng	Lab (Engineering Lab) Combined with Staging Area	934 (65X17) (At furthest points)		See attachment sheet for equipment Dampen sound inside so people can work better (NRC rating)	X	X	X	X	X	X

S	65	Int. Sol./Media Mgnt	STORAGE	(120) (12x10) shared w/media mngt.	Shelving	Walls at least space 5’ X 4’ for cabinets White Board Archival flat files, oversized artboard, paper & media

L	65	Network	Lab (Server Room)	620 (31X20)		See attached for equipment Configure for sprinklers to hit this room last Anti-Static vct floor Keep raised server room floor and extend it with expansion of room	X	X	X		X	X

L	67	Network	Lab (Netsvc lab)	150(15X10)		See attached for equipment	X	X

L	68	Media Mgmt	Lab (Viewing Station)	100 (10X10)		Shared with Solutions		X

L	69	QA	Lab (QC VO booth)	100 (10 X10)		Electrical for: QC VO Booths will have at least: One NT Server 1 28” TV 120VAC in all labs/booths		X

L	70	QA	Lab (QC VO booth)	100 (10X10)		Electrical for: At least: 1 NT Server and 1 28” TV 120 VAC in all labs and booths		X

L	71	QA	Lab (QC & QA labs)	948 (38 X 29) at furthest points

Electrical for: The QC Lab will have approximately:

10 28” TV’s, 4 computer monitors

10 Servers

10 Barcode scanners and 1 printer

Needs dedicated AC

Needs a white board 120 VAC in all labs and booths

Dedicated electrical circuits for computers and lab

Tile Floor (non-static) (Note for All Labs)

							X	X	X	X	X

L	72	Broad (Standards)	Lab (Viewing stations & employees)	244 (26X9)		Two people and 3 viewing stations	X	X

F	73	IS	Misl (Telecom Closet)	80

A	74	Company	Common Spaces (Restrooms)

S	75	Network	STORAGE	180 (9X19)	Shelving

F	76	Company	Storage (File Cabinets)

F	77	Broad	Storage (Shelving)	36 Feet against walls	Wall space Shelving

C	78		Cube

C	79		Cube

C	80		Cube

C	81		Cube

C	82	Column	Cube

C	83		Cube

C	84		Cube

C	85		Cube

C	86

C	87		Cube
C	88		Cube
C	89		Cube
C	90		Cube
C	91		Cube
C	92		Cube
C	93		Cube
C	94		Cube
C	95		Cube
C	96		Cube
C	97		Cube
A	98	Column	Print Station
C	99		Cube
C	100		Cube
C	101		Cube
C	102		Cube
C	103		Cube
C	104		Cube
C	105		Cube
C	106		Cube
C	107		Cube
C	108		Cube
C	109		Cube
C	110		Cube
M	111	Company	Common Spaces (Meeting area)		Table (2) chairs
C	112		Cube
S	113	HR	Forms Area	80 (20X4)
A	113.1	Company	Copier			Electrical
C	114		Cube
C	115		Cube
C	116		Cube
C	117		Cube
C	118	Column	Cube (Larger size cube –Call Ctr)
C	119		Cube
C	120		Cube
C	121		Cube

C	122		Cube
C	123		Cube
C	124		Cube
C	125		Cube
C	126		Cube
C	127		Cube
C	128		Cube
C	129		Cube
C	130		Cube
C	131		Cube
C	132		Cube
C	133		Cube
C	134		Cube
C	135		Cube
C	136		Cube
A	137	TSG	Print Station & Copier	12 Ft.	Electrical for two printers, two copiers, fax machine, plotter, duplicator equipment White board Normal office lighting No millwork needed, freestanding table set- up
C	138		Cube	Special Configuration
C	139		Cube	Special Configuration
C	140		Cube	Special Configuration
C	141		Cube	Special Configuration
C	142		Cube	Special Configuration
C	143		Cube	Special Configuration
C	144		Cube	Special Configuration
C	145		Cube	Special Configuration
C	146	Column	Cube (Engineering)	Special Configuration
C	147		Cube	Special Configuration
C	148		Cube	Special Configuration
C	149		Cube	Special Configuration
C	150		Cube	Special Configuration
C	151		Cube	Special Configuration

C	152		Cube	Special Configuration
C	153	Column	Cube (Engineering	Special Configuration
C	154		Cube	Special Configuration
C	155	Column	Cube (Engineering)	Special Configuration
C	156	Column	Cube (Engineering)	Special Configuration
C	157		Cube	Special Configuration
C	158		Cube	Special Configuration
C	159		Cube	Special Configuration
F	160	Company	Storage (File Cabinets)		File Cabinets
C	161		Cube	Special Configuration
C	162		Cube	Special Configuration
C	163		Cube	Special Configuration
C	164		Cube	Special Configuration
C	165	Column	Cube (Engineering)	Special Configuration
C	166		Cube	Special Configuration
C	167	Column	Cube (Engineering)	Special Configuration
C	168		Cube	Special Configuration
C	169	Network	Cube (Shared work area)	48 (6X8)		Electrical for: Scanner, digital camera, editing software, label maker at a common PC
C	170		Cube
C	171		Cube
C	172		Cube
C	173		Cube
C	174	Column	Cube (MM)
C	175		Cube
C	176		Cube
C	177		Cube
C	178		Cube
F	179	Company	Storage (File Cabinets)		File Cabinets
C	180		Cube
C	181		Cube
C	182	Column	Cube (IS)
C	183		Cube
C	184		Cube
C	185	Column	Cube (MM)
C	186		Cube

C	187		Cube
C	188		Cube
C	189		Cube
F	190	Company	Storage (File Cabinets)	File Cabinets
C	191		Cube
C	192		Cube
C	193		Cube
C	194		Cube
C	195		Cube
C	196		Cube
C	197		Cube
C	198		Cube
F	199	Company	Storage (File Cabinets)	File Cabinets
C	200		Cube
C	201		Cube
C	202	Column	Cube (MS)
C	203		Cube
C	204		Cube
C	205		Cube
F	206	Company	Storage (File Cabinets)	File Cabinets
C	207		Cube
C	208		Cube
C	209		Cube
C	210	Column	Cube (QA)
C	211		Cube
C	212	Column	Cube (QA)
C	213		Cube
C	214		Cube
A	215	Company	Printer Station		Electrical
C	216		Cube
C	217		Cube
C	218		Cube
C	219		Cube
C	220		Cube
C	221	Column	Cube (PM)
C	222		Cube
C	223		Cube

C	224		Cube
C	225		Cube
F	226	Company	Storage (File Cabinets)		File Cabinets
C	227		Cube
C	228		Cube
C	229		Cube
C	230		Cube
C	231		Cube
C	232	Column	Cube (Broadcast)
C	233		Cube
C	234		Cube
A	235	Company	Print Station			Electrical
C	236	Column	Cube (Broadcast)
C	237		Cube
C	238	Column	Cube (Broadcast)
C	239	Column	Cube (Broadcast)
C	240		Cube
C	241	Column	Cube (Broadcast)
C	242	Column	Cube (Broadcast)
C	243		Cube
F	244	Company	Storage (File Cabinets)		File Cabinets
C	245		Cube	Special Configuration
C	246		Cube	Special Configuration
C	247		Cube	Special Configuration
C	248		Cube	Special Configuration
S	249	Mkt	Storage		Shelving
C	250		Cube	Special Configuration
C	251		Cube	Special Configuration
C	253		Cube	Special Configuration
C	253		Cube
C	254		Cube
C	255		Cube
F	256	Company	Storage (File Cabinets)		File Cabinets
C	257	Broad	Lab (Viewing Station)
C	258		Cube
C	259		Cube
C	260		Cube

C	261	Column	Cube (Broadcast)
C	262	Column	Cube (Broadcast)
C	263		Cube
C	264		Cube
C	265		Cube
C	266		Cube
C	267		Cube
C	268		Cube
F	269	Company	Storage (File Cabinets)	File Cabinets
C	270		Cube
C	271		Cube
C	272		Cube
C	273		Cube
C	274	Mkt	Cube
C	275		Cube
C	276	Mkt	Special Cube configuration (Presentation Specialist)	Articulating keyboard Plenty of open desk space. Put table in Mkt area for layout use to make up for lack of space in cube	Electrical for: Large monitor
C	277		Part of Presentation Specialist Cube Mkt		Combining this cube with cube C 276
F	278	Company	Storage (File Cabinets)	File Cabinets
C	279		Cube
C	280		Cube
C	281		Cube
C	282		Cube
C	283		Cube
C	284		Cube
C	285		Cube
C	286		Cube
F	287	Company	Storage (File Cabinets)	File Cabinets
F	288	Company	Storage (File Cabinets)	File Cabinets
F	289	Company	Storage (File Cabinets)	File Cabinets
F	290	Company	Storage (File Cabinets)	File Cabinets

F	291	Company	Storage (File Cabinets)		File Cabinets
S-G	292	G-Company	Storage		Shelving
S-G	293	G-Media Mgmt	STORAGE (Media Library Vault)	733 (44X23 at furthest points)	Video storage racks

Secu red area-needs card reader

Weight issue 45-50 thousand lbs Keep it close to core of building Need specific AC & humidity tokeep tapes the correct temperature Sufficient data –viewing station and desk set up needs

1.5 ton heat pump placed in hall between library and storage (due to humidity system might drip, plus may be used for converted storage room in the future)

See attachment

Configure for sprinklers to hit this room last

						X	X	X	X	X
A-G	294	G-First Floor	Common Spaces (Break Area)		Regular toaster Recycle area (glass, Cans, plastic, paper) Tables and chairs

Filtered drinking water and instant-hot for tea

1/4” copper cold waterline for coffee maker

Exhaust fan

Hook-up for Mini refrigerator

Hook-up for microwave

coffee bar area

Electrical and hook-up for everything mentioned

							X

L-G	295	G-Media Mgmt	Lab (Video Edit 3)	208 (16X13)

Install door closer-outer door

Sound rated sliding glass door leading to MCR rm

Door to outside sound rating 45

Need wiring access through walls & above ceiling, holes should be in upper corners

(2) 20-Amp circuits for each suite

Need sound reflective inner-walls/fabric 1” to 1 2 1/2” think on walls, if requested by PRN will be treated as a change order. (To be determined after build-out)

See attachment for more requirements

					X	X	X	X	X

L-G	296	G-Media Mgmt	Lab (Video Edit 4)	192 (16X12)

Install door closer-outer door

Sound rated sliding glass door leading to MCR rm Door to outside lower sound rating to 45

Need wiring access through walls & above ceiling, holes should be in corners (map marked with areas that need holes)

See attachment for more requirements

(2) 20-Amp circuits for each suite

Need sound reflective inner-walls/fabric 1” to 1 2 1/2” think on walls, if requested by PRN will be treated as a change order. (To be determined after build-out)

					X	X	X	X	X

L-G	297	G-Media Mgmt	Lab (Video Edit 1)	247 (19X13)

Interactive Production-Steve Pogatch

Indirect lighting

All suites need STC rating of 45 or greater

The NRC rating (reflected noise from within the room) is .95 or higher for all suites

Install door closer-outer door

Full Sound rating for solid core door leading to Iso booth

Door to outside sound rating of 45

Need wiring access through walls & above ceiling, holes should be in upper wall corners

KVM switch placed in this room to make either video or edit suite

(2) 20-Amp circuits for each suite

Need sound reflective inner-walls/fabric 1” to 1 2 1/2” think on walls, if requested by

PRN will be treated as a change order. (To be determined after build-out)

See attachment for further requirements

					X	X	X	X	X

L-G	298	G-Media Mgmt	Lab (Isolation Booth)	77 (11X7)

All suites need STC rating of 45 or greater The NRC rating (reflected noise from within the room) is .95 or higher for all suites

Sound rated sliding glass door leading to MCR rm

Need wiring access through walls & above ceiling, holes should be in corners (map marked with areas that need holes)

Need sound reflective inner-walls/fabric 1” to 1 2 1/2” think on walls, if requested by PRN will be treated as a change order. (To be determined after build-out)

					X	X

L-G	299	G-Media Mgmt	Lab (Audio Edit 2)	224 (16X14)

Sample/Conversion Room-Rob
Kvoriak

Needs indirect lighting

All suites need STC rating of 45
or greater.

The NRC rating (reflected noise
from within the room) is .95 or
higher for all suites

Sound rated sliding glass door
leading to MCR rm

Need wiring access through walls
& above ceiling, holes should be
in upper wall corners

KVM switch placed in this room
to make either video or edit suite

(2) 20-Amp circuits for each suite

Need sound reflective inner-
walls/fabric 1” to 1 2 1/2” think on
walls, if requested by PRN will
be treated as a change order. (To

be determined after build-out)

See attachment for further
requirements

						X	X	X	X

L-G	300	G-Media Mgmt	Lab (Compression)	140 (10X14)	Should be in immediate proximity of Master Control Room Indirect Lighting Normal door, so ratings (2) 20-Amp Circuits	X	X

C-G	301	G-First Floor	Cube

C-G	302	G-First Floor	Cube

L-G	303	G-Media Mgmt	Lab (Video Edit 1)	247 (19X15 at furthest points)

Edit One needs to accommodate a producer’s desk Noise is a concern for edit suites do not put them next to machine rooms/mechanical rooms with fans, ducts & motors Needs sound proofing Needs indirect lighting All suites need STC rating of 45 or greater. The NRC rating (reflected noise from within the room) is .95 or higher for all suites Install door closer Sound rated sliding glass door leading to MCR rm

Door to outside lower sound rating of 45

Need wiring access through walls & above ceiling, holes should be on upper wall corners

(2) 20-Amp circuits for each suite

Need sound reflective inner-walls/fabric 1” to 1 2 1/2” think on walls, if requested by PRN will be treated as a change order. (To be determined after build-out)

					X	X	X	X	X

L-G	304	G-Media Mgmt	Lab (Video Edit 2)	144 (9X16)

See attachment

Needs to accommodate a producer and others that interact with editor All suites need STC rating of 45 or greater. The NRC rating (reflected noise from within the room) is .95 or higher for all suites

Install door closer

Sound rated sliding glass door leading to MCR rm

Door to outside lower sound rating of 45

Need wiring access through walls & above ceiling, holes should be on upper wall corners

(2) 20-Amp circuits for each suite

Need sound reflective inner-walls/fabric 1” to 1 2 1/2” think on walls, if requested by PRN will be treated as a change order. (To be determined after build-out)

							X	X	X	X	X

S-G	305	G-Netwrk & TSG	STORAGE (1st Floor)		Shelving	Within shelves 3 ft. clearance between them.

L-G	306	G-Media Mgmt	Lab (Master Control Rm)	320 (20X15)	Wood panel built behind racks to hold wiring

Dedicated circuits Indirect lighting. Will need 24/7 AC. (Also houses compression) Needs sliding doors connecting it to the suites surrounding it. Install door closer-outer door

(2) 5 Ton heat pumps in this room

Total of (8) 20-Amp and (2) 30 Amp circuits in this room

Door to outside sound rating to 45

Need wiring access through walls & above ceiling, holes should in upper wall corners

Tile Floor

See attachment for more requirements

							X	X	X	X	X	X
A	307	Company	Printer (1st Floor) Media Office			Electrical
A	308	Company	Printer			Electrical
A	309	Company	Printer			Electrical
A	310	Company	Printer			Electrical
A	311	Company	Printer			Electrical
A	312	Company	Gyp-Board (Ceiling)			Electrical
A	313	Company	Printer	(1) color printer, (1) reg.		Electrical
A	314	Company	Printer			Electrical
A	315	Company	Printer			Electrical
A	316	Company	Gyp-Board (Ceiling)			Electrical
A	317	Company	Printer & Copier	(1) printer, (1) copier		Electrical
A	318	Company	Gyp-Board (Ceiling)			Electrical
A	319	Company	Gyp-Board (Ceiling)			Electrical
A	320	Company	Printer & Copier	(1) printer, (1) copier		Electrical

A	321	Company	Printer		Electrical
A	322	Company	TV Wall	Millwork needed (need access to TV’s)	Electrical
A	323	Company	Chilled/Filtered Water Dispenser		Plumbing needed
A	324	Company	Printer (1st Floor)		Electrical
A	325	Company	Printer		Electrical
A	326	Company	Printer		Electrical
A	327	Company	Printer		Electrical
A	328	Company	Gyp-Board (Ceiling)		Electrical
A	329	Company	Gyp-Board (Ceiling)		Electrical
A	330	Company	Gyp-Board (Ceiling)		Electrical
A	331	Company	Gyp-Board (Ceiling)		Electrical

EXHIBIT E-4

GCI

GENERAL CONTRACTORS

	Sub Landlord Construction Buget
Date: 4/30/03	Premier Retail Networks	Plans Dated:	3/1/03
Estimate #6	600 Harrison Street, 4th Floor	Rentable SF:	45,843
	San Francisco, CA

TRADE	AMOUNT	COST/SF
General Conditions	$67,950	$1.48
General Carpentry and Labor	4,390	0.10
Clean-up & Protection	28,528	0.62
Demolition & Site Preparation	33,870	0.74
Enclose Existing Stair w/ Walls (Option “3” w/ 1/2” glass wall and door on 4th Floor)	22,500	0.49
Millwork	8,020	0.17
Doors / Frames / Hardware	49,622	1.08
Glass & Glazing	1,872	0.04
Drywall	84,222	1.84
Acoustic Ceiling Systems ( includes 50% of cost for new grid throughout both floors)	51,364	1.12
Flooring	175,905	3.84
Painting	35,924	0.78
Window Coverings	6,546	0.14
Fire Protection	37,602	0.82
Plumbing	5,000	0.11
HVAC 1st Floor	33,739	0.74
HVAC 4th Floor	118,130	2.58
Electrical & Life Safety	404,380	8.82

Allowances:
OTI Permits	15,000	0.33
Blueprints	7,500	0.16

Subtotal	$1,192,063	$26.00
Contingency 0%	0	0.00
Subtotal	$1,192,063	$26.00
Fee 3%	35,762	0.78

BUDGET SUM	$1,227,825	$26.78

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/30/03

01000 GENERAL CONDITIONS	QTY	UNIT	$ COST	EXT
Estimated Project Duration	13	Wks

Preconstruction Services			Included in Fee

Project Manager (Half Time)	13	Wks	1,325	17,225

Project Superintendent (Full Time)	13	Wks	2,650	34,450

Project Assistant (Part Time)	13	Wks	500	6,500

Job truck	13	Wks	400	5,200

Jobsite Telephone / Fax / Data	13	Wks	150	1,950

Project Office	13	Wks	50	650

Deliveries, Postage, and Supplies	13	Wks	75	975

Project Mobilization	1	LS	1,000	1,000

Our CCE “Clean Construction Environment System”				Included

TOTAL GENERAL CONDITIONS				$67,950

COST PER RSF				$1.48

COST PER ADDITIONAL WEEK				$5,150

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/30/03

01140 GENERAL CARPENTRY & LABOR	QTY	UNIT	$ COST	EXT

Fire Treated Plywood Backboards	4	Ea	135	540

First Extinguishers/Cab’ts (most re-used)	6	Ea	275	1,650

Fire caulking/firestopping at core walls	5	Mdays	440	2,200

TOTAL GENERAL CARPENTRY & LABOR				$4,390

COST PER RSF				$0.10

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/30/03

02300 CLEAN-UP & PROTECTION	QTY	UNIT	$ COST	EXT

Progress Clean-up (3 full days a week x 11 weeks)	264	Mhrs	50	13,200

Misc. Protection Materials	1	LS	750	750

Pre-filter at Return Air	3	Ea	275	825

Final Janitorial Cleanup	45,843	SF	0.30	13,753

TOTAL CLEAN-UP & PROTECTION				$28,528

COST PER RSF				$0.62

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/30/03

02100 DEMOLITION & SITE PREPARATION	QTY	UNIT	$ COST	EXT

1st Floor

Carpet Demo	16	Mhrs	50	800

Ceiling Tile Removal	8	Mhrs	50	400

Wall Demo	22	Mhrs	50	1,100

Protection	8	Mhrs	50	400

Debris Removal	16	Mhrs	50	800

Demo clean-up	8	Mhrs	50	400

Debris Boxes	2	Ea	480	960

4th Floor

Carpet Demo	130	Mhrs	50	6,500

Ceiling Tile Removal	56	Mhrs	50	2,800

Wall Demo	141	Mhrs	50	7,050

Cable Tray Demo	64	Mhrs	50	3,200

Computer Floor	6	Mhrs	50	300

Protection	16	Mhrs	50	800

Debris Removal	40	Mhrs	50	2,000

Demo clean-up	12	Mhrs	50	600

Debris Boxes	12	Ea	480	5,760

TOTAL DEMOLITION & SITE PREPARATION				$33,870

COST PER RSF				$0.74

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/30/03

06600 MILLWORK	QTY	UNIT	$ COST	EXT

Assumes Millwork items are dashed on plan:

Breakroom 51 P-lam uppers and lowers	18	LF	390	7,020

Printer station 105 P-lam countertop	10	LF	100	1,000

TOTAL MILLWORK				$8,020

COST PER RSF				$0.17

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/30/03

08100 DOORS, FRAMES & HARDWARE	QTY	UNIT	$ COST	EXT
Typical interior doors figured as prefinished plain sliced cheery or eq.
Frames as factory painted aluminum
Hardware brushed chrome
Electric hardware for Card Readers at Room described
Acoustical Doors figured STC 50 by Industrial Acoustics

1st Floor:
Storage 70	1	Ea	890	890
Storage 71	1	Ea	890	890
Storage 72	1	Ea	890	890
Stock Closet 104	1	Ea	890	890
Corr. Adjacent Storage 71	1	Ea	1,085	1,085
Dubbing 115	1	Ea	890	890
MCR 77	1	Ea	890	890
Viewing Station	1	Ea	1,000	1,000

4th Floor:
Keith w/ 2’-0” sidelite	1	Ea	1,130	1,130
Peter 39 w/ 2’-0” sidelite	1	Ea	1,130	1,130
Open w/ 2’-0” sidelite	1	Ea	1,130	1,130
Mike Quinn 45 w/ 2’-0” sidelite	1	Ea	1,130	1,130
Eric w/ 2’-0” sidelite	1	Ea	1,130	1,130
Jeff D w/ 2’-0” sidelite	1	Ea	1,130	1,130
# 31 w 2’-0” sidelite	1	Ea	1,130	1,130
Charlie 37 w/ 2’-0” sidelite	1	Ea	1,130	1,130
Rosanne 48.5 w/ 4’-0” sidelite	1	Ea	1,130	1,130
Mothering 50	1	Ea	902	902
Conf adj. Balcony with 2’-0” sidelite	1	Ea	1,075	1,075
TSG Mtg. 32 w/ 2’-0” sidelite	1	Ea	1,075	1,075
TSG Mtg. 32.5 w/ 2’-0” sidelite	1	Ea	1,075	1,075
Conf.	1	Ea	890	890
Mktg. Storage	1	Ea	890	890
Broadcast Storage 96	1	Ea	890	890
Stor 10/1/103	1	Ea	890	890
IS Stor 57	1	Ea	890	890
Security Stor 55	1	Ea	890	890
Break Stor	1	Ea	890	890
HR Stor	1	Ea	890	890
Fin Stor 54	1	Ea	890	890
Viewing Stn 13	1	Ea	1,000	1,000
Standards Lab 10	1	Ea	1,000	1,000
QA VO Booth 80	1	Ea	1,000	1,000
Viewing Stn 64	1	Ea	1,000	1,000
Supply/Mail 56	1	Ea	1,000	1,000
TSG Shipping 49	1	Ea	1,000	1,000
QA VO Booth 80	1	Ea	1,000	1,000
QA Lab 78	1	Ea	1,000	1,000
Demo Room 63	1	Ea	1,000	1,000
Network Services Lab	1	Ea	1,000	1,000
QA Lab 22	1	Ea	1,000	1,000
QA VO Booth 25	1	Ea	1,000	1,000
QC Lab 24	1	Ea	1,000	1,000
QA Lab 23	1	Ea	1,000	1,000
TSG Lab 26/27	1	Ea	1,000	1,000
Eng. Lab 14	1	Ea	1,000	1,000
Server 21	1	Ea	1,000	1,000
Corr Below Demo	1	Ea	1,000	1,000
TSG Training 33	1	Ea	1,000	1,000
Massage Rm 52	1	Ea	890	890

TOTAL DOORS, FRAMES & HARDWARE				$49,622

COST PER RSF				$1.08

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/30/03

08800 GLASS & GLAZING	QTY	UNIT	$ COST	EXT
¼” glazing at office sidelites per door schedule	234	SF	8	1,872

TOTAL GLASS & GLAZING				$1,872

COST PER RSF				$0.04

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

09200 DRYWALL	QTY	UNIT	$ COST	EXT
1st Floor:

Layout	10	Mhrs	54	650
Ceiling Height Walls	114	LF	37.50	4,275
Demo Scars	7	Ea	80	560

4th Floor
Layout	47	Mhrs	65	3,055
Ceiling Height Walls	884	LF	37.50	33,150
Slab to Slab Walls w/ insulation	294	LF	73	21,462
End wall conditions	37	Ea	80	2,960
Ceiling Height Stub Walls	334	LF	37.50	12,525
Mullion Conditions	5	Ea	125	625
Demo Scars	49	Ea	80	3,920
Minor patching	16	Mhrs	65	1,040

TOTAL DRYWALL				$84,222

COST PER RSF				$1.84

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

09500 ACOUSTIC CEILING SYSTEMS	QTY	UNIT	$ COST	EXT
1st Floor:
All new ceiling tile into existing grid.
Includes rework of existing grid to accommodate new slab to salb partitions, etc.	1	Quote	5,743	5,743

50% of cost of new grid on 1st Floor	1	LS	2,990	2,990

4th Floor:
All new ceiling tile into existing grid.
Includes rework of existing grid to accommodate new slab to salb partitions, etc.	1	Quote	24,718	24,718

Assumes new tile to be standard 2 x 4 flat lay-in

50% of cost of new grid on 4th Floor	1	LS	17,913	17,913

TOTAL ACOUSTIC CEILING SYSTEMS				$51,364

COST PER RSF				$1.12

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

09600 FLOORING	QTY	UNIT	$ COST	EXT
Carpet $ 30/SY installed	4631	SY	30	138,930

Armstrong Stonetex VCT at the following Rooms:	4747	SF	3.70	17,564
Breakroom
HR Storage
Telecom
TSG
Supply
Security Storage
Broadcast Storage
Mktg. Storage
Lunch Room
Storage Rooms
Library 68
Stock Closet
Dubbing/Compression

Armstrong Anti-static VCT at Server Room and Net. Ser. Lab	840	SF	6.15	5,166

4” rubber base	7700	LF	1.85	14,245

TOTAL FLOORING				$175,905

COST PER RSF				$3.84

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate #6
Sub Landlord Construction Budget	Date: 4/3/03

09600 PAINTING	QTY	UNIT	$ COST	EXT
Paint walls	50120	SF	0.52	26,062

Paint drywall at perimeter window	6822	SF	0.65	4,434

Misc. gyp ceilings	1392	SF	0.65	905

Paint existing HM door frames at core	18	Ea	55	990

Paint smoke doors at 4th Floor elevator lobby	2	Ea	350	700

Paint Elevator Doors	4	Ea	300	1,200

Paint Elevator Lobby	8	Mhrs	68	544

Misc. touch-up	16	Mhrs	68	1,088

Paint existing ceiling grid				Excluded

TOTAL PAINTING				$35,924

COST PER RSF				$0.78

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

12300 WINDOW COVERINGS	QTY	UNIT	$ COST	EXT
Remove, clean, and re-install existing mini blinds	247	Ea	26.50	6,546

Perform minor repairs

TOTAL WINDOW COVERINGS				$6,546

COST PER RSF				$0.14

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

15500 FIRE PROTECTION	QTY	UNIT	$ COST	EXT
Design-build sprinkler reconfiguration to meet code
OTI Permit drawings included
Al heads to be replaced with building standard
Center of tile installation not included ( existing not that way)
Seismic upgrades excluded

1st Floor	1	Quote	8,266	8,266

4th Floor	1	Quote	29,336	29,336

TOTAL FIRE PROTECTION				$37,602

COST PER RSF				$0.82

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

15100 PLUMBING	QTY	UNIT	$ COST	EXT
Design-build plumbing work
Includes OTI permit drawings
Safe-off demolition included
Excludes ADA upgrades to core restrooms

Lunch Room 51:			Assumes existing

Break Room 51
Includes new coffee sink and faucet, dishwasher connection,
garbage disposal, hot water dispenser, outlet for appliances’
10-gallon water heater

Sub Quotation	1	LS	5,000	5,000

TOTAL PLUMBING				$5,000

COST PER RSF				$0.11

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

15300 HVAC 1ST FLOOR	QTY	UNIT	$ COST	EXT
All based on load information provided in the Matrix

1st Floor Includes:

Field survey	1	LS	1,215	1,215
Engineering, title-24 permit sets	1	LS	6,885	6,885
Project coordination	1	LS	4,000	4,000
Relocate (4) thermostats of existing heat pumps	4	Ea	250	1,000
Misc. demo and rework of ductwork & grilles	1	LS	3,751	3,751
Add (4) secondary drain pans	4	Ea	600	2,400
Material stocking and handling	1	LS	1,700	1,700

Supply air grilles at non-sound sensitive areas	14	Ea	255	3,570
Return air grilles at non-sound sensitive areas	4	Ea	255	1,020

Start-up and test ten heat pumps	4	Ea	559	2,236

Air Balance, test and adjust	1	LS	5,962	5,962

TOTAL HVAC 1ST FLOOR				$33,739

COST PER RSF				$0.74

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/3/03

15300 HVAC 4TH FLOOR	QTY	UNIT	$ COST	EXT
All based on load information provided in the Matrix

4th Floor Includes:

Field survey	1	LS	3,240	3,240
Engineering, title-24 permit sets	1	LS	12,150	12,150
Provide (1) new DDVAV zone at “The Plaza” Conf. Room	1	LS	3,130	3,130
Project coordination	1	LS	8,100	8,100
Material stocking and handling	1	LS	7,000	7,000

Relocate pneumatic thermostats at existing offices	29	Ea	250	7,250

(1) new cooling only zone at Viewing 13, Broadcast Storage 96 and Marketing Storage 68	1	Ea	2,230	2,230

New Supply air grilles	37	Ea	255	9,435
New Return air grilles	29	Ea	75	2,175
Relocate supply air grilles	20	Ea	175	3,500
Duct insulation for above	1	LS	2,500	2,500

Dedicated 24/7 cooling cooled by the existing rooftop closed circuit dry cooler for the following areas:
A total of 35.5 tons is required including the 6 tons already existing in the Server Room the 3 tons existing in QA Lab 22 and the 3 tons existing in existing telecom/IDF Room.
Assumes base building systems can handle increased demand of additional 23.5 tons over the existing 12 tons.

Network Services Lab = 3 tons or (1) 3 ton heat pump	1	Ea	7,500	7,500
QA Lab 22 = 1.5 tons but there is an existing 3 ton unit			Reuse existing
Server Room = 6 tons and there are (2) existing 3 ton units			Reuse existing
Existing Telecom / IDF Room has an existing 3 ton unit			Reuse existing

Condenser water piping	115	LF	40	4,600
Secondary drain pans at heat pumps	1	Ea	562	562

Foil face duct insulation for new ductwork	1	LS	2,036	2,036

Encapsulate existing pink fiberglass ductwork with foil face duct wrap	1	LS	28,000	28,000

Start-up and test	1	LS	6,707	6,707

Air Balance, test and adjust	1	LS	8,015	8,015

TOTAL HVAC 4TH FLOOR				$118,130

COST PER RSF				$2,58

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 6
Sub Landlord Construction Budget	Date: 4/30/03

16000 ELECTRICAL & LIFE SAFETY	QTY	UNIT	$ COST	EXT
Includes:

Design/Build Engineering and Title-24 Calcs
Electrical permit and inspection fees
Make-safe demolition
Temp power
Allowance for Life Safety Upgrades including PAFA
Removal and on-site storage of existing fixtures
Re-use of existing 2 x 4 light fixtures
Indirect Luna 2 x 4 lighting in rooms as noted in the Matrix
Switching
Exit and Emergency Lighting
Distribution and Outlets for loads noted in the Matrix
Power to all HVAC equipment based on the Matrix

1st Floor Subcontractor Quotation	1	LS	68,285	68,285

4th Floor Subcontractor Quotation	1	LS	328,095	328,095

Clean and relamp existing 2 x 4 fixtures to be re-used	1	LS	8,000	8,000

TOTAL ELECTRICAL & LIFE SAFETY				$404,380

COST PER RSF				$8.82

GCI

GENERAL CONTRACTORS

Date: 4/30/03 Estimate #5	Sub Tenant Construction Budget Premier Retail Networks 600 Harrison Street, 4th Floor San Francisco, CA	Plans Dated: 3/1/03 Rentable SF: 45,843

TRADE	AMOUNT	COST/SF
Structural Steel for Media Library Vault	$20,000	0.44
Millwork	8,775	0.19
Doors / Frames / Hardware	19,975	0.44
Glass & Glazing	28,210	0.62
Drywall	49,736	1.08
Acoustic Ceiling Grid (50% of cost for new grid throughout both floors)	20,903.46
Folding Partition at TSG Lab 26		Deleted
FM-200 Gas Suppression at Media Library Vault	22,958	0.50
Plumbing	5,000	0.11
HVAC 1st Floor (with upsize of existing Heat Exchanger)	112,933	2.46
HVAC 4th Floor (with new 50-ton cooling tower)	161,739	3.53
Electrical (with indirect fixtures throughout)	92,087	2.01

Subtotal	$542,316	$11.83
Contingency 0%	0	0.00
Subtotal	$542,316	$11.83
Fee 3%	16,269	0.35

BUDGET SUM	$558,585	$12.18

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

05200 STRUCTURAL STEEL	QTY	UNIT	$ COST	EXT
Structural Steel Allowance for structural support for Library Space
Assumes 50,000 lbs. of weight. (Matrix notes 22,000 lbs.)
Work to occur at garage roof deck or Nelson studs into 1st floor slab?
Engineering and Testing & Inspections excluded	1	Allow	20,000	20,000

TOTAL STRUCTURAL STEEL				$20,000

COST PER RSF				$0.44

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

06600 MILLWORK	QTY	UNIT	$ COST	EXT
Assumes Millwork items are dashed on plan:

Layout Table 60 P-lam Countertop	21	LF	100	2,100

Broadcast Work Area 60 P-lam Countertop	6	LF	100	600

Broadcast Work Area 60 Melamine shelving	15	LF	75	1,125

Common Space 73 P-lam Base Cabinets for Media Storage	22	LF	225	4,950

TOTAL MILLWORK				$8,775

COST PER RSF				$0.19

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

08100 DOORS, FRAMES, & HARDWARE	QTY	UNIT	$ COST	EXT
Typical interior doors figures as prefinished plain sliced cheery or eq.
Frames as factory painted aluminum
Hardware brushed chrome
Electric hardware for Card Readers at Rooms described
Acoustical Doors figured STC 50 by Industrial Acoustics

Electric Hardware for Viewing Station	1	Ea	300	300

Isolation Booth STC 45 Door w/ Electric Hardware	1	Ea	3,150	3,150
Audio 116 STC45 Door w/ Electric Hardware	1	Ea	3,150	3,150
Audio 217 STC45 Door w/ Electric Hardware	1	Ea	3,150	3,150
Video 119 STC45 Door w/ Electric Hardware	1	Ea	3,150	3,150
Video 218 STC45 Door w/ Electric Hardware	1	Ea	3,150	3,150

4th Floor
Electric Hardware for QA VO Booth 80	1	Ea	300	300
Electric Hardware for QA Lab 78	1	Ea	300	300
Electric Hardware for Demo Room 63 w/ Electric Hardware	1	Ea	300	300
Electric Hardware for Network Services Lab w/ Electric Hardware	1	Ea	300	300
Electric Hardware for QA Lab 22 w/ Electric Hardware	1	Ea	300	300
Electric Hardware for QA VO Booth 25 w/ Electric Hardware	1	Ea	300	300
Electric Hardware for QC Lab 24 w/ Electric Hardware	1	Ea	300	300
Electric Hardware for QA Lab 23 w/ Electric Hardware	1	Ea	300	300
Electric Hardware for TSG Lab 26/27 w/ Electric Hardware	1	Ea	300	300
Electric Hardware for Eng. Lab 14 w/ Electric Hardware	1	Ea	300	300
Electric Hardware for Server 21 w/ Electric Hardware	1	Ea	300	300
Extra Hardware for Corr Below Demo	1	Ea	85	85
Extra Hardware for TSG Training 33	1	Ea	540	540

TOTAL DOORS, FRAMES, & HARDWARE				$19,975

COST PER RSF				$0.44

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

08800 GLASS & GLAZING	QTY	UNIT	$ COST	EXT
MCR Sliding Glass Doors
Based on Fleetwood Norwood Doors w/ 3/4” laminated glass
STC45	4	Ea	5,240	20,960

Windows at Isolation Booth STC45	2	Ea	2,500	5,000

Non acoustical Sliding Door at Dubbing Compression 15	1	Ea	2,250	2,250

TOTAL GLASS & GLAZING				$28,210

COST PER RSF				$0.62

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

09200 DRYWALL	QTY	UNIT	$ COST	EXT
1st Floor:

Slab to Slab Walls w/ insulation	268	LF	78	20,904
Sliding Door headers	5	Ea	575	2,875

4th Floor:

Slab to Slab Walls w/ insulation	349	LF	73	25,477
Header at Folding Door	12	LF	40	480

TOTAL DRYWALL				$49,736

COST PER RSF				$1.08

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

09200 ACOUSTIC CEILING GRID	QTY	UNIT	$ COST	EXT
1st Floor:

50% of cost of new grid on 1st Floor	1	LS	2,990	2,990

4th Floor:

50% of cost of new grid on 4th Floor	1	LS	17,913	17,913

TOTAL ACOUSTIC CEILING GRID				$20,903

COST PER RSF				$0.46

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

10100 SPECIALTIES	QTY	UNIT	$ COST	EXT
Folding Door at TSG Lab 26	12	LF	350	Deleted

TOTAL SPECIALTIES				$0

COST PER RSF				$0.00

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

15500 FM-200 Gas Suppression	QTY	UNIT	$ COST	EXT
Library 68

Assumes 350 SF floor space

Supply clean agent control panel
Clean agent tank
(1) Smoke detector ion
(1) Smoke detector photo
(1) manual pull station
(1) abort station
(1) Horn/strobe
(1) bell
Tie-into Life safety system
Code Signage
Training

FM-200 System	1	Quote	17,158	17,158

Electrical support	1	Quote	5,800	5,800

TOTAL FM-200 GAS SUPPRESSION				$22,958

COST PER RSF				$0.50

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

15100 PLUMBING	QTY	UNIT	$ COST	EXT
Design Build plumbing work
Includes OTI permit drawings
Safe-off demolition included
Excludes ADA upgrades to core restrooms

Coffee Bar at Supply & Mail Room
Allowance per Matrix
Scope as other sinks	1	Ea	5,000	5,000

TOTAL PLUMBING				$5,000

COST PER RSF				$0.11

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

15300 HVAC 1ST FLOOR	QTY	UNIT	$ COST	EXT
All based on loan information provided in the Matrix

Sound analysis and calc of NC levels	1	LS	4,500	4,500
Relocate (4) existing heat pumps away from sensitive rooms	4	Ea	1,450	5,800

The following heat pumps are cooled by the existing roof-top non-dry cooling tower:

Add (5) 1.5 ton heat pumps for the following rooms:	5	Ea	6,500	32,500
Audio 1 # 16
Audio 2 # 17
Video 1 # 19
Video 2 # 18
Dubbing Compression # 15

Add (1) Dedicated 2.5 ton heat pump for Library 68	1	LS	7,500	7,500
w/ Inline controlled duct heater for humidity control	1	LS	3,680	3,680
w/ Humidistat control	1	LS	860	860

Sound Boots at supply and return grilles in Audio, Video,
MCR, Dubbing/Compression Rooms	24	Ea	175	4,200

Ductwork w/ sound lining for sound sensitive areas	1	LS	14,750	14,750

Start-up and test heat pumps	6	Ea	559	3,354

Added costs to upsize existing plate and frame heat exchanger
And condenser water pump on roof	1	LS	28,289	28,289
Power wiring and starter	1	LS	2,500	2,500
Structural Support for new pump and equipment	1	LS	3,000	3,000
Re-roofing	1	LS	1,500	2,000

TOTAL HVAC 1ST FLOOR				$112,933

COST PER RSF				$2.46

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

15300 HVAC 4TH FLOOR	QTY	UNIT	$ COST	EXT

All based on load information provided in the Matrix

4th Floor Includes:

New Return air grilles w/ sound boots	9	Ea	100	900

Dedicated 24/7 cooling cooled by the existing rooftop closed circuit dry cooler for the following areas:
A total of 35.5 tons is required including the 6 tons already existing in the Server Room
The 3 tons existing in QA Lab 22 and the 3 tons existing in existing telecom/IDF Room.
Assumes base building systems can handle increased demand of additional 23.5 tons over the
Existing 12 tons.

Engineering Lab = 12 tons or (2) 6 ton heat pumps	2	Ea	8,500	17,000
Network Services Lab = 3 tons or (1) 3 ton heat pump			By Sub Landlord
QC Lab 24 = 3 tons or (1) 3 ton heat pump	1	Ea	7,500	7,500
QA Lab 22 – 1.5 tons but there is an existing 3 ton unit			Reuse existing
QA Labs 23 & 78 – 1.5 tons each or (1) 1.5 ton heat pump each	2	Ea	7,500	15,000
Engineering Staging = 2.5 tons or (1) 2.5 ton heat pump	1	Ea	7,500	7,500
Server Room – 6 tons and there are (2) existing 3 ton units			Reuse existing
Existing Telecom / IDF Room has an existing 3 ton unit			Reuse existing

Condenser water piping	685	LF	40	27,400
Secondary drain pans at heat pumps	6	Ea	562	3,372

Provide (7) dedicated cooling only zones to:	7	Ea	2,230	15,610

Standard Lab 10
Viewing Station 64
Demo Room 63
TSG Training 33
TSG Shipping 49
TSG Lab 26 and 27
QA VO Booth 25

New 50-ton closed circuit cooling tower on the roof	1	Ea	67,457	67,457

TOTAL HVAC 4TH FLOOR				$161,739

COST PER RSF				$3.53

GCI

GENERAL CONTRACTORS

Premier Retail Networks	Estimate # 5
Sub Tenant Construction Budget	Date: 4/30/03

16000 ELECTRICAL	QTY	UNIT	$ COST	EXT

Includes:

1st Floor:

Indirect light fixtures	1	LS	4,602	4,602

Extra HVAC Power	1	LS	5,380	5,380

Add for Luna indirect 2 x 4 fixtures throughout 1st floor	1	LS	13,630	13,630

4th Floor:

Indirect light fixtures	1	LS	4,565	4,565

Extra HVAC Power	1	LS	9,990	9,990

Add for Luna indirect 2 x 4 fixtures throughout 4th floor	1	LS	53,920	53,920

TOTAL ELECTRICAL				$92,087

COST PER RSF				$2.01

EXHIBIT G

(Consent and Nondisturbance Agreement)

177

CONSENT TO SUBLEASE AND

NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS CONSENT TO SUBLEASE AND NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of May             , 2003, by PELL DEVELOPMENT COMPANY, a                      corporation, successor in interest to 600 Harrison Street, a California corporation (“Master Landlord”), CMP MEDIA LLC, a Delaware limited liability company (“Sublandlord”), and PRN CORPORATION, a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Master Landlord and Sublandlord are parties to that certain Agreement of Lease dated May 31, 1990, as amended by a First Addendum to Lease dated April 23, 1993 and by a First Amendment to Lease dated May 4, 1998 (collectively, the “Master Lease”), pursuant to which Sublandlord leases premises located in the building known as 600 Harrison Street, San Francisco, California, as more particularly described therein (the “Lease Premises”).

B. Sublandlord and Subtenant have entered into that certain Agreement of Sublease dated May         , 2003 (the “Sublease”), pursuant to which Subtenant leases a portion of the Lease Premises containing 45,843 rentable square feet (the “Sublet Premises”).

C. Pursuant to the terms of the Master Lease, Sublandlord must receive the prior written consent of Master Landlord to the Sublease, and Master Landlord is willing to give such consent pursuant to the terms of this Agreement.

D. As a condition to entering into the Sublease, Subtenant requires that Master Landlord agree not to disturb the possession of Subtenant in the Sublet Premises should the Master Lease terminate for any reason.

NOW THEREFORE, in consideration of the foregoing facts and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Consent to Sublease. Master Landlord hereby consents, pursuant to the terms of the Master Lease, to the Sublease upon the following express terms and conditions.

(a) Except as expressly provided herein, nothing contained in this Agreement shall:

i) Operate as a consent to or approval or ratification by Master Landlord of any of the provisions of the Sublease or as a representation or warranty by Master Landlord and Master Landlord shall not be bound or estopped in any way by the provisions of the Sublease; or

ii) Be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Master Lease, (ii) any of Sublandlord’s obligations under the Master Lease, or (iii) any rights or remedies of Master Landlord under the Master Lease or otherwise or to enlarge or increase Master

Landlord’s obligations or Sublandlord’s rights under the Master Lease or otherwise; or

iii) Be construed to waive any present or future breach or default on the part of Sublandlord under the Master Lease. In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail unaffected by the Sublease.

(b) The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease shall prevail unaffected by the Sublease, as between Master Landlord and Sublandlord.

(c) Neither the Sublease nor this Agreement shall release or discharge Sublandlord from any liability under the Master Lease and Sublandlord shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Lease on the part of Sublandlord to be performed and observed. Any breach or violation of any provision of the Master Lease by Subtenant (after the expiration of applicable notice and cure periods) shall be deemed to be and shall constitute a default by Sublandlord in fulfilling such provision.

(d) This consent by Master Landlord is not assignable and shall not be construed as a consent by Master Landlord to any further subletting either by Sublandlord or Subtenant. The Sublease may not be assigned, renewed or extended nor shall the Lease Premises or Sublet Premises, or any part thereof be further sublet without the prior written consent of Master Landlord thereto in each instance.

(e) Notwithstanding anything to the contrary herein or in the Master Lease, Master Landlord hereby consents to and approves the following: (i) the Roof Installations described in Exhibit F to the Sublease, subject to Master Landlord’s approval as to the exact location of each Roof Installation on the roof, (ii) the “Subtenant Improvements” and the installation of the Subtenant Improvements in the Sublet Premises as set forth in Exhibit E to the Sublease, and (iii) Subtenant’s installation of its ordinary office furniture, equipment, fixtures and cabling in the Sublet Premises.

(f) Master Landlord and Subtenant each hereby waive its right of recovery against the other for any insured losses regardless of cause or origin, including negligence of the other party hereto, and covenants that no insurer shall hold any right of subrogation against such other party. Master Landlord and Subtenant shall each advise insurers of the foregoing, and such waiver shall be a part of each policy maintained by each such party which applies to the Sublet Premises or Subtenant’s use and occupancy of any part thereof.

(g) Notwithstanding anything to the contrary herein or in the Master Lease, Paragraph 13(b) of the Sublease shall apply as between Master Landlord and Subtenant and Subtenant shall not be required to obtain Master Landlord’s prior written consent for the events described therein as long as Subtenant satisfies the conditions set forth therein.

(h) Notwithstanding anything to the contrary herein or in the Master Lease, Master Landlord represents and warrants that, as of the date hereof, it owns the real property on which and building in which the Sublet Premises are located free and clear of any encumbrances, including without limitation, any existing mortgages or ground leases, and no encumbrance exists that has priority over the Master Lease.

(i) Master Landlord hereby consents to Subtenant’s use of the Premises as set forth in Paragraph 4 of the Sublease, and to the provision of the signage rights set forth in Paragraph 33 of the Master Lease (specific design, size and location subject to Master Landlord’s further approval).

(j) Master Landlord hereby agrees to take custody of the Segregated Security Deposit provided for pursuant to Paragraph 20(d) of the Sublease, and agrees to make the Segregated Security Deposit available on demand to Sublandlord, in accordance with said Paragraph, to remedy Subtenant’s default under the Sublease, and Subtenant agrees that Master Landlord has no obligation to independently verify Subtenant’s default. The parties agree that the Master Landlord will have no obligation to pay interest on the Segregated Security Deposit and will have the right to commingle the same with Master Landlord’s other funds. Upon expiration or earlier termination of the Sublease, provided that nondisturbance agreement between Master Landlord and Subtenant has not become effective, and Subtenant has not attorned to the Master Landlord (in which case, the Segregated Security Deposit would become the Master Landlord Security Deposit required hereunder), Sublandlord shall return the Segregated Security Deposit to Subtenant.

2. Priority of Master Lease. Subtenant acknowledges that the Master Lease is prior and superior to the Sublease. Subtenant shall not do anything under the Sublease that will in any way be a violation of the terms of the Master Lease.

3. Attornment. If the Master Lease terminates prior to its term on February 14, 2011(a) the Sublease and all the terms therein, and the obligations of Subtenant thereunder, except to the extent modified by Paragraph 5 of this Agreement, shall continue in full force and effect, (b) Subtenant shall attorn to Master Landlord as its “Sublandlord” under the Sublease, (c) Subtenant shall be bound to Master Landlord under all of the terms, covenants and conditions of the Sublease for the balance of the term thereof with the same force and effect as if the Master Landlord were the “Sublandlord” under the Sublease, and (d) Subtenant shall immediately upon termination of the Master Lease deposit with Master Landlord, as a security deposit (the “Master Landlord Security Deposit”), Seventy-Six Thousand Nine Hundred One and 13/100 Dollars ($76,901.13). The Master Landlord Security Deposit shall be held by Master Landlord in accordance with the terms of Paragraph 20(a) of the Sublease, which shall hereby be incorporated into this Agreement and apply as between Master Landlord and Subtenant with respect to the Master Landlord Security Deposit. The foregoing shall be effective and self-operative without the execution of any other instruments on the part of any party hereto immediately upon the termination of the Master Lease. Upon receipt by Subtenant of notice from Master Landlord that the Master Lease has terminated, Subtenant will make all payments of monetary obligations due by Subtenant under the Sublease (as modified by Paragraph 5 of this Agreement), after receipt of such notice, to Master Landlord at the address provided by Master Landlord.

4. Nondisturbance. If the Master Lease terminates prior to the expiration of its term on February 14, 2011, Master Landlord shall be bound to Subtenant under all of the terms, covenants and conditions of the “Sublandlord” under the Sublease (as modified by Paragraph 5 of this Agreement), provided that Subtenant is not in default (beyond any period given Subtenant in the Sublease to cure such default) in the payment of rent or any other amounts or in the performance of any of the other term, covenants or conditions of the Sublease to be performed by Subtenant. Additionally, in such event, Master Landlord shall, from and after Master Landlord’s succession to the interests of Sublandlord under the Sublease, have the same remedies against Subtenant for the breach of any provision contained in the Sublease that Sublandlord might have had under the Sublease against Subtenant if the Master Lease had not terminated.

5. Modification of Sublease. (a) If the Master Lease terminates, the Sublease to which Master Landlord and Subtenant shall be bound pursuant to the terms hereof, shall be amended as follows: Paragraph 2 of the Sublease shall be amended to provide that the Fixed Rent shall be equal to the amounts set forth below:

Period	Annual Fixed Rent	Amount of Monthly Installments
From the Commencement Date through the thirty-sixth (36th) full calendar month following the Commencement Date	$951,242.25	$79,270.19

From the first date of the thirty-seventh (37th) full calendar month following the Commencement Date (the “Rent Adjustment Date”) through the Expiration Date	Fair Market Annual Fixed Rent (as defined and determined below), but not to exceed $1,191,918.00	One-twelfth (1/12) of the Fair Market Annual Fixed Rent, but not to exceed $99,326.50

(b) The Fair Market Annual Fixed Rent, as used herein, shall mean the then-current annual rental rate per rentable square foot of the Sublet Premises (as of the period of nine (9) months to six (6) months prior to the Rent Adjustment Date (the “Market Determination Period”)) at which the Master Landlord and/or other owners (“Comparable Landlords”) of comparable office buildings located in the South of Market Area in San Francisco, California are then offering to lease other vacant space comparable to the Premises (“Comparable Transactions”). Master Landlord shall provide its determination of the Fair Market Annual Fixed Rent to Subtenant on or before the date that is six (6) months prior to the Rent Adjustment Date. Subtenant shall have thirty (30) days (“Subtenant’s Review Period”) after receipt of Master Landlord’s notice of the Fair Market Annual Fixed Rent within which to accept such Fair Market Annual Fixed Rent or to reasonably object thereto in writing. In the event Subtenant objects to the Fair Market Annual Fixed Rent submitted by Master Landlord, Master Landlord and Subtenant shall attempt to agree upon such Fair Market Annual Fixed Rent. If Master Landlord and Subtenant fail to reach agreement on such Fair Market Annual Fixed Rent within fifteen (15) days following Subtenant’s Review Period (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to Fair Market Annual Fixed Rent and such determination shall be submitted to arbitration in accordance with Subparagraph (c) below.

(c) Master Landlord and Subtenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Master Landlord and Subtenant do not mutually agree upon the Fair Market Annual Fixed Rent within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Master Landlord and Subtenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker licensed in the State of California who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Master Landlord nor Subtenant shall consult with such broker or appraiser as to his or her opinion as to Fair Market Annual Fixed Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Master Landlord’s or Subtenant’s submitted Fair Market Annual Fixed Rent for the Premises is the closer to his or her determination of Fair Market Annual Fixed Rent. The arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Master Landlord or Subtenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator (“Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

1.	The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Master Landlord’s or Subtenant’s submitted Fair Market Annual Fixed Rent, and shall notify Master Landlord and Subtenant of such determination.

2.	The decision of the arbitrator shall be binding upon Master Landlord and Subtenant.

3.	If Master Landlord and Subtenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court for the City and County of San Francisco, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

4.	The cost of arbitration shall be paid by Master Landlord and Subtenant equally.

(d) If the Master Lease terminates, Subtenant shall not be entitled to the rent credit set forth in Paragraph 10(b) of the Sublease nor shall Master Landlord be obligated to construct any Subtenant Improvements. If Subtenant Improvements have not been completed at the time the

Master Lease terminates, then notwithstanding the provisions of Paragraph 3 above, Master Landlord and Subtenant shall both have the right to terminate the Sublease upon written notice to the other unless Subtenant agrees to diligently perform or complete such Subtenant Improvements at Subtenant’s sole cost and expense.

(e) Master Landlord and Subtenant acknowledge that Master Landlord has not agreed to provide Subtenant any particular number of parking spaces and, to the extent Subtenant has parking rights, they represent a portion of the parking spaces granted to Sublandlord under the Master Lease. However, if the Master Lease is terminated, Master Landlord will make a reasonable number of parking spaces available for Subtenant’s use.

(f) If the Master Lease terminates, the first paragraph of Paragraph 16 of the Sublease shall be deemed deleted as between Master Landlord and Subtenant and Paragraph 1(f) shall continue to apply between Master Landlord and Subtenant.

6. Notices. Any notice, demand or other communication which either party may give to the other hereunder shall be in writing and delivered personally against a signed receipt therefor, by nationally recognized overnight delivery service or sent by registered or certified mail, return receipt requested, addressed as follows:

If to the Sublandlord:

CMP Media LLC
600 Community Drive
Manhasset New York 11030
Attention: Director of Facilities

With a copy sent to:
CMP Media LLC
600 Community Drive
Manhasset New York 11030
Attention: Associate General Counsel

If to the Subtenant:

Prior to the commencement of the Sublease:

PRN Corporation

201 Third Street, 7th Floor

San Francisco, CA 94103

Attention: Art Songey/Chief Financial Officer

After the commencement of the Sublease:

PRN Corporation

600 Harrison Street

San Francisco, CA 94107

Attention: Art Songey/Chief Financial Officer

With a copy to:

Pillsbury Winthrop, LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Stanley F. Pierson

If to the Master Landlord:

Pell Development Company

100 Smith Ranch Road, Suite 325

San Rafael, CA 94903

Attention: Karen S. Pell

Each such notice, demand or other communication shall be deemed given on the date of mailing of same if mailed as aforesaid, or when actually received if delivered by hand. Either party may, by notice in writing, direct that further notices, demands or other communications be sent to a different address. Refusal of delivery shall be deemed delivery.

7. Headings. The captions and headings of various sections of this Agreement are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

8. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may not be modified or amended except in writing signed by all parties hereto, except if the Master Lease is terminated prior to the expiration of its term on February 14, 2011 (and all of Sublandlord’s continuing obligations and liabilities thereunder and under the Sublease are also so terminated), in which event, this Agreement may be modified or amended in writing signed only by Master Landlord and Subtenant. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

9. Binding Effect. This Agreement inures to the benefit of and binds Master Landlord, Sublandlord and Subtenant and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MASTER LANDLORD:

PELL DEVELOPMENT COMPANY, a CA corporation

By:	/s/ Karen Pell
Its:	VP

SUBLANDLORD:

CMP MEDIA LLC, a Delaware limited liability company

By:	/s/ [illegible]
Its:	Chief Financial Officer

SUBTENANT

PRN CORPORATION, a Delaware corporation

By:	/s/ Arthur Songey
Its:	Chief Financial Officer